FILED PURSUANT TO RULE NO. 424(b)(3)
REGISTRATION NO. 333-125239

SUPPLEMENT TO PROSPECTUS
DATED FEBRUARY 26, 2007

NEOMEDIA TECHNOLOGIES, INC.

UP TO 54,000,000 SHARES OF COMMON STOCK

Attached hereto and hereby made part of the prospectus are (i) the Company’s Current Report on Form 8-K dated August 24, 2006, as filed with the U.S. Securities and Exchange Commission on August 30, 2006, and (ii) the Company’s Current Report on Form 8-K dated December 29, 2006, as filed with the U.S. Securities and Exchange Commission on January 8, 2007. Prospective investors in our common stock should carefully read each of these documents and the related financial information prior to making any investment decision.

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You should only rely on the information provided in the prospectus, this prospectus supplement or any additional supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in the prospectus or this prospectus supplement or any additional supplement is accurate as of any date other than the date on the front of those documents.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

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THE DATE OF THIS PROSPECTUS SUPPLEMENT IS FEBRUARY 26, 2007

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report: August 24, 2006

NeoMedia Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Second Street, Suite #600, Fort Myers, Florida	33901
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(239) 337-3434

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On August 24, 2006, NeoMedia Technologies, Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with Cornell Capital Partners, LP, a Delaware limited partnership (the “Buyer” and together with the Company, the “Parties”). Pursuant to the terms and subject to the conditions contained in the SPA, the Company will issue and sell to the Buyer, and the Buyer shall purchase from the Company, Five Million Dollars ($5,000,000) of secured convertible debentures (the “Debentures”), which shall be convertible into shares of the Company’s common stock, par value $0.01 (the “Common Stock”), and which was funded on August 24, 2006 for a total purchase price equal to Five Million Dollars ($5,000,000).

Contemporaneously with the execution and delivery of the SPA and the issuance by the Company to the Buyer of the Debentures, the Parties executed and delivered (i) an Investor Registration Rights Agreement, pursuant to which the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended and the rules and regulations promulgated there under and applicable state securities laws and (ii) a Pledge and Security Agreement (the “Security Agreement”), pursuant to which the Company agreed to provide to Buyer a security interest in certain Pledged Collateral (as this term is defined in the Security Agreement) to secure the Company’s obligations under the SPA, the Transaction Documents (as such term is defined in the SPA), or any other obligations of the Company to the Buyer.

In connection with the SPA, the Company also issued to the Buyer (a) a warrant to purchase twenty-five million (25,000,000) shares of the Company’s Common Stock, exercisable for a period of five (5) years at an exercise price of Fifteen Cents ($0.15) per share (the “A Warrant”); (b) a warrant to purchase fifty million (50,000,000) shares of the Company’s Common Stock, exercisable for a period of five (5) years at an exercise price of Twenty-Five Cents ($0.25) per share (the “B Warrant”); (c) a warrant to purchase fifty million (50,000,000) shares of the Company’s Common Stock, exercisable for a period of five (5) years at an exercise price of Twenty Cents ($0.20) per share (the “C Warrant”); and (d) a warrant to purchase fifty million (50,000,000) shares of the Company’s Common Stock, exercisable for a period of five (5) years at an exercise price of Five Cents ($0.05) per share (the “D Warrant”, and together with the A Warrant, the B Warrant and the C Warrant, the “Warrants”). The Common Stock issuable under the Warrants shall have “piggy-back” and demand registration rights.

Furthermore, on August 24, 2006, the Company entered into four (4) amendment agreements to reprice certain warrants which had been previously issued by the Company to the Buyer. Pursuant to Amendment to Warrant No. CCP-002, the Parties amended a certain warrant, dated March 30, 2005, to purchase 50,000,000 shares at an exercise price of $0.20 to modify the warrant exercise price therein to $0.10 per share. Pursuant to Amendment to “A” Warrant No. CCP-001, the Parties amended a certain “A” warrant, dated February 17, 2006, to purchase 20,000,000 shares at an exercise price of $0.50 to modify the warrant exercise price therein to $0.10 per share. Pursuant to Amendment to “B” Warrant No. CCP-002, the Parties amended a certain “B” warrant, dated February 17, 2006, to purchase 25,000,000 shares at an exercise price of $0.40 to modify the warrant exercise price therein to $0.15 per share. Pursuant to Amendment to “C” Warrant No. CCP-003, the Parties amended a certain “C” warrant, dated February 17, 2006, to purchase 30,000,000 shares at an exercise price of $0.35 to modify the warrant exercise price therein to $0.10 per share.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits No. Description:

Exhibit No.	Item

Exhibit 10.1	Securities Purchase Agreement, dated August 24, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith
Exhibit 10.2	Investor Registration Rights Agreement, dated August 24, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith
Exhibit 10.3	Pledge and Security Agreement, dated August 24, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith
Exhibit 10.4	Secured Convertible Debenture, dated August 24, 2006, issued by the Company to Cornell Capital Partners, LP	Provided herewith
Exhibit 10.5	Irrevocable Transfer Agent Instructions, dated August 24, 2006, by and among the Company, Cornell Capital Partners, LP and American Stock Transfer & Trust Co.	Provided herewith
Exhibit 10.6	A Warrant, dated August 24, 2006	Provided herewith
Exhibit 10.7	B Warrant, dated August 24, 2006	Provided herewith
Exhibit 10.8	C Warrant, dated August 24, 2006	Provided herewith
Exhibit 10.9	D Warrant, dated August 24, 2006	Provided herewith
Exhibit 10.10	Amendment to Warrant No. CCP-002, dated August 24, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith
Exhibit 10.11	Amendment to “A” Warrant No. CCP-001, dated August 24, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith
Exhibit 10.12	Amendment to “B” Warrant No. CCP-002, dated August 24, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith
Exhibit 10.13	Amendment to “C” Warrant No. CCP-003, dated August 24, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2006	NEOMEDIA TECHNOLGIES, INC.

By: /s/ Charles T. Jensen
Name: Charles T. Jensen
Its: Chief Executive Officer and Director

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of August 24, 2006, by and among NEOMEDIA TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and the Buyers listed on Schedule I attached hereto (individually, a “Buyer” or collectively “Buyers”).

WITNESSETH

WHEREAS, the Company and the Buyer(s) are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer(s), as provided herein, and the Buyer(s) shall purchase up to Five Million Dollars ($5,000,000) of secured convertible debentures (the “Convertible Debentures”), which shall be convertible into shares of the Company’s common stock, par value $0.01 (the “Common Stock”) (as converted, the “Conversion Shares”) which shall be funded two (2) business days prior to the date the registration statement (the “Registration Statement”) is filed, pursuant to the Investor Registration Rights Agreement dated the date hereof, with the United States Securities and Exchange Commission (the “SEC”) (the “Closing”) (referred to as a “Closing” collectively referred to as the “Closings”), for a total purchase price of up to Five Million Dollars ($5,000,000), (the “Purchase Price”) in the respective amounts set forth opposite each Buyer(s) name on Schedule I (the “Subscription Amount”); and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement (the “Investor Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated there under, and applicable state securities laws; and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and the Buyers are executing and delivering a Pledge and Security Agreement (the “Security Agreement”) pursuant to which the Company agreed to provide the Buyers a security interest in Pledged Collateral (as this term is defined in the Security Agreement) to secure the Company’s obligations under this Agreement, the Transaction Documents, or any other obligations of the Company to the Buyer; and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering Irrevocable Transfer Agent Instructions (the “Irrevocable Transfer Agent Instructions”)

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer(s) hereby agree as follows:

1.  PURCHASE AND SALE OF CONVERTIBLE DEBENTURES.

(a)  Purchase of Convertible Debentures. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, each Buyer agrees, severally and not jointly, to purchase at each Closing and the Company agrees to sell and issue to each Buyer, severally and not jointly, at each Closing, Convertible Debentures in amounts corresponding with the Subscription Amount set forth opposite each Buyer’s name on Schedule I hereto.

(b)  Closing Date. The Closing of the purchase and sale of the Convertible Debentures shall take place at 10:00 a.m. Eastern Standard Time two (2) business days prior to the date the Registration Statement is filed with the SEC, subject to notification of satisfaction of the conditions to the Closing set forth herein and in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyer(s)) (“Closing Date”). The Closing shall occur on the Closing Date at the offices of Yorkville Advisors, LLC, 3700 Hudson Street, Suite 3700, Jersey City, New Jersey 07302 (or such other place as is mutually agreed to by the Company and the Buyer(s)).

(c)  Form of Payment. Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date, (i) the Buyers shall deliver to the Company such aggregate proceeds for the Convertible Debentures to be issued and sold to such Buyer(s), minus the fees to be paid directly from the proceeds of the Closing as set forth herein, and (ii) the Company shall deliver to each Buyer, Convertible Debentures which such Buyer(s) is purchasing in amounts indicated opposite such Buyer’s name on Schedule I, duly executed on behalf of the Company.

2.  BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants, severally and not jointly, that:

(a)  Investment Purpose. Each Buyer is acquiring the Convertible Debentures and, upon conversion of Convertible Debentures, the Buyer will acquire the Conversion Shares then issuable, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Buyer reserves the right to dispose of the Conversion Shares at any time in accordance with or pursuant to an effective registration statement covering such Conversion Shares or an available exemption under the Securities Act.

(b)  Accredited Investor Status. Each Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

(c)  Reliance on Exemptions. Each Buyer understands that the Convertible Debentures are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities.

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(d)  Information. Each Buyer and its advisors (and his or, its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision regarding his purchase of the Convertible Debentures and the Conversion Shares, which have been requested by such Buyer. Each Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. Each Buyer understands that its investment in the Convertible Debentures and the Conversion Shares involves a high degree of risk. Each Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. Each Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Convertible Debentures and the Conversion Shares.

(e)  No Governmental Review. Each Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Convertible Debentures or the Conversion Shares, or the fairness or suitability of the investment in the Convertible Debentures or the Conversion Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Convertible Debentures or the Conversion Shares.

(f)  Transfer or Resale. Each Buyer understands that except as provided in the Investor Registration Rights Agreement: (i) the Convertible Debentures have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g)  Legends. Each Buyer understands that the certificates or other instruments representing the Convertible Debentures and or the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop -transfer order may be placed against transfer of such stock certificates):

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company within two (2) business days shall issue a certificate without such legend to the holder of the Conversion Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) in connection with a sale transaction, provided the Conversion Shares are registered under the Securities Act or (ii) in connection with a sale transaction, after such holder provides the Company with an opinion of counsel, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Conversion Shares may be made without registration under the Securities Act.

(h)  Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)  Receipt of Documents. Each Buyer and his or its counsel has received and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein and the Transaction Documents (as defined herein); (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) the Company’s Form 10-KSB for the fiscal year ended December 31, 2005; (iv) the Company’s Form 10-Q for the fiscal quarter ended March 31, 2006 and June 30, 2006 (v) answers to all questions each Buyer submitted to the Company regarding an investment in the Company; and each Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

(j)  Due Formation of Corporate and Other Buyers. If the Buyer(s) is a corporation, trust, partnership or other entity that is not an individual person, it has been formed and validly exists and has not been organized for the specific purpose of purchasing the Convertible Debentures and is not prohibited from doing so.

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(k)  No Legal Advice From the Company. Each Buyer acknowledges, that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. Each Buyer is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants as of the date hereof to each of the Buyers that, except as set forth in the SEC Documents (as defined herein) or in the Disclosure Schedule attached hereto (the “Disclosure Schedule”):

(a)  Organization and Qualification. The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(b)  Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Security Agreement, the Investor Registration Rights Agreement, the Irrevocable Transfer Agent Agreement, the Warrants, and any related agreements (collectively the “Transaction Documents”) and to issue the Convertible Debentures and the Conversion Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Convertible Debentures the Conversion Shares and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The authorized officer of the Company executing the Transaction Documents knows of no reason why the Company cannot file the registration statement as required under the Investor Registration Rights Agreement or perform any of the Company’s other obligations under such documents.

(c)  Capitalization. The authorized capital stock of the Company consists of 5,000,000,000 shares of Common Stock and 25,000,000,000 shares of Preferred Stock, par value $0.01 (“Preferred Stock”) of which 641,279,245 shares of Common Stock and 22,000 shares of Preferred Stock are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. As of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement) and (iv) there are no outstanding registration statements and there are no outstanding comment letters from the SEC or any other regulatory agency. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Convertible Debentures as described in this Agreement. The Company has furnished to the Buyer true and correct copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to employees and consultants.

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(d)  Issuance of Securities. The Convertible Debentures are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof. The Conversion Shares issuable upon conversion of the Convertible Debentures have been duly authorized and reserved for issuance. Upon conversion or exercise in accordance with the Convertible Debentures the Conversion Shares will be duly issued, fully paid and nonassessable.

(e)  No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Articles of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The National Association of Securities Dealers Inc.’s OTC Bulletin Board on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

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(f)  SEC Documents: Financial Statements. Since January 1, 2005, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Buyers or their representatives, or made available through the SEC’s website at http://www.sec.gov., true and complete copies of the SEC Documents. As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents, including, without limitation, information referred to in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)  10(b)-5. Neither the Transaction Documents nor the SEC Documents include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

(h)  Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) have a material adverse effect on the business, operations, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

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(i)  Acknowledgment Regarding Buyer’s Purchase of the Convertible Debentures. The Company acknowledges and agrees that the Buyer(s) is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer(s) is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Buyer(s) or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer’s purchase of the Convertible Debentures or the Conversion Shares. The Company further represents to the Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(j)  No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Convertible Debentures or the Conversion Shares.

(k)  No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Convertible Debentures or the Conversion Shares under the Securities Act or cause this offering of the Convertible Debentures or the Conversion Shares to be integrated with prior offerings by the Company for purposes of the Securities Act.

(l)  Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company’s or its subsidiaries’ employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

(m)  Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

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(n)  Environmental Laws. The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

(o)  Title. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(p)  Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

(q)  Regulatory Permits. The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(r)  Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s)  No Material Adverse Breaches, etc. Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

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(t)  Tax Status. The Company and each of its subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(u)  Certain Transactions. Except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(v)  Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

4.  COVENANTS.

(a)  Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)  Form D. The Company agrees to file a Form D with respect to the Conversion Shares as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Conversion Shares, or obtain an exemption for the Conversion Shares for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

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(c)  Reporting Status. Until the earlier of (i) the date as of which the Buyer(s) may sell all of the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto), or (ii) the date on which (A) the Buyer(s) shall have sold all the Conversion Shares and (B) none of the Convertible Debentures are outstanding (the “Registration Period”), the Company shall file in a timely manner all reports required to be filed with the SEC pursuant to the Exchange Act and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(d)  Use of Proceeds. The Company will use the proceeds from the sale of the Convertible Debentures for general corporate and working capital purposes.

(e)  Reservation of Shares. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the issuance of the Conversion Shares. If at any time the Company does not have available such shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Conversion Shares, the Company shall call and hold a special meeting of the shareholders within thirty (30) days of such occurrence, for the sole purpose of increasing the number of shares authorized. The Company’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized. Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

(f)  Listings or Quotation. The Company shall promptly secure the listing or quotation of the Conversion Shares upon each national securities exchange, automated quotation system or The National Association of Securities Dealers Inc.’s Over-The-Counter Bulletin Board (“OTCBB”) or other market, if any, upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance) and shall use its best efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable under the terms of this Agreement. The Company shall maintain the Common Stock’s authorization for quotation on the OTCBB.

(g)  Fees and Expenses.

(i)  Each of the Company and the Buyer(s) shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of the Transaction Documents.

On the date hereof the Company shall issue to the Buyer a warrant to purchase twenty five million (25,000,000) shares of the Company’s Common Stock which shall be exercisable for a period of five (5) years at an exercise price of Fifteen Cents ($0.15) per share (collectively referred to as the “A” Warrants”).

Furthermore, on the date hereof, the Company shall also issue to the Buyer a warrant to purchase fifty million (50,000,000) shares of the Company’s Common Stock (the “B” Warrant”) exercisable for a period of five (5) years at an exercise price of Twenty Five Cents ($0.25) per share. Furthermore, on the date hereof the Company shall issue to the Buyer a warrant to purchase fifty million (50,000,000) shares of the Company’s Common Stock (the “C” Warrant”) exercisable for a period of five (5) years at an exercise price of Twenty Cents ($0.20) per share. Furthermore, on the date hereof the Company shall issue to the Buyer a warrant to purchase fifty million (50,000,000) shares of the Company’s Common Stock (the “D” Warrant”) exercisable for a period of five (5) years at an exercise price of Five Cents ($0.05) per share (The “A” Warrant, the “B” Warrant, the “C” Warrant, and the “D” Warrant, are collectively referred to as the “Warrants.”) The shares of Common Stock issuable under the Warrants shall collectively be referred to as the “Warrant Shares”.

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(ii)  The Warrant Shares shall have “piggy-back” and demand registration rights.

(h)  Corporate Existence. So long as any of the Convertible Debentures remain outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company’s assets or any similar transaction or related transactions (each such transaction, an “Organizational Change”) unless, prior to the consummation an Organizational Change, the Company obtains the written consent of each Buyer. In any such case, the Company will make appropriate provision with respect to such holders’ rights and interests to insure that the provisions of this Section 4(h) will thereafter be applicable to the Convertible Debentures.

(i)  Transactions With Affiliates. So long as any Convertible Debentures are outstanding, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary’s officers, directors, person who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own five percent (5%) or more of the Common Stock, or Affiliates (as defined below) or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a “Related Party”), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any investment in an Affiliate of the Company, (c) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (d) any agreement, transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company; for purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment, or arrangement. “Affiliate” for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. “Control” or “controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

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(j)  Transfer Agent. The Company covenants and agrees that, in the event that the Company’s agency relationship with the transfer agent should be terminated for any reason prior to a date which is two (2) years after the Closing Date, the Company shall immediately appoint a new transfer agent and shall require that the new transfer agent execute and agree to be bound by the terms of the Irrevocable Transfer Agent Instructions (as defined herein).

(k)  Restriction on Issuance of the Capital Stock. So long as any Convertible Debentures are outstanding, the Company shall not, and with respect to subsection (iii) herein shall cause its subsidiaries now existing or later created or acquired not to, without the prior written consent of the Buyer(s), (i) issue or sell shares of Common Stock or Preferred Stock without consideration or for a consideration per share less than the bid price of the Common Stock determined immediately prior to its issuance, (ii) issue any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration less than such Common Stock’s Bid Price determined immediately prior to it’s issuance, (iii) enter into any security instrument granting the holder a security interest in any and all assets of the Company or any of its subsidiaries now existing or later created or acquired or (iv) file any registration statement on Form S-8.

(l)  Neither the Buyer(s) nor any of its affiliates have an open short position in the Common Stock of the Company, and the Buyer(s) agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock as long as any Convertible Debentures shall remain outstanding.

(m)  Rights of First Refusal. So long as any portion of Convertible Debentures are outstanding, if the Company intends to raise additional capital by the issuance or sale of capital stock of the Company, including without limitation shares of any class of common stock, any class of preferred stock, options, warrants or any other securities convertible or exercisable into shares of common stock (whether the offering is conducted by the Company, underwriter, placement agent or any third party) the Company shall be obligated to offer to the Buyers such issuance or sale of capital stock, by providing in writing the principal amount of capital it intends to raise and outline of the material terms of such capital raise, prior to the offering such issuance or sale of capital stock  to any third parties including, but not limited to, current or former officers or directors, current or former shareholders and/or investors of the obligor, underwriters, brokers, agents or other third parties.  The Buyers shall have ten (10) business days from receipt of such notice of the sale or issuance of capital stock to accept or reject all or a portion of such capital raising offer.

(n)  Lock Up Agreements. On the date hereof, the Company shall obtain from each officer and director a lock up agreement in the form attached hereto as Exhibit A.

5.  TRANSFER AGENT INSTRUCTIONS.

(a)  The Company shall issue the Irrevocable Transfer Agent Instructions to its transfer agent irrevocably appointing David Gonzalez, Esq. as the Company’s agent for purpose of having certificates issued, registered in the name of the Buyer(s) or its respective nominee(s), for the Conversion Shares representing such amounts of Convertible Debentures as specified from time to time by the Buyer(s) to the Company upon conversion of the Convertible Debentures, for interest owed pursuant to the Convertible Debenture, and for any and all Liquidated Damages (as this term is defined in the Investor Registration Rights Agreement). David Gonzalez, Esq. shall be paid a cash fee of Fifty Dollars ($50) for every occasion they act pursuant to the Irrevocable Transfer Agent Instructions. The Company shall not change its transfer agent without the express written consent of the Buyer(s), which may be withheld by the Buyer(s) in its sole discretion. Prior to registration of the Conversion Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(g) hereof (in the case of the Conversion Shares prior to registration of such shares under the Securities Act) will be given by the Company to its transfer agent and as long as the registration statement relating to the Conversion Shares is effective, that the Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Investor Registration Rights Agreement. Nothing in this Section 5 shall affect in any way the Buyer’s obligations and agreement to comply with all applicable securities laws upon resale of Conversion Shares. If the Buyer(s) provides the Company with an opinion of counsel, in form, scope and substance customary for opinions of counsel in comparable transactions to the effect that registration of a resale by the Buyer(s) of any of the Conversion Shares is not required under the Securities Act, the Company shall within two (2) business days instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyer(s) shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

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6.  CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Convertible Debentures to the Buyer(s) at the Closings is subject to the satisfaction, at or before the Closing Dates, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a)  Each Buyer shall have executed the Transaction Documents and delivered them to the Company.

(b)  The Buyer(s) shall have delivered to the Company the Purchase Price for Convertible Debentures in respective amounts as set forth next to each Buyer as outlined on Schedule I attached hereto, minus any fees to be paid directly from the proceeds the Closings as set forth herein, by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

(c)  The representations and warranties of the Buyer(s) shall be true and correct in all material respects as of the date when made and as of the Closing Dates as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer(s) shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer(s) at or prior to the Closing Dates.

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7.  CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

(a)  The obligation of the Buyer(s) hereunder to purchase the Convertible Debentures at the Closing is subject to the satisfaction, at or before the First Closing Date, of each of the following conditions:

(i)  The Company shall have executed the Transaction Documents and delivered the same to the Buyer(s).

(ii)  The Common Stock shall be authorized for quotation on the OTCBB, trading in the Common Stock shall not have been suspended for any reason, and all the Conversion Shares issuable upon the conversion of the Convertible Debentures shall be approved by the OTCBB.

(iii)  The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(iv)  The Company shall certify, within two (2) business days after the Closing, that it will file the registration statement with the SEC in compliance with the rules and regulations promulgated by the SEC for filing thereof.

(v)  The Company shall have executed and delivered to the Buyer(s) the Convertible Debentures in the respective amounts set forth opposite each Buyer(s) name on Schedule I attached hereto.

(vi)  The Buyer(s) shall have received an opinion of counsel from Kirkpatrick & Lockhart Nicholson Graham, LLP in a form satisfactory to the Buyer(s).

(vii)  The Company shall have provided to the Buyer(s) a certificate of good standing from the secretary of state from the state in which the Company is incorporated.

(viii)  The Company shall have filed a form UCC-1 or such other forms as may be required to perfect the Buyer’s interest in the Pledged Property as detailed in the Pledge and Security Agreement dated the date hereof and provided proof of such filing to the Buyer(s).

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(ix)  The Company shall have provided to the Buyer an acknowledgement, to the satisfaction of the Buyer, from the Company’s independent certified public accountants as to its ability to provide all consents required in order to file a registration statement in connection with this transaction.

(x)  The Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Convertible Debentures, shares of Common Stock to effect the conversion of all of the Conversion Shares then outstanding.

(xi)  The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(xii)  The Company will, within thirty (30) days after the Closing, deliver to the Buyer one hundred percent (100%) of the stock of each foreign subsidiary of the Company, and stock powers for each executed in blank to perfect Buyer’s security interest.

8.  INDEMNIFICATION.

(a)  In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Convertible Debentures and the Conversion Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer(s) and each other holder of the Convertible Debentures and the Conversion Shares, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Convertible Debentures or the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, or the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the parties hereto, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Convertible Debentures or the status of the Buyer or holder of the Convertible Debentures the Conversion Shares, as a Buyer of Convertible Debentures in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

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(b)  In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Buyer’s other obligations under this Agreement, the Buyer shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Buyer(s) in this Agreement, instrument or document contemplated hereby or thereby executed by the Buyer, (b) any breach of any covenant, agreement or obligation of the Buyer(s) contained in this Agreement, the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Buyer, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations or due to a material breach and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Investor Registration Rights Agreement or any other instrument, document or agreement executed pursuant hereto by any of the parties hereto. To the extent that the foregoing undertaking by each Buyer may be unenforceable for any reason, each Buyer shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

9.  GOVERNING LAW: MISCELLANEOUS.

(a)  Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph.

(b)  Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

(c)  Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)  Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

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(e)  Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer(s), the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(f)  Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Neomedia Technologies, Inc.
2201 Second Street, Suite #600
Fort Myers, FL 33901
Attention: Charles T. Jensen, President
Telephone: (239) 337-3434
Facsimile: (239) 337-3668

With a copy to:	Kirkpatrick & Lockhart Nicholson Graham LLP
201 South Biscayne Boulevard - Suite 2000
Miami, FL 33131-2399
Attention: Clayton E. Parker, Esq.
Telephone: (305) 539-3300
Facsimile: (305) 358-7095

If to the Buyer(s), to its address and facsimile number on Schedule I, with copies to the Buyer’s counsel as set forth on Schedule I. Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

(g)  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

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(h)  No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)  Survival. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Buyer(s) contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing for a period of two (2) years following the date on which the Convertible Debentures are converted in full. The Buyer(s) shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)  Publicity. The Company and the Buyer(s) shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Buyer(s), to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult the Buyer(s) in connection with any such press release or other public disclosure prior to its release and Buyer(s) shall be provided with a copy thereof upon release thereof).

(k)  Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)  Termination. In the event that the First Closing shall not have occurred with respect to the Buyers on or before five (5) business days from the date hereof due to the Company’s or the Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated by the Company pursuant to this Section 9(l), the Company shall remain obligated to reimburse the Buyer(s) for the fees and expenses of Yorkville Advisors LLC described in Section 4(g) above.

(m)  Brokerage. The Company represents that no broker, agent, finder or other party has been retained by it in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Company to be paid for or on account of the transactions contemplated hereby.

(n)  No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]
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IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
NEOMEDIA TECHNOLOGIES, INC.

By:/s/ Charles T. Jensen
Name: Charles T. Jensen
Title: President & Chief Executive Officer

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SCHEDULE I

SCHEDULE OF BUYERS

Name	Signature	Address/Facsimile Number of Buyer	Amount of Subscription

Cornell Capital Partners, LP	By: Yorkville Advisors, LLC	101 Hudson Street - Suite 3700	$4,000,000
	Its: General Partner	Jersey City, NJ 07303
Facsimile: (201) 985-8266

By:___________________
Name: Mark Angelo
Its: Portfolio Manager

With a copy to:	David Gonzalez, Esq.	101 Hudson Street - Suite 3700
Jersey City, NJ 07302
Facsimile: (201) 985-8266

DISCLOSURE SCHEDULE

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EXHIBIT A

LOCK UP AGREEMENT

The undersigned hereby agrees that for a period commencing on August ___, 2006 and expiring on the date thirty (30) days after the date that all amounts owed to Cornell Capital Partners, LP (the “Investor”), under the Secured Convertible Debentures issued to the Investor pursuant to the Securities Purchase Agreement between Neomedia Technologies, Inc. (the “Company”) and the Investor dated August ___, 2006 have been paid (the “Lock-up Period”), he, she or it will not, directly or indirectly, without the prior written consent of the Investor, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of any securities of the Company, including common stock or options, rights, warrants or other securities underlying, convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for any common stock (whether or not beneficially owned by the undersigned), or any beneficial interest therein (collectively, the “Securities”) except in accordance with the volume limitations set forth in Rule 144(e) of the General Rules and Regulations under the Securities Act of 1933, as amended.

In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Company’s securities with respect to any of the Securities registered in the name of the undersigned or beneficially owned by the undersigned, and the undersigned hereby confirms the undersigned’s investment in the Company.

Dated: _______________, 2006

Signature

                              ____________________________________
Name: ____________________________________
Address:
City, State, Zip Code:

                              ___________________________________
Print Social Security Number
or Taxpayer I.D. Number

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INVESTOR REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of August 24, 2006, by and among NEOMEDIA TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and the undersigned investors listed on Schedule I attached hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS:

A. In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to the Investors secured convertible debentures (the “Convertible Debentures”) which shall be convertible into that number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the terms of the Securities Purchase Agreement for an aggregate purchase price of up to Five Million Dollars ($5,000,000). Capitalized terms not defined herein shall have the meaning ascribed to them in the Securities Purchase Agreement.

B. To induce the Investors to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1.  DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

(a)  “Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

(b)  “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the “SEC”).

(c)  “Registrable Securities” means the shares of Common Stock issuable to the Investors upon conversion of the Convertible Debentures pursuant to the Securities Purchase Agreement and the Warrant Shares, as this term is defined in the Securities Purchase Agreement.

(d)  “Registration Statement” means a registration statement under the Securities Act which covers the Registrable Securities.

2.  REGISTRATION.

(a)  Subject to the terms and conditions of this Agreement, the Company shall prepare and file, no later than thirty (30) days from the date hereof (the “Scheduled Filing Deadline”), with the SEC a registration statement on Form S-1 or SB-2 (or, if the Company is then eligible, on Form S-3) under the Securities Act (the “Initial Registration Statement”) for the resale by the Investors of the Registrable Securities, which includes at least 76,277,650 shares of Common Stock to be issued upon conversion of the Convertible Debentures as well as one hundred seventy five million (175,000,000) Warrant Shares. The Company shall cause the Registration Statement to remain effective until all of the Registrable Securities have been sold. Prior to the filing of the Registration Statement with the SEC, the Company shall furnish a copy of the Initial Registration Statement to the Investors for their review and comment. The Investors shall furnish comments on the Initial Registration Statement to the Company within twenty-four (24) hours of the receipt thereof from the Company.

(b)  Effectiveness of the Initial Registration Statement. The Company shall use its best efforts (i) to have the Initial Registration Statement declared effective by the SEC no later than ninety (90) days from the date hereof (the “Scheduled Effective Deadline”) and (ii) to insure that the Initial Registration Statement and any subsequent Registration Statement remains in effect until all of the Registrable Securities have been sold, subject to the terms and conditions of this Agreement.

(c)  Failure to File or Obtain Effectiveness of the Registration Statement. In the event the Registration Statement is not filed by the Scheduled Filing Deadline or is not declared effective by the SEC on or before the Scheduled Effective Date, or if after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement (whether because of a failure to keep the Registration Statement effective, failure to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, failure to register sufficient shares of Common Stock or otherwise) then as partial relief for the damages to any holder of Registrable Securities by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies at law or in equity), the Company will pay as liquidated damages (the “Liquidated Damages”) to the holder, at the holder’s option, either a cash amount or shares of the Company’s Common Stock within three (3) business days, after demand therefore, equal to two percent (2%) of the liquidated value of the Convertible Debentures outstanding as Liquidated Damages for each thirty (30) day period after the Scheduled Filing Deadline or the Scheduled Effective Date as the case may be. Notwithstanding anything herein to the contrary, in no event shall Liquidated Damages exceed twenty percent (20%) of the aggregate Purchase Price for all Investors.

(d)  Liquidated Damages. The Company and the Investor hereto acknowledge and agree that the sums payable under subsection 2(c) above shall constitute liquidated damages and not penalties and are in addition to all other rights of the Investor, including the right to call a default. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsections bear a reasonable relationship to, and are not plainly or grossly disproportionate to, the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of a Registration Statement, (iii) one of the reasons for the Company and the Investor reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and (iv) the Company and the Investor are sophisticated business parties and have been represented by sophisticated and able legal counsel and negotiated this Agreement at arm’s length.

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3.  RELATED OBLIGATIONS.

(a)  The Company shall keep the Registration Statement effective pursuant to Rule 415 at all times until the date on which the Investor shall have sold all the Registrable Securities covered by such Registration Statement (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b)  The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company’s filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall incorporate such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

(c)  The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) at least one (1) copy of such Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) ten (10) copies of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

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(d)  The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its articles of incorporation or by-laws, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(e)  As promptly as practicable after becoming aware of such event or development, the Company shall notify each Investor in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Investor. The Company shall also promptly notify each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Investor by facsimile on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(f)  The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction within the United States of America and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(g)  At the reasonable request of any Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.

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(h)  The Company shall make available for inspection by (i) any Investor and (ii) one (1) firm of accountants or other agents retained by the Investors (collectively, the “Inspectors”) all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree, and each Investor hereby agrees, to hold in strict confidence and shall not make any disclosure (except to an Investor) or use any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector and the Investor has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

(i)  The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(j)  The Company shall use its best efforts either to cause all the Registrable Securities covered by a Registration Statement (i) to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) the inclusion for quotation on the National Association of Securities Dealers, Inc. OTC Bulletin Board for such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(j).

(k)  The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

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(l)  The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(m)  The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve (12) month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement.

(n)  The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(o)  Within two (2) business days after a Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

(p)  The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.

4.  OBLIGATIONS OF THE INVESTORS.

Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended certificates for shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e) and for which the Investor has not yet settled.

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5.  EXPENSES OF REGISTRATION.

All expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers, legal and accounting fees shall be paid by the Company.

6.  INDEMNIFICATION.

With respect to Registrable Securities which are included in a Registration Statement under this Agreement:

(a)  To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation there under relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse the Investors and each such controlling person promptly as such expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (x) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c); and (z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 hereof.

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(b)  In connection with a Registration Statement, each Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers, employees, representatives, or agents and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or is based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(d), such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected and such new prospectus was delivered to each Investor prior to such Investor’s use of the prospectus to which the Claim relates.

(c)  Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one (1) counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

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(d)  The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e)  The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.  CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.  REPORTS UNDER THE EXCHANGE ACT.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”) the Company agrees to:

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(a)  make and keep public information available, as those terms are understood and defined in Rule 144;

(b)  file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company’s obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents as are required by the applicable provisions of Rule 144; and

(c)  furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9.  AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who then hold at least two-thirds (2/3) of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to fewer than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

10.  MISCELLANEOUS.

(a)  A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities or owns the right to receive the Registrable Securities. If the Company receives conflicting instructions, notices or elections from two (2) or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(b)  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

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If to the Company, to:	Neomedia Technologies, Inc.
2201 Second Street, Suite #600
Fort Myers, FL 33901
Attention: Charles T. Jensen, President
Telephone: (239) 337-3434
Facsimile: (239) 337-3668

With Copy to:	Kirkpatrick & Lockhart Nicholson Graham LLP
201 South Biscayne Boulevard - Suite 2000
Miami, FL 33131-2399
Attention: Clayton E. Parker, Esq.
Telephone: (305) 539-3300
Facsimile: (305) 358-7095

If to an Investor, to its address and facsimile number on the Schedule of Investors attached hereto, with copies to such Investor’s representatives as set forth on the Schedule of Investors or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(c)  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d)  The laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and the Investors as its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Jersey. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the Superior Courts of the State of New Jersey, sitting in Hudson County, New Jersey and federal courts for the District of New Jersey sitting Newark, New Jersey, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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(e)  This Agreement, the Irrevocable Transfer Agent Instructions, the Securities Purchase Agreement and related documents including the Convertible Debenture and the Pledge and Security Agreement dated the date hereof (the “Security Agreement”) and the Warrants constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Irrevocable Transfer Agent Instructions, the Securities Purchase Agreement and related documents including the Convertible Debenture, and the Security Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(f)  This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(g)  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)  This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(i)  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(j)  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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IN WITNESS WHEREOF, the parties have caused this Investor Registration Rights Agreement to be duly executed as of day and year first above written.

COMPANY:
NEOMEDIA TECHNOLOGIES, INC.

By:/s/ Charles T. Jensen
Name: Charles T. Jensen
Title: President & Chief Executive Officer

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SCHEDULE I

SCHEDULE OF INVESTORS

Name	Signature	Address/Facsimile Number of Investors

Cornell Capital Partners, LP	By: Yorkville Advisors, LLC	101 Hudson Street - Suite 3700
	Its: General Partner	Jersey City, NJ 07303
Facsimile: (201) 985-8266

By: _____________________
Name: Mark Angelo
Its: Portfolio Manager

With a copy to:	David Gonzalez, Esq.	101 Hudson Street - Suite 3700
Jersey City, NJ 07302
Facsimile: (201) 985-8266

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

Attention:

Re:	NEOMEDIA TECHNOLOGIES, INC.

Ladies and Gentlemen:

We are counsel to Neomedia Technologies, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) entered into by and among the Company and the investors named therein (collectively, the “Investors”) pursuant to which the Company issued to the Investors shares of its Common Stock, par value $0.01 per share (the “Common Stock”). Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Investors (the “Investor Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on ____________ ____, the Company filed a Registration Statement on Form ________ (File No. 333-_____________) (the “Registration Statement”) with the Securities and Exchange SEC (the “SEC”) relating to the Registrable Securities which names each of the Investors as a selling stockholder there under.

In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement.

Very truly yours,

[Law Firm]

By:________________________

cc: [LIST NAMES OF INVESTORS]

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (the “Agreement”), is entered into and made effective as of August 24, 2006, by and between NEOMEDIA TECHNOLOGIES, INC., a Delaware corporation with its principal place of business located at 2201 Second Street, Suite #600, Fort Myers, FL 33901 (the “Company”), and the BUYER(S) (the “Secured Party”) listed on Schedule I attached to the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated the date hereof between the Company and the Secured Party.

WHEREAS, the Company shall issue and sell to the Secured Party, as provided in the Securities Purchase Agreement of even date herewith between the Company and the Secured Party (the “Securities Purchase Agreement”), and the Secured Party shall purchase up to Five Million Dollars ($5,000,000) of secured convertible debentures (the “Convertible Debentures”), which shall be convertible into shares of the Company’s common stock, par value $0.01 (the “Common Stock”) (as converted, the “Conversion Shares”) in the respective amounts set forth opposite each Buyer(s) name on Schedule I attached to the Securities Purchase Agreement;

WHEREAS, to induce the Secured Party to enter into the transaction contemplated by the Securities Purchase Agreement, the Convertible Debentures, the Investor Registration Rights Agreement of even date herewith between the Company and the Secured Party (the “Investor Registration Rights Agreement”), the Irrevocable Transfer Agent Instructions among the Company, the Secured Party, American Stock Transfer & Trust Co., and David Gonzalez, Esq. (the “Transfer Agent Instructions”) and the Warrants, as defined in the Securities Purchase Agreement (collectively referred to as the “Transaction Documents”), the Company hereby grants to the Secured Party a security interest in and to the pledged property identified on Exhibit A hereto (collectively referred to as the “Pledged Property”) until the satisfaction of the Obligations, as defined herein below.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.
DEFINITIONS AND INTERPRETATIONS

Section 1.1. Recitals.

The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

Section 1.2. Interpretations.

Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.

Section 1.3. Obligations Secured.

The obligations secured hereby are any and all obligations of the Company now existing or hereinafter incurred to the Secured Party, whether oral or written and whether arising before, on or after the date hereof including, without limitation, those obligations of the Company to the Secured Party under this Agreement, the Transaction Documents, and any other amounts now or hereafter owed to the Secured Party by the Company thereunder or hereunder (collectively, the “Obligations”).

ARTICLE 2.
PLEDGED PROPERTY, ADMINISTRATION OF COLLATERAL
AND TERMINATION OF SECURITY INTEREST

Section 2.1. Pledged Property.

(a) Company hereby pledges to the Secured Party, and creates in the Secured Party for its benefit, a security interest for such time until the Obligations are paid in full, in and to all of the property of the Company as set forth in Exhibit “A” attached hereto and the products thereof and the proceeds of all such items (collectively, the “Pledged Property”):

(b) Simultaneously with the execution and delivery of this Agreement, the Company shall make, execute, acknowledge, file, record and deliver to the Secured Party any documents reasonably requested by the Secured Party, including one hundred percent (100%) of the stock of each U.S. subsidiary of the Company, and stock powers executed in blank to perfect its security interest in the Pledged Property. Within thirty (30) days after the execution of this Agreement, the Company shall deliver to the Secured Party one hundred percent (100%) of the stock of each foreign subsidiary of the Company, and stock powers executed in blank to perfect its security interest in the Pledged Property. Simultaneously with the execution and delivery of this Agreement, the Company shall make, execute, acknowledge and deliver to the Secured Party such documents and instruments, including, without limitation, financing statements, certificates, affidavits and forms as may, in the Secured Party’s reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Party in the Pledged Property, and the Secured Party shall hold such documents and instruments as secured party, subject to the terms and conditions contained herein.

Section 2.2. Rights; Interests; Etc.

(a) So long as no Event of Default (as hereinafter defined) shall have occurred and be continuing:

(i) the Company shall be entitled to exercise any and all rights pertaining to the Pledged Property or any part thereof for any purpose not inconsistent with the terms hereof; and

(ii) the Company shall be entitled to receive and retain any and all payments paid or made in respect of the Pledged Property.

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(b) Upon the occurrence and during the continuance of an Event of Default:

(i) All rights of the Company to exercise the rights which it would otherwise be entitled to exercise pursuant to Section 2.2(a)(i) hereof and to receive payments which it would otherwise be authorized to receive and retain pursuant to Section 2.2(a)(ii) hereof shall be suspended, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such rights and to receive and hold as Pledged Property such payments; provided, however, that if the Secured Party shall become entitled and shall elect to exercise its right to realize on the Pledged Property pursuant to Article 5 hereof, then all cash sums received by the Secured Party, or held by Company for the benefit of the Secured Party and paid over pursuant to Section 2.2(b)(ii) hereof, shall be applied against any outstanding Obligations; and

(ii) All interest, dividends, income and other payments and distributions which are received by the Company contrary to the provisions of Section 2.2(b)(i) hereof shall be received in trust for the benefit of the Secured Party, shall be segregated from other property of the Company and shall be forthwith paid over to the Secured Party; or

(iii) The Secured Party in its sole discretion shall be authorized to sell any or all of the Pledged Property at public or private sale in order to recoup all of the outstanding principal plus accrued interest owed pursuant to the Convertible Debenture as described herein

(c) An “Event of Default” shall be deemed to have occurred under this Agreement upon an Event of Default under the Convertible Debentures.

ARTICLE 3.
ATTORNEY-IN-FACT; PERFORMANCE

Section 3.1. Secured Party Appointed Attorney-In-Fact.

Upon the occurrence of an Event of Default, the Company hereby appoints the Secured Party as its attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement, including, without limitation, to receive and collect all instruments made payable to the Company representing any payments in respect of the Pledged Property or any part thereof and to give full discharge for the same. The Secured Party may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Pledged Property as and when the Secured Party may determine. To facilitate collection, the Secured Party may notify account debtors and obligors on any Pledged Property to make payments directly to the Secured Party.

Section 3.2. Secured Party May Perform.

If the Company fails to perform any agreement contained herein, the Secured Party, at its option, may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be included in the Obligations secured hereby and payable by the Company under Section 8.3.

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ARTICLE 4.
REPRESENTATIONS AND WARRANTIES

Section 4.1. Authorization; Enforceability.

Each of the parties hereto represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the respective party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights or by the principles governing the availability of equitable remedies.

Section 4.2. Ownership of Pledged Property.

The Company warrants and represents that it is the legal and beneficial owner of the Pledged Property free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

ARTICLE 5.
DEFAULT; REMEDIES; SUBSTITUTE COLLATERAL

Section 5.1. Default and Remedies.

(a) If an Event of Default occurs, then in each such case the Secured Party may declare the Obligations to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration, the Obligations shall become immediately due and payable.

(b) Upon the occurrence of an Event of Default, the Secured Party shall: (i) be entitled to receive all distributions with respect to the Pledged Property, (ii) to cause the Pledged Property to be transferred into the name of the Secured Party or its nominee, (iii) to dispose of the Pledged Property, and (iv) to realize upon any and all rights in the Pledged Property then held by the Secured Party.

Section 5.2. Method of Realizing Upon the Pledged Property: Other Remedies.

Upon the occurrence of an Event of Default, in addition to any rights and remedies available at law or in equity, the following provisions shall govern the Secured Party’s right to realize upon the Pledged Property:

(a) Any item of the Pledged Property may be sold for cash or other value in any number of lots at brokers board, public auction or private sale and may be sold without demand, advertisement or notice (except that the Secured Party shall give the Company ten (10) days’ prior written notice of the time and place or of the time after which a private sale may be made (the “Sale Notice”)), which notice period is hereby agreed to be commercially reasonable. At any sale or sales of the Pledged Property, the Company may bid for and purchase the whole or any part of the Pledged Property and, upon compliance with the terms of such sale, may hold, exploit and dispose of the same without further accountability to the Secured Party. The Company will execute and deliver, or cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates, and affidavits and supply or cause to be supplied such further information and take such further action as the Secured Party reasonably shall require in connection with any such sale.

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(b) Any cash being held by the Secured Party as Pledged Property and all cash proceeds received by the Secured Party in respect of, sale of, collection from, or other realization upon all or any part of the Pledged Property shall be applied as follows:

(i) to the payment of all amounts due the Secured Party for the expenses reimbursable to it hereunder or owed to it pursuant to Section 8.3 hereof;

(ii) to the payment of the Obligations then due and unpaid.

(iii) the balance, if any, to the person or persons entitled thereto, including, without limitation, the Company.

(c) In addition to all of the rights and remedies which the Secured Party may have pursuant to this Agreement, the Secured Party shall have all of the rights and remedies provided by law, including, without limitation, those under the Uniform Commercial Code.

(i) If the Company fails to pay such amounts due upon the occurrence of an Event of Default which is continuing, then the Secured Party may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of Company, wherever situated.

(ii) The Company agrees that it shall be liable for any reasonable fees, expenses and costs incurred by the Secured Party in connection with enforcement, collection and preservation of the Transaction Documents, including, without limitation, reasonable legal fees and expenses, and such amounts shall be deemed included as Obligations secured hereby and payable as set forth in Section 8.3 hereof.

Section 5.3. Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company or the property of the Company or of such other obligor or its creditors, the Secured Party (irrespective of whether the Obligations shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Secured Party shall have made any demand on the Company for the payment of the Obligations), subject to the rights of Previous Security Holders, shall be entitled and empowered, by intervention in such proceeding or otherwise:

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(i) to file and prove a claim for the whole amount of the Obligations and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Secured Party (including any claim for the reasonable legal fees and expenses and other expenses paid or incurred by the Secured Party permitted hereunder and of the Secured Party allowed in such judicial proceeding), and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by the Secured Party to make such payments to the Secured Party and, in the event that the Secured Party shall consent to the making of such payments directed to the Secured Party, to pay to the Secured Party any amounts for expenses due it hereunder.

Section 5.4. Duties Regarding Pledged Property.

The Secured Party shall have no duty as to the collection or protection of the Pledged Property or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Pledged Property actually in the Secured Party’s possession.

ARTICLE 6.
AFFIRMATIVE COVENANTS

The Company covenants and agrees that, from the date hereof and until the Obligations have been fully paid and satisfied, unless the Secured Party shall consent otherwise in writing (as provided in Section 8.4 hereof):

Section 6.1. Existence, Properties, Etc.

(a) The Company shall do, or cause to be done, all things, or proceed with due diligence with any actions or courses of action, that may be reasonably necessary (i) to maintain Company’s due organization, valid existence and good standing under the laws of its state of incorporation, and (ii) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could have a Material Adverse Effect (as defined below); and (b) the Company shall not do, or cause to be done, any act impairing the Company’s corporate power or authority (i) to carry on the Company’s business as now conducted, and (ii) to execute or deliver this Agreement or any other document delivered in connection herewith, including, without limitation, any UCC-1 Financing Statements required by the Secured Party to which it is or will be a party, any stock powers or perform any of its obligations hereunder or thereunder. For purpose of this Agreement, the term “Material Adverse Effect” shall mean any material and adverse affect as determined by Secured Party in its sole discretion, whether individually or in the aggregate, upon (a) the Company’s assets, business, operations, properties or condition, financial or otherwise; (b) the Company’s to make payment as and when due of all or any part of the Obligations; or (c) the Pledged Property.

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Section 6.2. Financial Statements and Reports.

The Company shall furnish to the Secured Party within a reasonable time such financial data as the Secured Party may reasonably request, including, without limitation, the following:

(a) The balance sheet of the Company as of the close of each fiscal year, the statement of earnings and retained earnings of the Company as of the close of such fiscal year, and statement of cash flows for the Company for such fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied, certified by the chief executive and chief financial officers of the Company as being true and correct and accompanied by a certificate of the chief executive and chief financial officers of the Company, stating that the Company has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement during such fiscal year and that no Event of Default hereunder has occurred and is continuing, or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action the Company proposes to take in connection therewith;

(b) A balance sheet of the Company as of the close of each month, and statement of earnings and retained earnings of the Company as of the close of such month, all in reasonable detail, and prepared substantially in accordance with generally accepted accounting principles consistently applied, certified by the chief executive and chief financial officers of the Company as being true and correct; and

(c) Copies of all accountants' reports and accompanying financial reports submitted to the Company by independent accountants in connection with each annual examination of the Company.

Section 6.3. Accounts and Reports.

The Company shall maintain a standard system of accounting in accordance with generally accepted accounting principles consistently applied and provide, at its sole expense, to the Secured Party the following:

(a) as soon as available, a copy of any notice or other communication alleging any nonpayment or other material breach or default, or any foreclosure or other action respecting any material portion of its assets and properties, received respecting any of the indebtedness of the Company in excess of $100,000 (other than the Obligations), or any demand or other request for payment under any guaranty, assumption, purchase agreement or similar agreement or arrangement respecting the indebtedness or obligations of others in excess of $100,000, including any received from any person acting on behalf of the Secured Party or beneficiary thereof; and

(b) within fifteen (15) days after the making of each submission or filing, a copy of any report, financial statement, notice or other document, whether periodic or otherwise, submitted to the shareholders of the Company, or submitted to or filed by the Company with any governmental authority involving or affecting (i) the Company that could have a Material Adverse Effect; (ii) the Obligations; (iii) any part of the Pledged Property; or (iv) any of the transactions contemplated in this Agreement or the Loan Instruments.

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Section 6.4. Maintenance of Books and Records; Inspection.

The Company shall maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied, and permit the Secured Party, its officers and employees and any professionals designated by the Secured Party in writing, at any time to visit and inspect any of its properties (including but not limited to the collateral security described in the Transaction Documents), corporate books and financial records, and to discuss its accounts, affairs and finances with any employee, officer or director thereof.

Section 6.5. Maintenance and Insurance.

(a) The Company shall maintain or cause to be maintained, at its own expense, all of its assets and properties in good working order and condition, making all necessary repairs thereto and renewals and replacements thereof.

(b) The Company shall maintain or cause to be maintained, at its own expense, insurance in form, substance and amounts (including deductibles), which the Company deems reasonably necessary to the Company’s business, (i) adequate to insure all assets and properties of the Company, which assets and properties are of a character usually insured by persons engaged in the same or similar business against loss or damage resulting from fire or other risks included in an extended coverage policy; (ii) against public liability and other tort claims that may be incurred by the Company; (iii) as may be required by the Transaction Documents and/or applicable law and (iv) as may be reasonably requested by Secured Party, all with adequate, financially sound and reputable insurers.

Section 6.6. Contracts and Other Collateral.

The Company shall perform all of its obligations under or with respect to each instrument, receivable, contract and other intangible included in the Pledged Property to which the Company is now or hereafter will be party on a timely basis and in the manner therein required, including, without limitation, this Agreement.

Section 6.7. Defense of Collateral, Etc.

The Company shall defend and enforce its right, title and interest in and to any part of: (a) the Pledged Property; and (b) if not included within the Pledged Property, those assets and properties whose loss could have a Material Adverse Effect, the Company shall defend the Secured Party’s right, title and interest in and to each and every part of the Pledged Property, each against all manner of claims and demands on a timely basis to the full extent permitted by applicable law.

Section 6.8. Payment of Debts, Taxes, Etc.

The Company shall pay, or cause to be paid, all of its indebtedness and other liabilities and perform, or cause to be performed, all of its obligations in accordance with the respective terms thereof, and pay and discharge, or cause to be paid or discharged, all taxes, assessments and other governmental charges and levies imposed upon it, upon any of its assets and properties on or before the last day on which the same may be paid without penalty, as well as pay all other lawful claims (whether for services, labor, materials, supplies or otherwise) consistent with past practice.

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Section 6.9. Taxes and Assessments; Tax Indemnity.

The Company shall (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon the Company, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Company in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto.

Section 6.10. Compliance with Law and Other Agreements.

The Company shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which the Company is a party or by which the Company or any of its properties is bound. Without limiting the foregoing, the Company shall pay all of its indebtedness promptly in accordance with the terms thereof.

Section 6.11. Notice of Default.

The Company shall give written notice to the Secured Party of the occurrence of any default or Event of Default under this Agreement, the Transaction Documents or any other Loan Instrument or any other agreement of Company for the payment of money, promptly upon the occurrence thereof.

Section 6.12. Notice of Litigation.

The Company shall give notice, in writing, to the Secured Party of (a) any actions, suits or proceedings wherein the amount at issue is in excess of $50,000, instituted by any persons against the Company, or affecting any of the assets of the Company, and (b) any dispute, not resolved within fifteen (15) days of the commencement thereof, between the Company on the one hand and any governmental or regulatory body on the other hand, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of the Company.

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ARTICLE 7.
NEGATIVE COVENANTS

The Company covenants and agrees that, from the date hereof until the Obligations have been fully paid and satisfied, the Company shall not, unless the Secured Party shall consent otherwise in writing:

Section 7.1. Indebtedness.

The Company shall not directly or indirectly permit, create, incur, assume, permit to exist, increase, renew or extend on or after the date hereof any indebtedness on its part, including commitments, contingencies and credit availabilities, or apply for or offer or agree to do any of the foregoing, except in the ordinary course of business.

Section 7.2. Liens and Encumbrances.

The Company shall not, and shall cause its subsidiaries now existing or later created or acquired not to, directly or indirectly make, create, incur, assume or permit to exist any assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance of any nature in, to or against any part of the Pledged Property or of the Company’s capital stock, or of the capital stock or assets of any subsidiary of the Company now existing or later created or acquired, or offer or agree to do so, or own or acquire or agree to acquire any asset or property of any character subject to any of the foregoing encumbrances (including any conditional sale contract or other title retention agreement), or assign, pledge or in any way transfer or encumber its right to receive any income or other distribution or proceeds from any part of the Pledged Property or of the Company’s capital stock, or of the capital stock or assets of any subsidiary of the Company now existing or later created or acquired; or enter into any sale-leaseback financing respecting any part of the Pledged Property as lessee, or cause or assist the inception or continuation of any of the foregoing.

Section 7.3. Certificate of Incorporation, By-Laws, Mergers, Consolidations, Acquisitions and Sales.

Without the prior express written consent of the Secured Party, the Company shall not: (a) Amend its Certificate of Incorporation or By-Laws; (b) issue or sell its stock, stock options, bonds, notes or other corporate securities or obligations; (c) be a party to any merger, consolidation or corporate reorganization, (d) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity, (e) sell, transfer, convey, grant a security interest in or lease all or any substantial part of its assets, nor (f) create any subsidiaries nor convey any of its assets to any subsidiary.

Section 7.4. Management, Ownership.

The Company shall not materially change its ownership, executive staff or management without the prior written consent of the Secured Party. The ownership, executive staff and management of the Company are material factors in the Secured Party's willingness to institute and maintain a lending relationship with the Company.

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Section 7.5. Dividends, Etc.

The Company shall not declare or pay any dividend of any kind, in cash or in property, on any class of its capital stock, nor purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in respect thereof, nor make any return of capital to shareholders, nor make any payments in respect of any pension, profit sharing, retirement, stock option, stock bonus, incentive compensation or similar plan (except as required or permitted hereunder), without the prior written consent of the Secured Party.

Section 7.6. Guaranties; Loans.

The Company shall not guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or persons, except for (i) the indebtedness currently secured by the liens identified on the Pledged Property identified on Exhibit A hereto and (ii) the endorsement of negotiable instruments payable to the Company for deposit or collection in the ordinary course of business. The Company shall not make any loan, advance or extension of credit to any person other than in the normal course of its business.

Section 7.7. Debt.

The Company shall not create, incur, assume or suffer to exist any additional indebtedness of any description whatsoever in an aggregate amount in excess of $100,000 (excluding any indebtedness of the Company to the Secured Party, trade accounts payable and accrued expenses incurred in the ordinary course of business and the endorsement of negotiable instruments payable to the Company, respectively for deposit or collection in the ordinary course of business).

Section 7.8. Conduct of Business.

The Company will continue to engage, in an efficient and economical manner, in a business of the same general type as conducted by it on the date of this Agreement.

Section 7.9. Places of Business.

The location of the Company’s chief place of business is 2201 2nd Floor - Suite 402 Fort Myers, FL 33901. The Company shall not change the location of its chief place of business, chief executive office or any place of business disclosed to the Secured Party or move any of the Pledged Property from its current location without thirty (30) days' prior written notice to the Secured Party in each instance.

ARTICLE 8.
MISCELLANEOUS

Section 8.1. Notices.

All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on: (a) the date of delivery, if delivered in person, by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by certified mail, return receipt requested to the party entitled to receive the same:

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If to the Secured Party:	Cornell Capital Partners, LP
101 Hudson Street-Suite 3700
Jersey City, New Jersey 07302
Attention: Mark Angelo
Portfolio Manager
Telephone: (201) 986-8300
Facsimile: (201) 985-8266

With a copy to:	David Gonzalez, Esq.
101 Hudson Street, Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

And if to the Company:	Neomedia Technologies, Inc.
2201 Second Street, Suite #600
Fort Myers, FL 33901
Attention: Charles T. Jensen, President
Telephone: (239) 337-3434
Facsimile: (239) 337-3668

With a copy to:	Kirkpatrick & Lockhart Nicholson Graham, LLP
201 South Biscayne Boulevard, Suite 2000
Miami, Florida 33131
Attention: Clayton E. Parker, Esq.
Telephone: (305) 539-3306
Facsimile: (305) 328-7095

Any party may change its address by giving notice to the other party stating its new address. Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such party’s address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

Section 8.2. Severability.

If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

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Section 8.3. Expenses.

In the event of an Event of Default, the Company will pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Secured Party may incur in connection with: (i) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Pledged Property; (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by the Company to perform or observe any of the provisions hereof.

Section 8.4. Waivers, Amendments, Etc.

The Secured Party’s delay or failure at any time or times hereafter to require strict performance by Company of any undertakings, agreements or covenants shall not waiver, affect, or diminish any right of the Secured Party under this Agreement to demand strict compliance and performance herewith. Any waiver by the Secured Party of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of the Company contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Party, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Party.

Section 8.5. Continuing Security Interest.

This Agreement shall create a continuing security interest in the Pledged Property and shall: (i) remain in full force and effect until payment in full of the Obligations; and (ii) be binding upon the Company and its successors and heirs and (iii) inure to the benefit of the Secured Party and its successors and assigns. Upon the payment or satisfaction in full of the Obligations, the Company shall be entitled to the return, at its expense, of such of the Pledged Property as shall not have been sold in accordance with Section 5.2 hereof or otherwise applied pursuant to the terms hereof.

Section 8.6. Independent Representation.

Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

Section 8.7. Applicable Law: Jurisdiction.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph.

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Section 8.8. Waiver of Jury Trial.

AS A FURTHER INDUCEMENT FOR THE SECURED PARTY TO ENTER INTO THIS AGREEMENT AND TO MAKE THE FINANCIAL ACCOMMODATIONS TO THE COMPANY, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OTHER DOCUMENTS RELATED TO THIS TRANSACTION.

Section 8.9. Entire Agreement.

This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Pledge and Security Agreement as of the date first above written.

COMPANY:
NEOMEDIA TECHNOLOGIES, INC.

By: /s/ Charles T. Jensen
Name: Charles T. Jensen
Title: President & Chief Executive Officer

SECURED PARTY:
CORNELL CAPITAL PARTNERS, LP

By: Yorkville Advisors, LLC
Its: General Partner

By: /s/ Mark Angelo
Name: Mark Angelo
Title: Portfolio Manager

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EXHIBIT A
DEFINITION OF PLEDGED PROPERTY

For the purpose of securing prompt and complete payment and performance by the Company of all of the Obligations, the Company unconditionally and irrevocably hereby grants to the Secured Party a continuing security interest in and to, and lien upon, the following Pledged Property of the Company:

(a) all goods of the Company, including, without limitation, machinery, equipment, furniture, furnishings, fixtures, signs, lights, tools, parts, supplies and motor vehicles of every kind and description, now or hereafter owned by the Company or in which the Company may have or may hereafter acquire any interest, and all replacements, additions, accessions, substitutions and proceeds thereof, arising from the sale or disposition thereof, and where applicable, the proceeds of insurance and of any tort claims involving any of the foregoing;

(b) all inventory of the Company, including, but not limited to, all goods, wares, merchandise, parts, supplies, finished products, other tangible personal property, including such inventory as is temporarily out of Company’s custody or possession and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing;

(c) all contract rights and general intangibles of the Company, including, without limitation, all of the capital stock owned by the Company in any of its Subsidiaries now existing or later created or acquired, goodwill, trademarks, trade styles, trade names, leasehold interests, partnership or joint venture interests, patents and patent applications, copyrights, deposit accounts whether now owned or hereafter created" including;

(d) all documents, warehouse receipts, instruments and chattel paper of the Company whether now owned or hereafter created;

(e) all accounts and other receivables, instruments or other forms of obligations and rights to payment of the Company (herein collectively referred to as “Accounts”), together with the proceeds thereof, all goods represented by such Accounts and all such goods that may be returned by the Company’s customers, and all proceeds of any insurance thereon, and all guarantees, securities and liens which the Company may hold for the payment of any such Accounts including, without limitation, all rights of stoppage in transit, replevin and reclamation and as an unpaid vendor and/or lienor, all of which the Company represents and warrants will be bona fide and existing obligations of its respective customers, arising out of the sale of goods by the Company in the ordinary course of business;

(f) to the extent assignable, all of the Company’s rights under all present and future authorizations, permits, licenses and franchises issued or granted in connection with the operations of any of its facilities;

(g) all equity interests, securities or other instruments in other companies, including, without limitation, any subsidiaries, investments or other entities (whether or not controlled); and

(h) all products and proceeds (including, without limitation, insurance proceeds) from the above-described Pledged Property.

A-1

Dated: August 24, 2006

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. CCP-1	$5,000,000

NEOMEDIA TECHNOLOGIES, INC.

Secured Convertible Debenture

Due August 24, 2008

This Secured Convertible Debenture (the “Debenture”) is issued by NEOMEDIA TECHNOLOGIES, INC., a Delaware corporation (the “Obligor”), to CORNELL CAPITAL PARTNERS, LP (the “Holder”), pursuant to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) of even date herewith.

FOR VALUE RECEIVED, the Obligor hereby promises to pay to the Holder or its successors and assigns the principal sum of Five Million Dollars ($5,000,000) together with accrued but unpaid interest on or before August 24, 2008 (the “Maturity Date”) in accordance with the following terms:

Interest. Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to ten percent (10%). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law. Interest hereunder will be paid to the Holder or its assignee (as defined in Section 5) in whose name this Debenture is registered on the records of the Obligor regarding registration and transfers of Debentures (the “Debenture Register”).

Right of Redemption. The Obligor at its option shall have the right, with three (3) business days advance written notice (the “Redemption Notice”), to redeem a portion or all amounts outstanding under this Debenture prior to the Maturity Date provided that the Closing Bid Price of the of the Obligor’s Common Stock, as reported by Bloomberg, LP, is less than the Fixed Conversion Price at the time of the Redemption Notice. The Obligor shall pay an amount equal to the principal amount being redeemed plus a redemption premium (“Redemption Premium”) equal to twenty percent (20%) of the principal amount being redeemed, and accrued interest, (collectively referred to as the “Redemption Amount”). The Obligor shall deliver to the Holder the Redemption Amount on the third (3rd) business day after the Redemption Notice.

Notwithstanding the foregoing in the event that the Obligor has elected to redeem a portion of the outstanding principal amount and accrued interest under this Debenture the Holder shall be permitted to convert all or any portion of this Debenture during such three business day period.

Security Agreements. This Debenture is secured by a Pledge and Security Agreement (the “Security Agreement”) of even date herewith between the Obligor and the Holder.

Consent of Holder to Sell Capital Stock or Grant Security Interests. So long as any of the principal amount or interest on this Debenture remains unpaid and unconverted, the Obligor shall not, and with respect to subsection (iii) herein shall cause its subsidiaries now existing or later created or acquired not to, without the prior consent of the Holder, (i) issue or sell any shares of Common Stock or preferred stock without consideration or for consideration per share less than the Closing Bid Price of the Common Stock determined immediately prior to its issuance, (ii) issue or sell any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for consideration per share less than the Closing Bid Price of the Common Stock determined immediately prior to its issuance, (iii) enter into any security instrument granting the holder a security interest in any of the assets of the Obligor or any of its subsidiaries now existing or later created or acquired or (iv) file any registration statements on Form S-8.

Rights of First Refusal.  So long as any portion of this Debenture is outstanding (including principal or accrued interest), if the Obligor intends to raise additional capital by the issuance or sale of capital stock of the Obligor, including without limitation shares of any class of Common Stock, any class of preferred stock, options, warrants or any other securities convertible or exercisable into shares of Common Stock (whether the offering is conducted by the Obligor, underwriter, placement agent or any third party) the Obligor shall be obligated to offer to the Holder such issuance or sale of capital stock, by providing in writing the principal amount of capital it intends to raise and outline of the material terms of such capital raise, prior to the offering such issuance or sale of capital stock  to any third parties including, but not limited to, current or former officers or directors, current or former shareholders and/or investors of the obligor, underwriters, brokers, agents or other third parties.  The Holder shall have ten (10) Business Days from receipt of such notice of the sale or issuance of capital stock to accept or reject all or a portion of such capital raising offer.

This Debenture is subject to the following additional provisions:

Section 1. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

Section 2. Events of Default.

(a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) Any default in the payment of the principal of, interest on or other charges in respect of this Debenture, free of any claim of subordination, as and when the same shall become due and payable (whether on a due date, a Conversion Date or the Maturity Date or by acceleration or otherwise);

(ii) The Obligor shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Debenture (except as may be covered by Section 2(a)(i) hereof) or any Transaction Document (as defined in Section 5) which is not cured with in the time prescribed;

(iii) The Obligor or any subsidiary of the Obligor shall commence, or there shall be commenced against the Obligor or any subsidiary of the Obligor under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Obligor or any subsidiary of the Obligor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Obligor or any subsidiary of the Obligor or there is commenced against the Obligor or any subsidiary of the Obligor any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Obligor or any subsidiary of the Obligor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Obligor or any subsidiary of the Obligor suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Obligor or any subsidiary of the Obligor makes a general assignment for the benefit of creditors; or the Obligor or any subsidiary of the Obligor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Obligor or any subsidiary of the Obligor shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Obligor or any subsidiary of the Obligor shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Obligor or any subsidiary of the Obligor for the purpose of effecting any of the foregoing;

(iv) The Obligor or any subsidiary of the Obligor shall default in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Obligor or any subsidiary of the Obligor in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(v) The Common Stock shall cease to be quoted for trading or listing for trading on either the Nasdaq OTC Bulletin Board (“OTC”), or if then listed on Nasdaq Capital Market, New York Stock Exchange, American Stock Exchange or the Nasdaq National Market (each, a “Subsequent Market”) shall cease to be quoted for trading or listing on such Subsequent Market and shall not again be quoted or listed for trading thereon within five (5) Trading Days of such delisting;

(vi) The Obligor or any subsidiary of the Obligor shall be a party to any Change of Control Transaction (as defined in Section 5);

(vii) The Obligor shall fail to file the Underlying Shares Registration Statement (as defined in Section 5) with the Commission (as defined in Section 5), or the Underlying Shares Registration Statement shall not have been declared effective by the Commission, in each case within the time periods set forth in the Investor Registration Rights Agreement (“Registration Rights Agreement”) of even date herewith between the Obligor and the Holder;

(viii) If the effectiveness of the Underlying Shares Registration Statement lapses for any reason or the Holder shall not be permitted to resell the shares of Common Stock underlying this Debenture under the Underlying Shares Registration Statement, in either case, for more than five (5) consecutive Trading Days or an aggregate of eight Trading Days (which need not be consecutive Trading Days);

(ix) The Obligor shall fail for any reason to deliver Common Stock certificates to a Holder prior to the fifth (5th) Trading Day after a Conversion Date or the Obligor shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of this Debenture in accordance with the terms hereof;

(x)  The Obligor shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within three (3) days after notice is claimed delivered hereunder;

(b) During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder's election, immediately due and payable in cash, provided however, the Holder may request (but shall have no obligation to request) payment of such amounts in Common Stock of the Obligor. In addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Debenture at any time after (x) an Event of Default or (y) the Maturity Date at the Conversion Price then in-effect. The Holder need not provide and the Obligor hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Upon an Event of Default, notwithstanding any other provision of this Debenture or any Transaction Document, the Holder shall have no obligation to comply with or adhere to any limitations, if any, on the conversion of this Debenture or the sale of the Underlying Shares.

Section 3. Conversion.

(a) Conversion at Option of Holder.

(i) This Debenture shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time, after the Original Issue Date (as defined in Section 5) (subject to the limitations on conversion set forth in Section 3(b) hereof). The number of shares of Common Stock issuable upon a conversion hereunder equals the quotient obtained by dividing (x) the outstanding amount of this Debenture to be converted by (y) the Conversion Price (as defined in Section 3(c)(i)). The Obligor shall deliver Common Stock certificates to the Holder prior to the Fifth (5th) Trading Day after a Conversion Date.

(ii) Notwithstanding anything to the contrary contained herein, if on any Conversion Date: (1) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay principal and interest hereunder in shares of Common Stock; (2) the Common Stock is not listed or quoted for trading on the OTC or on a Subsequent Market; (3) the Obligor has failed to timely satisfy its conversion; or (4) the issuance of such shares of Common Stock would result in a violation of Section 3(b), then, at the option of the Holder, the Obligor, in lieu of delivering shares of Common Stock pursuant to Section 3(a)(i), shall deliver, within three (3) Trading Days of each applicable Conversion Date, an amount in cash equal to the product of the outstanding principal amount to be converted plus any interest due therein divided by the Conversion Price, chosen by the Holder, and multiplied by the highest closing price of the stock from date of the conversion notice till the date that such cash payment is made.

Further, if the Obligor shall not have delivered any cash due in respect of conversion of this Debenture or as payment of interest thereon by the fifth (5th) Trading Day after the Conversion Date, the Holder may, by notice to the Obligor, require the Obligor to issue shares of Common Stock pursuant to Section 3(c), except that for such purpose the Conversion Price applicable thereto shall be the lesser of the Conversion Price on the Conversion Date and the Conversion Price on the date of such Holder demand. Any such shares will be subject to the provisions of this Section.

(iii) The Holder shall effect conversions by delivering to the Obligor a completed notice in the form attached hereto as Exhibit A (a “Conversion Notice”). The date on which a Conversion Notice is delivered is the “Conversion Date.” Unless the Holder is converting the entire principal amount outstanding under this Debenture, the Holder is not required to physically surrender this Debenture to the Obligor in order to effect conversions. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture plus all accrued and unpaid interest thereon in an amount equal to the applicable conversion. The Holder and the Obligor shall maintain records showing the principal amount converted and the date of such conversions. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error.

(b) Certain Conversion Restrictions.

(i) A Holder may not convert this Debenture or receive shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, this Debenture held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Obligor the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Obligor shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with the periods described in Section 3(a)(i) and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Obligor. Other Holders shall be unaffected by any such waiver.

(c) Conversion Price and Adjustments to Conversion Price.

(i) The conversion price in effect on any Conversion Date shall be, at the sole option of the Holder, equal to either (a) Fifteen Cents ($0.15) (the “Fixed Conversion Price”) or (b) ninety percent (90%) of the lowest the closing Bid Price of the Common Stock during the thirty (30) trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP (the “Market Conversion Price”). The Fixed Conversion Price and the Market Conversion Price are collectively referred to as the “Conversion Price.” The Conversion Price may be adjusted pursuant to the other terms of this Debenture. Notwithstanding the restriction set for the in Section 2(b)(ii) the Holder shall have the absolute right to convert any or all of this Debenture at the Fixed Conversion Price free of such restriction.

(ii) If the Obligor, at any time while this Debenture is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Obligor, then the Fixed Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(iii) If the Obligor, at any time while this Debenture is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to the Holder) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Fixed Conversion Price, then the Fixed Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants (plus the number of additional shares of Common Stock offered for subscription or purchase), and of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants, plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Fixed Conversion Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. However, upon the expiration of any such right, option or warrant to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Fixed Conversion Price pursuant to this Section, if any such right, option or warrant shall expire and shall not have been exercised, the Fixed Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Fixed Conversion Price made pursuant to the provisions of this Section after the issuance of such rights or warrants) had the adjustment of the Fixed Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such rights, options or warrants actually exercised.

(iv) If the Obligor or any subsidiary thereof, as applicable, at any time while this Debenture is outstanding, shall issue shares of Common Stock or rights, warrants, options or other securities or debt that are convertible into or exchangeable for shares of Common Stock (“Common Stock Equivalents”) entitling any Person to acquire shares of Common Stock, at a price per share less than the Fixed Conversion Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at a price per share which is less than the Fixed Conversion Price, such issuance shall be deemed to have occurred for less than the Fixed Conversion Price), then, at the sole option of the Holder, the Fixed Conversion Price shall be adjusted to mirror the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Obligor shall notify the Holder in writing, no later than one (1) business day following the issuance of any Common Stock or Common Stock Equivalent subject to this Section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms. No adjustment under this Section shall be made as a result of issuances and exercises of options to purchase shares of Common Stock issued for compensatory purposes pursuant to any of the Obligor's stock option or stock purchase plans.

(v) If the Obligor, at any time while this Debenture is outstanding, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Fixed Conversion Price at which this Debenture shall thereafter be convertible shall be determined by multiplying the Fixed Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Closing Bid Price determined as of the record date mentioned above, and of which the numerator shall be such Closing Bid Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(vi) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holder shall have the right thereafter to, at its option, (A) convert the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holder of this Debenture shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Obligor into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture could have been converted immediately prior to such reclassification or share exchange would have been entitled, or (B) require the Obligor to prepay the outstanding principal amount of this Debenture, plus all interest and other amounts due and payable thereon. The entire prepayment price shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges.

(vii) The Obligor shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Debenture; and within three (3) Business Days following the receipt by the Obligor of a Holder's notice that such minimum number of Underlying Shares is not so reserved, the Obligor shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.

(viii) All calculations under this Section 3 shall be rounded to the nearest $0.0001 or whole share.

(ix) Whenever the Conversion Price is adjusted pursuant to Section 3 hereof, the Obligor shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(x) If (A) the Obligor shall declare a dividend (or any other distribution) on the Common Stock; (B) the Obligor shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Obligor shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Obligor shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Obligor is a party, any sale or transfer of all or substantially all of the assets of the Obligor, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (E) the Obligor shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Obligor; then, in each case, the Obligor shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be mailed to the Holder at its last address as it shall appear upon the stock books of the Obligor, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Debenture during the 20-day calendar period commencing the date of such notice to the effective date of the event triggering such notice.

(xi) In case of any (1) merger or consolidation of the Obligor or any subsidiary of the Obligor with or into another Person, or (2) sale by the Obligor or any subsidiary of the Obligor of more than one-half of the assets of the Obligor in one or a series of related transactions, a Holder shall have the right to (A) exercise any rights under Section 2(b), (B) convert the aggregate amount of this Debenture then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of this Debenture could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible Debenture with a principal amount equal to the aggregate principal amount of this Debenture then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible Debenture shall have terms identical (including with respect to conversion) to the terms of this Debenture, and shall be entitled to all of the rights and privileges of the Holder of this Debenture set forth herein and the agreements pursuant to which this Debentures were issued. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible Debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(d) Other Provisions.

(i) The Obligor covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Obligor as to reservation of such shares set forth in this Debenture) be issuable (taking into account the adjustments and restrictions of Sections 2(b) and 3(c)) upon the conversion of the outstanding principal amount of this Debenture and payment of interest hereunder. The Obligor covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Shares Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Underlying Shares Registration Statement.

(ii) Upon a conversion hereunder the Obligor shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Closing Bid Price at such time. If the Obligor elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(iii) The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Obligor shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debenture so converted and the Obligor shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Obligor the amount of such tax or shall have established to the satisfaction of the Obligor that such tax has been paid.

(iv) Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for the Obligor 's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(v) In addition to any other rights available to the Holder, if the Obligor fails to deliver to the Holder such certificate or certificates pursuant to Section 3(a)(i) by the fifth (5th) Trading Day after the Conversion Date, and if after such fifth (5th) Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Obligor shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the market price of the Common Stock at the time of the sale giving rise to such purchase obligation and (B) at the option of the Holder, either reissue a Debenture in the principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Obligor timely complied with its delivery requirements under Section 3(a)(i). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Debentures with respect to which the market price of the Underlying Shares on the date of conversion was a total of $10,000 under clause (A) of the immediately preceding sentence, the Obligor shall be required to pay the Holder $1,000. The Holder shall provide the Obligor written notice indicating the amounts payable to the Holder in respect of the Buy-In.

Section 4. Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Neomedia Technologies, Inc.
2201 Second Street, Suite #600
Fort Myers, FL 33901
Attention: Charles T. Jensen, President
Telephone: (239) 337-3434
Facsimile: (239) 337-3668

With a copy to:	Kirkpatrick & Lockhart Nicholson Graham LLP
201 South Biscayne Boulevard - Suite 2000
Miami, FL 33131-2399
Attention: Clayton E. Parker, Esq.
Telephone: (305) 539-3300
Facsimile: (305) 358-7095

If to the Holder:	Cornell Capital Partners, LP
101 Hudson Street, Suite 3700
Jersey City, NJ 07303
Attention: Mark Angelo
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

With a copy to:	David Gonzalez, Esq.
101 Hudson Street - Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 5. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

“Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Obligor, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Obligor (except that the acquisition of voting securities by the Holder shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Obligor which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Obligor or any subsidiary of the Obligor in one or a series of related transactions with or into another entity, or (d) the execution by the Obligor of an agreement to which the Obligor is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c).

“Closing Bid Price” means the price per share in the last reported trade of the Common Stock on the OTC or on the exchange which the Common Stock is then listed as quoted by Bloomberg, LP.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.01, of the Obligor and stock of any other class into which such shares may hereafter be changed or reclassified.

“Conversion Date” shall mean the date upon which the Holder gives the Obligor notice of their intention to effectuate a conversion of this Debenture into shares of the Company’s Common Stock as outlined herein.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Original Issue Date” shall mean the date of the first issuance of this Debenture regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Debenture.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the shares of Common Stock are quoted on the OTC or quoted or traded on such Subsequent Market on which the shares of Common Stock are then quoted or listed; provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.

“Transaction Documents” means the Securities Purchase Agreement or any other agreement delivered in connection with the Securities Purchase Agreement, including, without limitation, the Security Agreement, the Irrevocable Transfer Agent Instructions, the Registration Rights Agreement, and the Warrants.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of this Debenture or as payment of interest in accordance with the terms hereof.

“Underlying Shares Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder.

Section 6. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Obligor, which are absolute and unconditional, to pay the principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Obligor. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. As long as this Debenture is outstanding, the Obligor shall not and shall cause their subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Transaction Documents; or (iii) enter into any agreement with respect to any of the foregoing.

Section 7. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Obligor, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Obligor, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

Section 8. If this Debenture is mutilated, lost, stolen or destroyed, the Obligor shall execute and deliver, in exchange and substitution for and upon cancellation of the mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Obligor.

Section 9. No indebtedness of the Obligor is senior to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Without the Holder’s consent, the Obligor will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior in any respect to the obligations of the Obligor under this Debenture.

Section 10. This Debenture shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to conflicts of laws thereof. Each of the parties consents to the jurisdiction of the Superior Courts of the State of New Jersey sitting in Hudson County, New Jersey and the U.S. District Court for the District of New Jersey sitting in Newark, New Jersey in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Section 11. If the Obligor fails to strictly comply with the terms of this Debenture, then the Obligor shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

Section 12. Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

Section 13. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Obligor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Obligor from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Obligor (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

Section 14. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

Section 15. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

[REMAINDER OF PAGE INTENTIONLLY LEFT BLANK]

IN WITNESS WHEREOF, the Obligor has caused this Secured Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

NEOMEDIA TECHNOLOGIES, INC.

By:/s/Charles T. Jensen
Name: Charles T. Jensen
Title: President & Chief Executive Officer

EXHIBIT “A”

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Debenture)

TO:

The undersigned hereby irrevocably elects to convert $______________________  of the principal amount of the above Debenture into Shares of Common Stock of Neomedia Technologies, Inc., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Applicable Conversion Price:
Signature:
Name:
Address:
Amount to be converted:	$
Amount of Debenture unconverted:	$
Conversion Price per share:	$
Number of shares of Common Stock to be issued:
Please issue the shares of Common Stock in the following name and to the following address:
Issue to:
Authorized Signature:
Name:
Title:
Phone Number:
Broker DTC Participant Code:
Account Number:

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

August 24, 2006

American Stock Transfer & Trust Company
6201 15th Avenue, 3rd Floor
Brooklyn, NY 11219

RE: NEOMEDIA TECHNOLOGIES, INC.

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) of even date herewith by and between Neomedia Technologies, Inc, a Delaware corporation (the “Company”), and the Buyers set forth on Schedule I attached thereto (collectively the “Buyers”). Pursuant to the Securities Purchase Agreement, the Company shall sell to the Buyers, and the Buyers shall purchase from the Company, convertible debentures (collectively, the “Debentures”) in the aggregate principal amount of Five Million Dollars ($5,000,000), plus accrued interest, which are convertible into shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), at the Buyers’ discretion. The Company has also issued to the Buyers warrants to purchase up to 175,000,000 shares of Common Stock, at the Buyers’ discretion (the “Warrant”). These instructions relate to the following stock or proposed stock issuances or transfers:

1.
76,277,650 Shares of Common Stock to be issued to the Buyers upon conversion of the Debentures (“Conversion Shares”) plus the shares of Common Stock to be issued to the Buyers upon conversion of accrued interest and liquidated damages into Common Stock (the “Interest Shares”).

2.	Up to 175,000,000 shares of Common Stock to be issued to the Buyers upon exercise of the Warrant (the “Warrant Shares”).

This letter shall serve as our irrevocable authorization and direction to American Stock Transfer & Trust Company (the “Transfer Agent”) to do the following:

1.	Conversion Shares, Warrant Shares and Interest Shares.

a.
Instructions Applicable to Transfer Agent. With respect to the Conversion Shares, Warrant Shares and the Interest Shares, the Transfer Agent shall issue the Conversion Shares, Warrant Shares and the Interest Shares to the Buyers from time to time upon delivery to the Transfer Agent of a properly completed and duly executed Conversion Notice (the “Conversion Notice”) in the form attached hereto as Exhibit A to the Debentures, or a properly completed and duly executed Exercise Notice (the “Exercise Notice”) in the form attached as Exhibit A to the Warrant, delivered to the Transfer Agent by the Company or on behalf of the Company by David Gonzalez, Esq. as escrow agent (the “Escrow Agent”). Upon receipt of a Conversion Notice or an Exercise Notice, the Transfer Agent shall, as soon as reasonably practical thereafter, (i) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice or the Exercise Notice, a certificate, registered in the name of the Buyer or its designees, for the number of shares of Common Stock to which the Buyer shall be entitled as set forth in the Conversion Notice or Exercise Notice, or (ii) provided the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Buyers, credit such aggregate number of shares of Common Stock to which the Buyers shall be entitled to the Buyer’s or their designees’ balance account with DTC through its Deposit Withdrawal At Custodian (“DWAC”) system, provided that the Buyer causes its bank or broker to initiate the DWAC transaction, and further provided that a certificate representing such shares of Common Stock would not be required to bear a legend restricting transfer.

b.
The Company hereby confirms to the Transfer Agent and the Buyers that certificates representing the Conversion Shares, Warrant Shares and Interest Shares shall not bear any legend restricting transfer and should not be subject to any stop-transfer restrictions and shall otherwise be freely transferable on the books and records of the Company; provided that Buyers confirm to the Transfer Agent and the Company that the Conversion Shares, Warrant Shares and Interest Shares have been or will be sold only pursuant to an effective registration statement for such securities under the Securities Act of 1933, as amended (the “Act”), and that the Buyers have complied, or will comply, with all applicable prospectus delivery requirements; and further provided that counsel to the Company delivers (i) the Notice of Effectiveness set forth in Exhibit I attached hereto and (ii) an opinion of counsel in the form set forth in Exhibit II attached hereto, and that if the Conversion Shares, Warrant Shares and the Interest Shares are not registered for sale under the Act, then the certificates for the Conversion Shares, Warrant Shares and Interest Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

c.
In the event that counsel to the Company fails or refuses to render an opinion as required to issue the Conversion Shares, the Warrant Shares or the Interest Shares in accordance with the preceding paragraph (either with or without restrictive legends, as applicable), then the Company irrevocably and expressly authorizes counsel to the Buyer to render such opinion. The Transfer Agent shall accept and be entitled to rely on such opinion for the purposes of issuing the Conversion Shares, the Warrant Shares or the Interest Shares.

d.
Upon the Company’s or the Escrow Agent’s receipt of a properly completed Conversion Notice or Exercise Notice (along with evidence that the Aggregate Exercise Price (as defined in the Warrant) has been delivered to the Company), the Company or the Escrow Agent, as the case may be, shall, within one (1) Trading Day thereafter, send to the Transfer Agent the Conversion Notice or Exercise Notice, as the case may be, which shall constitute an irrevocable instruction to the Transfer Agent to process such Conversion Notice or Exercise Notice in accordance with the terms of these instructions. For purposes hereof “Trading Day” shall mean any day on which the Nasdaq Market is open for customary trading.

2.	All Shares.

a.
The Company hereby irrevocably appoints the Escrow Agent as a duly authorized agent of the Company for the purposes of authorizing the Transfer Agent to process issuances and transfers specifically contemplated herein.

b.
The Transfer Agent shall rely exclusively on the Conversion Notice or the Exercise Notice, and shall have no liability for relying on such instructions. Any Conversion Notice or Exercise Notice delivered hereunder shall constitute an irrevocable instruction to the Transfer Agent to process such notice or notices in accordance with the terms thereof. Such notice or notices may be transmitted to the Transfer Agent by facsimile or any commercially reasonable method.

c.
The Company hereby confirms to the Transfer Agent and the Buyers that no instructions other than as contemplated herein will be given to Transfer Agent by the Company with respect to the matters referenced herein. The Company hereby authorizes the Transfer Agent, and the Transfer Agent shall be obligated, to disregard any contrary instructions received by or on behalf of the Company.

Certain Notice Regarding the Escrow Agent. The Company and the Transfer Agent hereby acknowledge that the Escrow Agent is general counsel to the Buyers, a partner of the general partner of the Buyers and counsel to the Buyers in connection with the transactions contemplated and referred herein. The Company and the Transfer Agent agree that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Buyers and neither the Company nor the Transfer Agent will seek to disqualify such counsel.

The Company hereby agrees that it shall not replace the Transfer Agent as the Company’s transfer agent without the prior written consent of the Buyers.

The Company agrees that in the event that the Transfer Agent resigns as the Company’s transfer agent the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent and to be bound by the terms and conditions of these Irrevocable Transfer Agent Instructions within 5 business days from the effectiveness of such resignation.

The Company acknowledges that the Buyers are relying on the representations and covenants made by the Company hereunder and are a material inducement to the Buyers purchasing convertible debentures under the Securities Purchase Agreement. The Company further acknowledges that without such representations and covenants of the Company made hereunder, the Buyers would not purchase the Debentures.

The Company specifically acknowledges and agrees that in the event of a breach or threatened breach by a party hereto of any provision hereof, the Buyers will be irreparably damaged and that damages at law would be an inadequate remedy if these Irrevocable Transfer Agent Instructions were not specifically enforced. Therefore, in the event of a breach or threatened breach by the Company, including, without limitation, the attempted termination of the agency relationship created by this instrument, the Buyers shall be entitled, in addition to all other rights or remedies, to an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of these Irrevocable Transfer Agent Instructions.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this letter agreement regarding Irrevocable Transfer Agent Instructions to be duly executed and delivered as of the date first written above.

COMPANY:

Neomedia Technologies, Inc.

By: /s/ Charles T. Jensen
Name: Charles T. Jensen
Title: President & Chief Executive Officer

/s/ David Gonzalez
David Gonzalez, Esq.

American Stock Transfer & Trust Company

By: /s/ Herbert J. Lemmer
Name: Herbert J. Lemmer
Title: Vice President

SCHEDULE I

SCHEDULE OF BUYERS

Name	Signature	Address/Facsimile Number of Buyers

Cornell Capital Partners, LP	By: Yorkville Advisors, LLC	101 Hudson Street - Suite 3700
	Its: General Partner	Jersey City, NJ 07303
Facsimile: (201) 985-8266

By:
Name: Mark Angelo
Its: Portfolio Manager

EXHIBIT I

TO IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

_________, 200_

________

Attention:

RE: NEOMEDIA TECHNOLOGIES, INC.

Ladies and Gentlemen:

We are counsel to Neomedia Technologies, Inc., (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement, dated as of ________________ ____, 200_ (the “Securities Purchase Agreement”), entered into by and among the Company and the Buyers set forth on Schedule I attached thereto (collectively the “Buyers”) pursuant to which the Company has agreed to sell to the Buyers up to $5,000,000 of secured convertible debentures, which shall be convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”), in accordance with the terms of the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement, dated as of ______________ ___, 200_, with the Buyers (the “Investor Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Conversion Shares under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Securities Purchase Agreement and the Registration Rights Agreement, on _______, 200_, the Company filed a Registration Statement (File No. ___-_________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the sale of the Conversion Shares.

In connection with the foregoing, we advise the Transfer Agent that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at ____ P.M. on __________, 200_ and we have no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Conversion Shares are available for sale under the 1933 Act pursuant to the Registration Statement.

The statement made herein that “we have no knowledge” is based solely on information actually known to those attorneys currently practicing with this firm and engaged in the representation of the Company in connection with the transactions contem-plated by the Securities Purchase Agreement.

Very truly yours,

EXHIBIT II

TO IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

FORM OF OPINION

________________ 200_

VIA FACSIMILE AND REGULAR MAIL

American Stock Transfer and Trust
6201 15th Avenue, 3rd Floor
Brooklyn, NY 11212

RE: NEOMEDIA TECHNOLOGIES, INC.

Ladies and Gentlemen:

We have acted as counsel to Neomedia Technologies, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of an offering of up to ____________ shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issued or to be issued to the selling stockholders (the “Selling Stockholders”) listed in the selling stockholders table at page __ of the final prospectus, a copy of which is attached hereto as Exhibit A. We understand that the certificates representing the Common Stock currently contain a legend (the “Securities Act Legend”) stating that the Common Stock represented by such certificates may not be sold or transferred without registration under the Act.

The sale of the Common Stock by the Selling Stockholders has been registered under the Act pursuant to a Registration Statement on Form S-1 (SEC File No. 333-______), filed with the Securities and Exchange Commission (the “Commission”) on ________ __, 200_ (the “Registration Statement”). The Registration Statement was declared effective under the Act by the Commission on ________ __, 200_. Therefore, the Common Stock identified in the Registration Statement, including those shares issued upon exercise of the Convertible Debentures and Warrants referenced in Exhibit A, may, upon receipt of confirmation from the Selling Stockholder that the Common Stock has been or will be sold only pursuant to the Registration Statement and that the Selling Stockholder has complied, or will comply, with all applicable prospectus delivery requirements, be issued or reissued, as applicable, without bearing the Securities Act Legend.

Very truly yours,

EXHIBIT A

Prospectus

“A” WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.

NEOMEDIA TECHNOLOGIES, INC.

Warrant To Purchase Common Stock

Warrant No.: CCP-001	Number of Shares: 25,000,000

Date of Reissuance: August 24, 2006

Neomedia Technologies, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration paid, the receipt and sufficiency of which are hereby acknowledged, Cornell Capital Partners, LP (“Cornell”), the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M. Eastern Time on the Expiration Date (as defined herein) Twenty-Five Million (25,000,000) fully paid and nonassessable shares of Common Stock (as defined herein) of the Company (the “Warrant Shares”) at the exercise price per share provided in Section 1(b) below or as subsequently adjusted; provided, however, that in no event shall the holder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise, except within sixty (60) days of the Expiration Date (however, such restriction may be waived by Cornell (but only as to itself and not to any other holder) upon not less than sixty-five (65) days prior notice to the Company). For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such proviso is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the holder and its affiliates (including, without limitation, any convertible notes or preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-QSB or Form 10-KSB, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any holder, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such notice, confirm in writing to any such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the exercise of Warrants (as defined below) by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

Section 1.

(a)  This Warrant is the common stock purchase warrant (the “Warrant”) issued pursuant to the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated the date hereof between the Company and the Buyers listed on Schedule I thereto.

(b)  Definitions. The following words and terms as used in this Warrant shall have the following meanings:

(i)  “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.

(ii)  “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(iii)  “Closing Bid Price” means the closing bid price of Common Stock as quoted on the Principal Market (as reported by Bloomberg Financial Markets (“Bloomberg”) through its “Volume at Price” function).

(iv)  “Common Stock” means (i) the Company’s common stock, par value $0.01 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(v)  “Event of Default” means an event of default under the Securities Purchase Agreement or the Convertible Debentures issued in connection therewith.

(vi)  “Excluded Securities” means, provided such security is issued at a price which is greater than or equal to the arithmetic average of the Closing Bid Prices of the Common Stock for the ten (10) consecutive trading days immediately preceding the date of issuance, any of the following: (a) any issuance by the Company of securities in connection with a strategic partnership or a joint venture (the primary purpose of which is not to raise equity capital), (b) any issuance by the Company of securities as consideration for a merger or consolidation or the acquisition of a business, product, license, or other assets of another person or entity and (c) options to purchase shares of Common Stock, provided (I) such options are issued after the date of this Warrant to employees or directors of the Company and (II) the exercise price of such options is not less than the Closing Bid Price of the Common Stock on the date of issuance of such option.

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(vii)  “Expiration Date” means the date five (5) years from the Issuance Date of this Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of New York or the State of New York or on which trading does not take place on the Principal Exchange or automated quotation system on which the Common Stock is traded (a “Holiday”), the next date that is not a Holiday.

(viii)  “Issuance Date” means the date hereof.

(ix)  “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(x)  “Other Securities” means (i) those options and warrants of the Company issued prior to, and outstanding on, the Issuance Date of this Warrant, (ii) the shares of Common Stock issuable on exercise of such options and warrants, provided such options and warrants are not amended after the Issuance Date of this Warrant, (iii) the shares of Common Stock issuable upon exercise of this Warrant, (iv) shares of Common Stock paid upon conversion of the convertible preferred stock paid pursuant to the Amended and Restated Investment Agreement and (v) any shares of Common Stock issued in connection with any acquisition of the stock or assets of another entity which have been approved by the Board of Directors of the Company.

(xi)  “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(xii)  “Principal Market” means the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, whichever is at the time the principal trading exchange or market for such security, or the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg or, if no bid or sale information is reported for such security by Bloomberg, then the average of the bid prices of each of the market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc.

(xiii)  “Securities Act” means the Securities Act of 1933, as amended.

(xiv)  “Warrant” means this Warrant and all Warrants issued in exchange, transfer or replacement thereof.

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(xv)  “Warrant Exercise Price” shall be $0.15 or as subsequently adjusted as provided in Section 8 hereof.

(xvi)  “Warrant Shares” means the shares of Common Stock issuable at any time upon exercise of this Warrant.

(c)  Other Definitional Provisions.

(i)  Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company’s successors and (B) to any applicable law defined or referred to herein shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

(ii)  When used in this Warrant, the words “herein”, “hereof”, and “hereunder” and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words “Section”, “Schedule”, and “Exhibit” shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

(iii)  Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

Section 2.  Exercise of Warrant.

(a)  Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, pro rata as hereinafter provided, at any time on any Business Day on or after the opening of business on such Business Day, commencing with the first day after the date hereof, and prior to 11:59 P.M. Eastern Time on the Expiration Date (i) by delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the “Exercise Notice”), of such holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, payment to the Company of an amount equal to the Warrant Exercise Price(s) applicable to the Warrant Shares being purchased, multiplied by the number of Warrant Shares (at the applicable Warrant Exercise Price) as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds and the surrender of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) to a common carrier for overnight delivery to the Company as soon as practicable following such date (“Cash Basis”) or (ii) if at the time of exercise, the Warrant Shares are not subject to an effective registration statement or if an Event of Default has occurred, by delivering an Exercise Notice and in lieu of making payment of the Aggregate Exercise Price in cash or wire transfer, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (the “Cashless Exercise”):

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Net Number	=	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A	=	the total number of Warrant Shares with respect to which this Warrant is then being exercised.

B	=	the Closing Bid Price of the Common Stock on the date of exercise of the Warrant.

C	=	the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2, the Company shall on or before the fifth (5th) Business Day following the date of receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) and the receipt of the representations of the holder specified in Section 6 hereof, if requested by the Company (the “Exercise Delivery Documents”), and if the Common Stock is DTC eligible, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder’s or its designee’s balance account with The Depository Trust Company; provided, however, if the holder who submitted the Exercise Notice requested physical delivery of any or all of the Warrant Shares, or, if the Common Stock is not DTC eligible then the Company shall, on or before the fifth (5th) Business Day following receipt of the Exercise Delivery Documents, issue and surrender to a common carrier for overnight delivery to the address specified in the Exercise Notice, a certificate, registered in the name of the holder, for the number of shares of Common Stock to which the holder shall be entitled pursuant to such request. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (i) or (ii) above the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised. In the case of a dispute as to the determination of the Warrant Exercise Price, the Closing Bid Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder the number of Warrant Shares that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) Business Day of receipt of the holder’s Exercise Notice.

(b)  If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price or arithmetic calculation of the Warrant Shares within one (1) day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price or the Closing Bid Price to an independent, reputable investment banking firm or (ii) the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment banking firm’s or accountant’s determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

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(c)  Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five (5) Business Days after any exercise and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised.

(d)  No fractional Warrant Shares are to be issued upon any pro rata exercise of this Warrant, but rather the number of Warrant Shares issued upon such exercise of this Warrant shall be rounded up or down to the nearest whole number.

(e)  If the Company or its Transfer Agent shall fail for any reason or for no reason to issue to the holder within ten (10) days of receipt of the Exercise Delivery Documents, a certificate for the number of Warrant Shares to which the holder is entitled or to credit the holder’s balance account with The Depository Trust Company for such number of Warrant Shares to which the holder is entitled upon the holder’s exercise of this Warrant, the Company shall, in addition to any other remedies under this Warrant or the Placement Agent Agreement or otherwise available to such holder, pay as additional damages in cash to such holder on each day the issuance of such certificate for Warrant Shares is not timely effected an amount equal to 0.025% of the product of (A) the sum of the number of Warrant Shares not issued to the holder on a timely basis and to which the holder is entitled, and (B) the Closing Bid Price of the Common Stock for the trading day immediately preceding the last possible date which the Company could have issued such Common Stock to the holder without violating this Section 2.

(f)  If within ten (10) days after the Company’s receipt of the Exercise Delivery Documents, the Company fails to deliver a new Warrant to the holder for the number of Warrant Shares to which such holder is entitled pursuant to Section 2 hereof, then, in addition to any other available remedies under this Warrant or the Placement Agent Agreement, or otherwise available to such holder, the Company shall pay as additional damages in cash to such holder on each day after such tenth (10th) day that such delivery of such new Warrant is not timely effected in an amount equal to 0.25% of the product of (A) the number of Warrant Shares represented by the portion of this Warrant which is not being exercised and (B) the Closing Bid Price of the Common Stock for the trading day immediately preceding the last possible date which the Company could have issued such Warrant to the holder without violating this Section 2.

(g)  Forced Exercise. Provided that the shares issuable upon exercise this Warrant are registered pursuant to an effective registration statement, the Company at its option shall have the right at any time commencing on the date hereof if the Company’s Closing Bid Price as quoted by Bloomberg, LP is equal to or greater than Twenty Five Cents ($.25) for ten (10) consecutive Trading Days, to on such tenth (10th) day provide written notice to the Holder (the “Forced Exercise Notice”) providing the Holder twenty (20) calendar days from the day following receipt of the Forced Exercise Notice, to exercise this Warrant in whole at the then applicable Exercise Price (“Forced Exercise Period”). Provided however in the event that the Closing Bid Price of the Company’s Common Stock during the Forced Exercise Period is equal to or lower than the applicable Warrant Exercise Price the Holder shall not be forced to exercise this Warrant, in whole or in part, as provided for herein.

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Section 3.  Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

(a)  This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

(b)  All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

(c)  During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least one hundred percent (100%) of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price. If at any time the Company does not have a sufficient number of shares of Common Stock authorized and available, then the Company shall call and hold a special meeting of its stockholders within sixty (60) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

(d)  If at any time after the date hereof the Company shall file a registration statement, the Company shall include the Warrant Shares issuable to the holder, pursuant to the terms of this Warrant and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

(e)  The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. The Company will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

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(f)  This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.

Section 4.  Taxes. The Company shall pay any and all taxes, except any applicable withholding, which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

Section 5.  Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

Section 6.  Representations of Holder. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an “accredited investor” as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an “Accredited Investor”). Upon exercise of this Warrant the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder’s exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.

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Section 7.  Ownership and Transfer.

(a)  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

Section 8.  Adjustment of Warrant Exercise Price and Number of Shares. The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

(a)  Adjustment of Warrant Exercise Price and Number of Shares upon Issuance of Common Stock. If and whenever on or after the Issuance Date of this Warrant, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than (i) Excluded Securities and (ii) shares of Common Stock which are issued or deemed to have been issued by the Company in connection with an Approved Stock Plan or upon exercise or conversion of the Other Securities) for a consideration per share less than a price (the “Applicable Price”) equal to the Warrant Exercise Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale the Warrant Exercise Price then in effect shall be reduced to an amount equal to such consideration per share. Upon each such adjustment of the Warrant Exercise Price hereunder, the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

(b)  Effect on Warrant Exercise Price of Certain Events. Excluding the issuance of Excluded Securities or the exercise or conversion of Other Securities, for purposes of determining the adjusted Warrant Exercise Price under Section 8(a) above, the following shall be applicable:

(i)  Issuance of Options. If after the date hereof, the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any convertible securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(b)(i), the lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option or upon conversion or exchange of any convertible security issuable upon exercise of such Option. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock or of such convertible securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities.

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(ii)  Issuance of Convertible Securities. If the Company in any manner issues or sells any convertible securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such convertible securities for such price per share. For the purposes of this Section 8(b)(ii), the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the convertible security and upon conversion or exchange of such convertible security. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities, and if any such issue or sale of such convertible securities is made upon exercise of any Options for which adjustment of the Warrant Exercise Price had been or are to be made pursuant to other provisions of this Section 8(b), no further adjustment of the Warrant Exercise Price shall be made by reason of such issue or sale.

(iii)  Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any convertible securities, or the rate at which any convertible securities are convertible into or exchangeable for Common Stock changes at any time, the Warrant Exercise Price in effect at the time of such change shall be adjusted to the Warrant Exercise Price which would have been in effect at such time had such Options or convertible securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Warrant Shares issuable upon exercise of this Warrant shall be correspondingly readjusted. For purposes of this Section 8(b)(iii), if the terms of any Option or convertible security that was outstanding as of the Issuance Date of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or convertible security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment pursuant to this Section 8(b) shall be made if such adjustment would result in an increase of the Warrant Exercise Price then in effect.

(c)  Effect on Warrant Exercise Price of Certain Events. Excluding the issuance of Excluded Securities or the exercise or conversion of Other Securities, for purposes of determining the adjusted Warrant Exercise Price under Sections 8(a) and 8(b), the following shall be applicable:

(i)  Calculation of Consideration Received. If any Common Stock, Options or convertible securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefore will be deemed to be the net amount received by the Company therefore. If any Common Stock, Options or convertible securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the market price of such securities on the date of receipt of such securities. If any Common Stock, Options or convertible securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefore will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or convertible securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of Warrants representing at least two-thirds (b) of the Warrant Shares issuable upon exercise of the Warrants then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of Warrants representing at least two-thirds (b) of the Warrant Shares issuable upon exercise of the Warrants then outstanding. The determination of such appraiser shall be final and binding upon all parties and the fees and expenses of such appraiser shall be borne jointly by the Company and the holders of Warrants.

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(ii)  Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01.

(iii)  Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

(iv)  Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in convertible securities or (2) to subscribe for or purchase Common Stock, Options or convertible securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d)  Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, any Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, any Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 8(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

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(e)  Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(i)  any Warrant Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Warrant Exercise Price by a fraction of which (A) the numerator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date; and

(ii)  either (A) the number of Warrant Shares obtainable upon exercise of this Warrant shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i), or (B) in the event that the Distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant shall receive an additional warrant to purchase Common Stock, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the amount of the assets that would have been payable to the holder of this Warrant pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i).

(f)  Certain Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided, except as set forth in section 8(d), that no such adjustment pursuant to this Section 8(f) will increase the Warrant Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 8.

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(g)  Notices.

(i)  Immediately upon any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

(ii)  The Company will give written notice to the holder of this Warrant at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

(iii)  The Company will also give written notice to the holder of this Warrant at least ten (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

Section 9.  Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.

(a)  In addition to any adjustments pursuant to Section 8 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction in each case which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance satisfactory to the holders of Warrants representing at least two-thirds (iii) of the Warrant Shares issuable upon exercise of the Warrants then outstanding) to deliver to each holder of Warrants in exchange for such Warrants, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and satisfactory to the holders of the Warrants (including an adjusted warrant exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of the Warrants without regard to any limitations on exercise, if the value so reflected is less than any Applicable Warrant Exercise Price immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the holders of Warrants representing a majority of the Warrant Shares issuable upon exercise of the Warrants then outstanding) to insure that each of the holders of the Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the Warrant Shares immediately theretofore issuable and receivable upon the exercise of such holder’s Warrants (without regard to any limitations on exercise), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of Warrant Shares which would have been issuable and receivable upon the exercise of such holder’s Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exercisability of this Warrant).

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Section 10.  Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

Section 11.  Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of receipt is received by the sending party transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Cornell:	Cornell Capital Partners, LP
101 Hudson Street - Suite 3700
Jersey City, NJ 07302
Attention: Mark A. Angelo
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

With Copy to:	David Gonzalez, Esq.
101 Hudson Street - Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

If to the Company, to:	Neomedia Technologies, Inc.
2201 Second Street, Suite #600
Fort Myers, FL 33901
Attention: Charles T. Jensen
Telephone: (239) 337-3434
Facsimile: (239) 337-3668

With a copy to:	Kirkpatrick & Lockhart Nicholson Graham, LLP
201 South Biscayne Boulevard, Suite 2000
Miami, FL 33131
Attention: Clayton E. Parker, Esquire
Telephone: (305) 539-3306
Facsimile: (305) 358-7095

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If to a holder of this Warrant, to it at the address and facsimile number set forth on Exhibit C hereto, with copies to such holder’s representatives as set forth on Exhibit C, or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant. Each party shall provide five days’ prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, facsimile, waiver or other communication, (or (B) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 12.  Date. The date of this Warrant is set forth on page 1 hereof. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 8(b) shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

Section 13.  Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of Warrants representing at least two-thirds of the Warrant Shares issuable upon exercise of the Warrants then outstanding; provided that, except for Section 8(d), no such action may increase the Warrant Exercise Price or decrease the number of shares or class of stock obtainable upon exercise of any Warrant without the written consent of the holder of such Warrant.

Section 14.  Descriptive Headings; Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New Jersey. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Hudson County and the United States District Court for the District of New Jersey, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

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Section 15.  Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS WARRANT, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS WARRANT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of the date first set forth above.

NEOMEDIA TECHNOLOGIES, INC.

By:/s/ Charles T. Jensen
Name: Charles T. Jensen
Title: President & Chief Executive Officer

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EXHIBIT A TO WARRANT

EXERCISE NOTICE

TO BE EXECUTED
BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

NEOMEDIA TECHNOLOGIES, INC.

The undersigned holder hereby exercises the right to purchase ______________ of the shares of Common Stock (“Warrant Shares”) of Neomedia Technologies, Inc. (the “Company”), evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

Specify Method of exercise by check mark:

1.	___	Cash Exercise
	(a)	Payment of Warrant Exercise Price. The holder shall pay the Aggregate Exercise Price of $______________ to the Company in accordance with the terms of the Warrant.
	(b)	Delivery of Warrant Shares. The Company shall deliver to the holder _____ Warrant Shares in accordance with the terms of the Warrant.
2.	___	Cashless Exercise
(a)
Payment of Warrant Exercise Price. In lieu of making payment of the Aggregate Exercise Price, the holder elects to receive upon such exercise the Net Number of shares of Common Stock determined in accordance with the terms of the Warrant.

	(b)	Delivery of Warrant Shares. The Company shall deliver to the holder _____ Warrant Shares in accordance with the terms of the Warrant.
Date: _______________ __, ______

Name of Registered Holder

By: __________________________
Name: ________________________
Title: _________________________

A-1

EXHIBIT B TO WARRANT

FORM OF WARRANT POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase ____________ shares of the capital stock of Neomedia Technologies, Inc. represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated: _________________________

By: _________________________
Name:________________________
Title:_________________________

B-1

“B” WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.

NEOMEDIA TECHNOLOGIES, INC.

Warrant To Purchase Common Stock

Warrant No.: CCP-001	Number of Shares: 50,000,000

Date of Issuance: August 24, 2006

Neomedia Technologies, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cornell Capital Partners, LP (“Cornell”), the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M. Eastern Time on the Expiration Date (as defined herein) Fifty Million (50,000,000) fully paid and nonassessable shares of Common Stock (as defined herein) of the Company (the “Warrant Shares”) at the exercise price per share provided in Section 1(b) below or as subsequently adjusted; provided, however, that in no event shall the holder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise, except within sixty (60) days of the Expiration Date (however, such restriction may be waived by Cornell (but only as to itself and not to any other holder) upon not less than sixty-five (65) days prior notice to the Company). For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such proviso is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the holder and its affiliates (including, without limitation, any convertible notes or preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any holder, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such notice, confirm in writing to any such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the exercise of Warrants (as defined below) by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

Section 1.

(a)  This Warrant is the common stock purchase warrant (the “Warrant”) issued pursuant to the Securities Purchase Agreement Investment Agreement (the “Securities Purchase Agreement”) dated the date hereof between the Company and the Buyers listed on Schedule I thereto.

(b)  Definitions. The following words and terms as used in this Warrant shall have the following meanings:

(i)  “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.

(ii)  “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(iii)  “Closing Bid Price” means the closing bid price of Common Stock as quoted on the Principal Market (as reported by Bloomberg Financial Markets (“Bloomberg”) through its “Volume at Price” function).

(iv)  “Common Stock” means (i) the Company’s common stock, par value $0.01 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(v)  “Event of Default” means an event of default under the Securities Purchase Agreement or the Convertible Debentures issued in connection therewith.

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(vi)  “Excluded Securities” means, provided such security is issued at a price which is greater than or equal to the arithmetic average of the Closing Bid Prices of the Common Stock for the ten (10) consecutive trading days immediately preceding the date of issuance, any of the following: (a) any issuance by the Company of securities in connection with a strategic partnership or a joint venture (the primary purpose of which is not to raise equity capital), (b) any issuance by the Company of securities as consideration for a merger or consolidation or the acquisition of a business, product, license, or other assets of another person or entity and (c) options to purchase shares of Common Stock, provided (I) such options are issued after the date of this Warrant to employees or directors of the Company and (II) the exercise price of such options is not less than the Closing Bid Price of the Common Stock on the date of issuance of such option.

(vii)  “Expiration Date” means the date five (5) years from the Issuance Date of this Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of New York or the State of New York or on which trading does not take place on the Principal Exchange or automated quotation system on which the Common Stock is traded (a “Holiday”), the next date that is not a Holiday.

(viii)  “Issuance Date” means the date hereof.

(ix)  “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(x)  “Other Securities” means (i) those options and warrants of the Company issued prior to, and outstanding on, the Issuance Date of this Warrant, (ii) the shares of Common Stock issuable on exercise of such options and warrants, provided such options and warrants are not amended after the Issuance Date of this Warrant, (iii) the shares of Common Stock issuable upon exercise of this Warrant, (iv) shares of Common Stock paid upon conversion of the convertible preferred stock paid pursuant to the Amended and Restated Investment Agreement and (v) any shares of Common Stock issued in connection with any acquisition of the stock or assets of another entity which have been approved by the Board of Directors of the Company.

(xi)  “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(xii)  “Principal Market” means the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, whichever is at the time the principal trading exchange or market for such security, or the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg or, if no bid or sale information is reported for such security by Bloomberg, then the average of the bid prices of each of the market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc.

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(xiii)  “Securities Act” means the Securities Act of 1933, as amended.

(xiv)  “Warrant” means this Warrant and all Warrants issued in exchange, transfer or replacement thereof.

(xv)  “Warrant Exercise Price” shall be $0.25 or as subsequently adjusted as provided in Section 8 hereof.

(xvi)  “Warrant Shares” means the shares of Common Stock issuable at any time upon exercise of this Warrant.

(c)  Other Definitional Provisions.

(i)  Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company’s successors and (B) to any applicable law defined or referred to herein shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

(ii)  When used in this Warrant, the words “herein”, “hereof”, and “hereunder” and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words “Section”, “Schedule”, and “Exhibit” shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

(iii)  Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

Section 2.  Exercise of Warrant.

(a)  Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, pro rata as hereinafter provided, at any time on any Business Day on or after the opening of business on such Business Day, commencing with the first day after the date hereof, and prior to 11:59 P.M. Eastern Time on the Expiration Date (i) by delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the “Exercise Notice”), of such holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, payment to the Company of an amount equal to the Warrant Exercise Price(s) applicable to the Warrant Shares being purchased, multiplied by the number of Warrant Shares (at the applicable Warrant Exercise Price) as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds and the surrender of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) to a common carrier for overnight delivery to the Company as soon as practicable following such date (“Cash Basis”) or (ii) if at the time of exercise, the Warrant Shares are not subject to an effective registration statement or if an Event of Default has occurred, by delivering an Exercise Notice and in lieu of making payment of the Aggregate Exercise Price in cash or wire transfer, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (the “Cashless Exercise”):

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Net Number	=	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A	=	the total number of Warrant Shares with respect to which this Warrant is then being exercised.

B	=	the Closing Bid Price of the Common Stock on the date of exercise of the Warrant.

C	=	the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2, the Company shall on or before the fifth (5th) Business Day following the date of receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) and the receipt of the representations of the holder specified in Section 6 hereof, if requested by the Company (the “Exercise Delivery Documents”), and if the Common Stock is DTC eligible, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder’s or its designee’s balance account with The Depository Trust Company; provided, however, if the holder who submitted the Exercise Notice requested physical delivery of any or all of the Warrant Shares, or, if the Common Stock is not DTC eligible then the Company shall, on or before the fifth (5th) Business Day following receipt of the Exercise Delivery Documents, issue and surrender to a common carrier for overnight delivery to the address specified in the Exercise Notice, a certificate, registered in the name of the holder, for the number of shares of Common Stock to which the holder shall be entitled pursuant to such request. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (i) or (ii) above the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised. In the case of a dispute as to the determination of the Warrant Exercise Price, the Closing Bid Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder the number of Warrant Shares that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) Business Day of receipt of the holder’s Exercise Notice.

(b)  If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price or arithmetic calculation of the Warrant Shares within one (1) day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price or the Closing Bid Price to an independent, reputable investment banking firm or (ii) the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment banking firm’s or accountant’s determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

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(c)  Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five (5) Business Days after any exercise and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised.

(d)  No fractional Warrant Shares are to be issued upon any pro rata exercise of this Warrant, but rather the number of Warrant Shares issued upon such exercise of this Warrant shall be rounded up or down to the nearest whole number.

(e)  If the Company or its Transfer Agent shall fail for any reason or for no reason to issue to the holder within ten (10) days of receipt of the Exercise Delivery Documents, a certificate for the number of Warrant Shares to which the holder is entitled or to credit the holder’s balance account with The Depository Trust Company for such number of Warrant Shares to which the holder is entitled upon the holder’s exercise of this Warrant, the Company shall, in addition to any other remedies under this Warrant or the Placement Agent Agreement or otherwise available to such holder, pay as additional damages in cash to such holder on each day the issuance of such certificate for Warrant Shares is not timely effected an amount equal to 0.025% of the product of (A) the sum of the number of Warrant Shares not issued to the holder on a timely basis and to which the holder is entitled, and (B) the Closing Bid Price of the Common Stock for the trading day immediately preceding the last possible date which the Company could have issued such Common Stock to the holder without violating this Section 2.

(f)  If within ten (10) days after the Company’s receipt of the Exercise Delivery Documents, the Company fails to deliver a new Warrant to the holder for the number of Warrant Shares to which such holder is entitled pursuant to Section 2 hereof, then, in addition to any other available remedies under this Warrant or the Placement Agent Agreement, or otherwise available to such holder, the Company shall pay as additional damages in cash to such holder on each day after such tenth (10th) day that such delivery of such new Warrant is not timely effected in an amount equal to 0.25% of the product of (A) the number of Warrant Shares represented by the portion of this Warrant which is not being exercised and (B) the Closing Bid Price of the Common Stock for the trading day immediately preceding the last possible date which the Company could have issued such Warrant to the holder without violating this Section 2.

(g) Forced Exercise. Provided that the shares issuable upon exercise this Warrant are registered pursuant to an effective registration statement, the Company at its option shall have the right at any time commencing on the date hereof if the Company’s Closing Bid Price as quoted by Bloomberg, LP is equal to or greater than Thirty Five Cents ($0.35) for ten (10) consecutive Trading Days, to on such tenth (10th) day provide written notice to the Holder (the “Forced Exercise Notice”) providing the Holder twenty (20) calendar days from the day following receipt of the Forced Exercise Notice, to exercise this Warrant in whole at the then applicable Exercise Price (“Forced Exercise Period”). Provided however in the event that the Closing Bid Price of the Company’s Common Stock during the Forced Exercise Period is equal to or lower than the applicable Warrant Exercise Price the Holder shall not be forced to exercise this Warrant, in whole or in part, as provided for herein.

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Section 3.  Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

(a)  This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

(b)  All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

(c)  During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least one hundred percent (100%) of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price. If at any time the Company does not have a sufficient number of shares of Common Stock authorized and available, then the Company shall call and hold a special meeting of its stockholders within sixty (60) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

(d)  If at any time after the date hereof the Company shall file a registration statement, the Company shall include the Warrant Shares issuable to the holder, pursuant to the terms of this Warrant and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

(e)  The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. The Company will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

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(f)  This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.

Section 4.  Taxes. The Company shall pay any and all taxes, except any applicable withholding, which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

Section 5.  Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

Section 6.  Representations of Holder. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an “accredited investor” as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an “Accredited Investor”). Upon exercise of this Warrant the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder’s exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.

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Section 7.  Ownership and Transfer.

(a)  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

Section 8.  Adjustment of Warrant Exercise Price and Number of Shares. The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

(a)  Adjustment of Warrant Exercise Price and Number of Shares upon Issuance of Common Stock. If and whenever on or after the Issuance Date of this Warrant, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than (i) Excluded Securities and (ii) shares of Common Stock which are issued or deemed to have been issued by the Company in connection with an Approved Stock Plan or upon exercise or conversion of the Other Securities) for a consideration per share less than a price (the “Applicable Price”) equal to the Warrant Exercise Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale the Warrant Exercise Price then in effect shall be reduced to an amount equal to such consideration per share. Upon each such adjustment of the Warrant Exercise Price hereunder, the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

(b)  Effect on Warrant Exercise Price of Certain Events. Excluding the issuance of Excluded Securities or the exercise or conversion of Other Securities, for purposes of determining the adjusted Warrant Exercise Price under Section 8(a) above, the following shall be applicable:

(i)  Issuance of Options. If after the date hereof, the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any convertible securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(b)(i), the lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option or upon conversion or exchange of any convertible security issuable upon exercise of such Option. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock or of such convertible securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities.

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(ii)  Issuance of Convertible Securities. If the Company in any manner issues or sells any convertible securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such convertible securities for such price per share. For the purposes of this Section 8(b)(ii), the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the convertible security and upon conversion or exchange of such convertible security. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities, and if any such issue or sale of such convertible securities is made upon exercise of any Options for which adjustment of the Warrant Exercise Price had been or are to be made pursuant to other provisions of this Section 8(b), no further adjustment of the Warrant Exercise Price shall be made by reason of such issue or sale.

(iii)  Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any convertible securities, or the rate at which any convertible securities are convertible into or exchangeable for Common Stock changes at any time, the Warrant Exercise Price in effect at the time of such change shall be adjusted to the Warrant Exercise Price which would have been in effect at such time had such Options or convertible securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Warrant Shares issuable upon exercise of this Warrant shall be correspondingly readjusted. For purposes of this Section 8(b)(iii), if the terms of any Option or convertible security that was outstanding as of the Issuance Date of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or convertible security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment pursuant to this Section 8(b) shall be made if such adjustment would result in an increase of the Warrant Exercise Price then in effect.

(c)  Effect on Warrant Exercise Price of Certain Events. Excluding the issuance of Excluded Securities or the exercise or conversion of Other Securities, for purposes of determining the adjusted Warrant Exercise Price under Sections 8(a) and 8(b), the following shall be applicable:

(i)  Calculation of Consideration Received. If any Common Stock, Options or convertible securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefore will be deemed to be the net amount received by the Company therefore. If any Common Stock, Options or convertible securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the market price of such securities on the date of receipt of such securities. If any Common Stock, Options or convertible securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefore will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or convertible securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of Warrants representing at least two-thirds (b) of the Warrant Shares issuable upon exercise of the Warrants then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of Warrants representing at least two-thirds (b) of the Warrant Shares issuable upon exercise of the Warrants then outstanding. The determination of such appraiser shall be final and binding upon all parties and the fees and expenses of such appraiser shall be borne jointly by the Company and the holders of Warrants.

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(ii)  Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01.

(iii)  Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

(iv)  Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in convertible securities or (2) to subscribe for or purchase Common Stock, Options or convertible securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d)  Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, any Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, any Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 8(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

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(e)  Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(i)  any Warrant Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Warrant Exercise Price by a fraction of which (A) the numerator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date; and

(ii)  either (A) the number of Warrant Shares obtainable upon exercise of this Warrant shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i), or (B) in the event that the Distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant shall receive an additional warrant to purchase Common Stock, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the amount of the assets that would have been payable to the holder of this Warrant pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i).

(f)  Certain Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided, except as set forth in section 8(d), that no such adjustment pursuant to this Section 8(f) will increase the Warrant Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 8.

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(g)  Notices.

(i)  Immediately upon any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

(ii)  The Company will give written notice to the holder of this Warrant at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

(iii)  The Company will also give written notice to the holder of this Warrant at least ten (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

Section 9.  Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.

(a)  In addition to any adjustments pursuant to Section 8 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction in each case which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance satisfactory to the holders of Warrants representing at least two-thirds (iii) of the Warrant Shares issuable upon exercise of the Warrants then outstanding) to deliver to each holder of Warrants in exchange for such Warrants, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and satisfactory to the holders of the Warrants (including an adjusted warrant exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of the Warrants without regard to any limitations on exercise, if the value so reflected is less than any Applicable Warrant Exercise Price immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the holders of Warrants representing a majority of the Warrant Shares issuable upon exercise of the Warrants then outstanding) to insure that each of the holders of the Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the Warrant Shares immediately theretofore issuable and receivable upon the exercise of such holder’s Warrants (without regard to any limitations on exercise), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of Warrant Shares which would have been issuable and receivable upon the exercise of such holder’s Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exercisability of this Warrant).

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Section 10.  Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

Section 11.  Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of receipt is received by the sending party transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Cornell:	Cornell Capital Partners, LP
101 Hudson Street - Suite 3700
Jersey City, NJ 07302
Attention: Mark A. Angelo
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

With Copy to:	David Gonzalez, Esq.
101 Hudson Street - Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

If to the Company, to:	Neomedia Technologies, Inc.
2201 Second Street, Suite #600
Fort Myers, FL 33901
Attention: Charles T. Jensen
Telephone: (239) 337-3434
Facsimile: (239) 337-3668

With a copy to:	Kirkpatrick & Lockhart Nicholson Graham, LLP
201 South Biscayne Boulevard, Suite 2000
Miami, FL 33131
Attention: Clayton E. Parker, Esquire
Telephone: (305) 539-3306
Facsimile: (305) 358-7095

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If to a holder of this Warrant, to it at the address and facsimile number set forth on Exhibit C hereto, with copies to such holder’s representatives as set forth on Exhibit C, or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant. Each party shall provide five days’ prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, facsimile, waiver or other communication, (or (B) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 12.  Date. The date of this Warrant is set forth on page 1 hereof. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 8(b) shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

Section 13.  Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of Warrants representing at least two-thirds of the Warrant Shares issuable upon exercise of the Warrants then outstanding; provided that, except for Section 8(d), no such action may increase the Warrant Exercise Price or decrease the number of shares or class of stock obtainable upon exercise of any Warrant without the written consent of the holder of such Warrant.

Section 14.  Descriptive Headings; Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New Jersey. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Hudson County and the United States District Court for the District of New Jersey, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

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Section 15.  Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS WARRANT, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS WARRANT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of the date first set forth above.

NEOMEDIA TECHNOLOGIES, INC.

By:/s/ Charles T. Jensen
Name: Charles T. Jensen
Title: President & Chief Executive Officer

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EXHIBIT A TO WARRANT

EXERCISE NOTICE

TO BE EXECUTED
BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

NEOMEDIA TECHNOLOGIES, INC.

The undersigned holder hereby exercises the right to purchase ______________ of the shares of Common Stock (“Warrant Shares”) of Neomedia Technologies, Inc. (the “Company”), evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

Specify Method of exercise by check mark:

1.	___	Cash Exercise
	(a)	Payment of Warrant Exercise Price. The holder shall pay the Aggregate Exercise Price of $______________ to the Company in accordance with the terms of the Warrant.
	(b)	Delivery of Warrant Shares. The Company shall deliver to the holder _____ Warrant Shares in accordance with the terms of the Warrant.
2.	___	Cashless Exercise
(a)
Payment of Warrant Exercise Price. In lieu of making payment of the Aggregate Exercise Price, the holder elects to receive upon such exercise the Net Number of shares of Common Stock determined in accordance with the terms of the Warrant.

	(b)	Delivery of Warrant Shares. The Company shall deliver to the holder _____ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:_________________________
Name:_______________________
Title:________________________

A-1

EXHIBIT B TO WARRANT

FORM OF WARRANT POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase ____________ shares of the capital stock of Neomedia Technologies, Inc. represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:____________________________

By:____________________________
Name:__________________________
Title:___________________________

B-1

DOCUMENT BASICALLY CLEANED
IMPORTED E-MAIL DOCUMENT
DOCUMENT BASICALLY CLEANED BY DOCX

“C” WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.

NEOMEDIA TECHNOLOGIES, INC.

Warrant To Purchase Common Stock

Warrant No.:	CCP-001	Number of Shares: 50,000,000

Date of Issuance:	August 24, 2006

Neomedia Technologies, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cornell Capital Partners, LP (“Cornell”), the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M. Eastern Time on the Expiration Date (as defined herein) Fifty Million (50,000,000) fully paid and nonassessable shares of Common Stock (as defined herein) of the Company (the “Warrant Shares”) at the exercise price per share provided in Section 1(b) below or as subsequently adjusted; provided, however, that in no event shall the holder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise, except within sixty (60) days of the Expiration Date (however, such restriction may be waived by Cornell (but only as to itself and not to any other holder) upon not less than sixty-five (65) days prior notice to the Company). For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such proviso is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the holder and its affiliates (including, without limitation, any convertible notes or preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any holder, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such notice, confirm in writing to any such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the exercise of Warrants (as defined below) by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

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Section 1.

(a)  This Warrant is the common stock purchase warrant (the “Warrant”) issued pursuant to the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated the date hereof between the Company and the Buyers listed on Schedule I thereto.

(b)  Definitions. The following words and terms as used in this Warrant shall have the following meanings:

(i)  “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.

(ii)  “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(iii)  “Closing Bid Price” means the closing bid price of Common Stock as quoted on the Principal Market (as reported by Bloomberg Financial Markets (“Bloomberg”) through its “Volume at Price” function).

(iv)  “Common Stock” means (i) the Company’s common stock, par value $0.01 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(v)  “Event of Default” means an event of default under the Securities Purchase Agreement or the Convertible Debentures issued in connection therewith.

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(vi)  “Excluded Securities” means, provided such security is issued at a price which is greater than or equal to the arithmetic average of the Closing Bid Prices of the Common Stock for the ten (10) consecutive trading days immediately preceding the date of issuance, any of the following: (a) any issuance by the Company of securities in connection with a strategic partnership or a joint venture (the primary purpose of which is not to raise equity capital), (b) any issuance by the Company of securities as consideration for a merger or consolidation or the acquisition of a business, product, license, or other assets of another person or entity and (c) options to purchase shares of Common Stock, provided (I) such options are issued after the date of this Warrant to employees or directors of the Company and (II) the exercise price of such options is not less than the Closing Bid Price of the Common Stock on the date of issuance of such option.

(vii)  “Expiration Date” means the date five (5) years from the Issuance Date of this Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of New York or the State of New York or on which trading does not take place on the Principal Exchange or automated quotation system on which the Common Stock is traded (a “Holiday”), the next date that is not a Holiday.

(viii)  “Issuance Date” means the date hereof.

(ix)  “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(x)  “Other Securities” means (i) those options and warrants of the Company issued prior to, and outstanding on, the Issuance Date of this Warrant, (ii) the shares of Common Stock issuable on exercise of such options and warrants, provided such options and warrants are not amended after the Issuance Date of this Warrant, (iii) the shares of Common Stock issuable upon exercise of this Warrant, (iv) shares of Common Stock paid upon conversion of the convertible preferred stock paid pursuant to the Amended and Restated Investment Agreement and (v) any shares of Common Stock issued in connection with any acquisition of the stock or assets of another entity which have been approved by the Board of Directors of the Company.

(xi)  “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(xii)  “Principal Market” means the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, whichever is at the time the principal trading exchange or market for such security, or the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg or, if no bid or sale information is reported for such security by Bloomberg, then the average of the bid prices of each of the market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc.

(xiii)  “Securities Act” means the Securities Act of 1933, as amended.

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(xiv)  “Warrant” means this Warrant and all Warrants issued in exchange, transfer or replacement thereof.

(xv)  “Warrant Exercise Price” shall be $0.20 or as subsequently adjusted as provided in Section 8 hereof.

(xvi)  “Warrant Shares” means the shares of Common Stock issuable at any time upon exercise of this Warrant.

(c)  Other Definitional Provisions.

(i)  Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company’s successors and (B) to any applicable law defined or referred to herein shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

(ii)  When used in this Warrant, the words “herein”, “hereof”, and “hereunder” and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words “Section”, “Schedule”, and “Exhibit” shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

(iii)  Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

Section 2.  Exercise of Warrant.

(a)  Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, pro rata as hereinafter provided, at any time on any Business Day on or after the opening of business on such Business Day, commencing with the first day after the date hereof, and prior to 11:59 P.M. Eastern Time on the Expiration Date (i) by delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the “Exercise Notice”), of such holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, payment to the Company of an amount equal to the Warrant Exercise Price(s) applicable to the Warrant Shares being purchased, multiplied by the number of Warrant Shares (at the applicable Warrant Exercise Price) as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds and the surrender of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) to a common carrier for overnight delivery to the Company as soon as practicable following such date (“Cash Basis”) or (ii) if at the time of exercise, the Warrant Shares are not subject to an effective registration statement or if an Event of Default has occurred, by delivering an Exercise Notice and in lieu of making payment of the Aggregate Exercise Price in cash or wire transfer, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (the “Cashless Exercise”):

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Net Number	=	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A	=	the total number of Warrant Shares with respect to which this Warrant is then being exercised.

B	=	the Closing Bid Price of the Common Stock on the date of exercise of the Warrant.

C	=	the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2, the Company shall on or before the fifth (5th) Business Day following the date of receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) and the receipt of the representations of the holder specified in Section 6 hereof, if requested by the Company (the “Exercise Delivery Documents”), and if the Common Stock is DTC eligible, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder’s or its designee’s balance account with The Depository Trust Company; provided, however, if the holder who submitted the Exercise Notice requested physical delivery of any or all of the Warrant Shares, or, if the Common Stock is not DTC eligible then the Company shall, on or before the fifth (5th) Business Day following receipt of the Exercise Delivery Documents, issue and surrender to a common carrier for overnight delivery to the address specified in the Exercise Notice, a certificate, registered in the name of the holder, for the number of shares of Common Stock to which the holder shall be entitled pursuant to such request. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (i) or (ii) above the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised. In the case of a dispute as to the determination of the Warrant Exercise Price, the Closing Bid Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder the number of Warrant Shares that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) Business Day of receipt of the holder’s Exercise Notice.

(b)  If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price or arithmetic calculation of the Warrant Shares within one (1) day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price or the Closing Bid Price to an independent, reputable investment banking firm or (ii) the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment banking firm’s or accountant’s determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

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(c)  Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five (5) Business Days after any exercise and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised.

(d)  No fractional Warrant Shares are to be issued upon any pro rata exercise of this Warrant, but rather the number of Warrant Shares issued upon such exercise of this Warrant shall be rounded up or down to the nearest whole number.

(e)  If the Company or its Transfer Agent shall fail for any reason or for no reason to issue to the holder within ten (10) days of receipt of the Exercise Delivery Documents, a certificate for the number of Warrant Shares to which the holder is entitled or to credit the holder’s balance account with The Depository Trust Company for such number of Warrant Shares to which the holder is entitled upon the holder’s exercise of this Warrant, the Company shall, in addition to any other remedies under this Warrant or the Placement Agent Agreement or otherwise available to such holder, pay as additional damages in cash to such holder on each day the issuance of such certificate for Warrant Shares is not timely effected an amount equal to 0.025% of the product of (A) the sum of the number of Warrant Shares not issued to the holder on a timely basis and to which the holder is entitled, and (B) the Closing Bid Price of the Common Stock for the trading day immediately preceding the last possible date which the Company could have issued such Common Stock to the holder without violating this Section 2.

(f)  If within ten (10) days after the Company’s receipt of the Exercise Delivery Documents, the Company fails to deliver a new Warrant to the holder for the number of Warrant Shares to which such holder is entitled pursuant to Section 2 hereof, then, in addition to any other available remedies under this Warrant or the Placement Agent Agreement, or otherwise available to such holder, the Company shall pay as additional damages in cash to such holder on each day after such tenth (10th) day that such delivery of such new Warrant is not timely effected in an amount equal to 0.25% of the product of (A) the number of Warrant Shares represented by the portion of this Warrant which is not being exercised and (B) the Closing Bid Price of the Common Stock for the trading day immediately preceding the last possible date which the Company could have issued such Warrant to the holder without violating this Section 2.

(g)  Forced Exercise. Provided that the shares issuable upon exercise this Warrant are registered pursuant to an effective registration statement, the Company at its option shall have the right at any time commencing on the date hereof if the Company’s Closing Bid Price as quoted by Bloomberg, LP is equal to or greater than Thirty Cents ($0.30) for ten (10) consecutive Trading Days, to on such tenth (10th) day provide written notice to the Holder (the “Forced Exercise Notice”) providing the Holder twenty (20) calendar days from the day following receipt of the Forced Exercise Notice, to exercise this Warrant in whole at the then applicable Exercise Price (“Forced Exercise Period”). Provided however in the event that the Closing Bid Price of the Company’s Common Stock during the Forced Exercise Period is equal to or lower than the applicable Warrant Exercise Price the Holder shall not be forced to exercise this Warrant, in whole or in part, as provided for herein.

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Section 3.  Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

(a)  This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

(b)  All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

(c)  During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least one hundred percent (100%) of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price. If at any time the Company does not have a sufficient number of shares of Common Stock authorized and available, then the Company shall call and hold a special meeting of its stockholders within sixty (60) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

(d)  If at any time after the date hereof the Company shall file a registration statement, the Company shall include the Warrant Shares issuable to the holder, pursuant to the terms of this Warrant and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

(e)  The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. The Company will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

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(f)  This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.

Section 4.  Taxes. The Company shall pay any and all taxes, except any applicable withholding, which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

Section 5.  Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

Section 6.  Representations of Holder. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an “accredited investor” as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an “Accredited Investor”). Upon exercise of this Warrant the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder’s exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.

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Section 7.  Ownership and Transfer.

(a)  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

Section 8.  Adjustment of Warrant Exercise Price and Number of Shares. The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

(a)  Adjustment of Warrant Exercise Price and Number of Shares upon Issuance of Common Stock. If and whenever on or after the Issuance Date of this Warrant, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than (i) Excluded Securities and (ii) shares of Common Stock which are issued or deemed to have been issued by the Company in connection with an Approved Stock Plan or upon exercise or conversion of the Other Securities) for a consideration per share less than a price (the “Applicable Price”) equal to the Warrant Exercise Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale the Warrant Exercise Price then in effect shall be reduced to an amount equal to such consideration per share. Upon each such adjustment of the Warrant Exercise Price hereunder, the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

(b)  Effect on Warrant Exercise Price of Certain Events. Excluding the issuance of Excluded Securities or the exercise or conversion of Other Securities, for purposes of determining the adjusted Warrant Exercise Price under Section 8(a) above, the following shall be applicable:

(i)  Issuance of Options. If after the date hereof, the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any convertible securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(b)(i), the lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option or upon conversion or exchange of any convertible security issuable upon exercise of such Option. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock or of such convertible securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities.

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(ii)  Issuance of Convertible Securities. If the Company in any manner issues or sells any convertible securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such convertible securities for such price per share. For the purposes of this Section 8(b)(ii), the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the convertible security and upon conversion or exchange of such convertible security. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities, and if any such issue or sale of such convertible securities is made upon exercise of any Options for which adjustment of the Warrant Exercise Price had been or are to be made pursuant to other provisions of this Section 8(b), no further adjustment of the Warrant Exercise Price shall be made by reason of such issue or sale.

(iii)  Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any convertible securities, or the rate at which any convertible securities are convertible into or exchangeable for Common Stock changes at any time, the Warrant Exercise Price in effect at the time of such change shall be adjusted to the Warrant Exercise Price which would have been in effect at such time had such Options or convertible securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Warrant Shares issuable upon exercise of this Warrant shall be correspondingly readjusted. For purposes of this Section 8(b)(iii), if the terms of any Option or convertible security that was outstanding as of the Issuance Date of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or convertible security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment pursuant to this Section 8(b) shall be made if such adjustment would result in an increase of the Warrant Exercise Price then in effect.

(c)  Effect on Warrant Exercise Price of Certain Events. Excluding the issuance of Excluded Securities or the exercise or conversion of Other Securities, for purposes of determining the adjusted Warrant Exercise Price under Sections 8(a) and 8(b), the following shall be applicable:

(i)  Calculation of Consideration Received. If any Common Stock, Options or convertible securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefore will be deemed to be the net amount received by the Company therefore. If any Common Stock, Options or convertible securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the market price of such securities on the date of receipt of such securities. If any Common Stock, Options or convertible securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefore will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or convertible securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of Warrants representing at least two-thirds (b) of the Warrant Shares issuable upon exercise of the Warrants then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of Warrants representing at least two-thirds (b) of the Warrant Shares issuable upon exercise of the Warrants then outstanding. The determination of such appraiser shall be final and binding upon all parties and the fees and expenses of such appraiser shall be borne jointly by the Company and the holders of Warrants.

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(ii)  Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01.

(iii)  Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

(iv)  Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in convertible securities or (2) to subscribe for or purchase Common Stock, Options or convertible securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d)  Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, any Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, any Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 8(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

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(e)  Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(i)  any Warrant Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Warrant Exercise Price by a fraction of which (A) the numerator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date; and

(ii)  either (A) the number of Warrant Shares obtainable upon exercise of this Warrant shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i), or (B) in the event that the Distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant shall receive an additional warrant to purchase Common Stock, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the amount of the assets that would have been payable to the holder of this Warrant pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i).

(f)  Certain Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided, except as set forth in section 8(d), that no such adjustment pursuant to this Section 8(f) will increase the Warrant Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 8.

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(g)  Notices.

(i)  Immediately upon any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

(ii)  The Company will give written notice to the holder of this Warrant at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

(iii)  The Company will also give written notice to the holder of this Warrant at least ten (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

Section 9.  Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.

(a)  In addition to any adjustments pursuant to Section 8 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction in each case which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance satisfactory to the holders of Warrants representing at least two-thirds (iii) of the Warrant Shares issuable upon exercise of the Warrants then outstanding) to deliver to each holder of Warrants in exchange for such Warrants, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and satisfactory to the holders of the Warrants (including an adjusted warrant exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of the Warrants without regard to any limitations on exercise, if the value so reflected is less than any Applicable Warrant Exercise Price immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the holders of Warrants representing a majority of the Warrant Shares issuable upon exercise of the Warrants then outstanding) to insure that each of the holders of the Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the Warrant Shares immediately theretofore issuable and receivable upon the exercise of such holder’s Warrants (without regard to any limitations on exercise), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of Warrant Shares which would have been issuable and receivable upon the exercise of such holder’s Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exercisability of this Warrant).

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Section 10.  Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

Section 11.  Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of receipt is received by the sending party transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Cornell:	Cornell Capital Partners, LP
101 Hudson Street - Suite 3700
Jersey City, NJ 07302
Attention: Mark A. Angelo
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

With Copy to:	David Gonzalez, Esq.
101 Hudson Street - Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

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If to the Company, to:	Neomedia Technologies, Inc.
2201 Second Street, Suite #600
Fort Myers, FL 33901
Attention: Charles T. Jensen
Telephone: (239) 337-3434
Facsimile: (239) 337-3668

With a copy to:	Kirkpatrick & Lockhart Nicholson Graham, LLP
201 South Biscayne Boulevard, Suite 2000
Miami, FL 33131
Attention: Clayton E. Parker, Esquire
Telephone: (305) 539-3306
Facsimile: (305) 358-7095

If to a holder of this Warrant, to it at the address and facsimile number set forth on Exhibit C hereto, with copies to such holder’s representatives as set forth on Exhibit C, or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant. Each party shall provide five days’ prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, facsimile, waiver or other communication, (or (B) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 12.  Date. The date of this Warrant is set forth on page 1 hereof. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 8(b) shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

Section 13.  Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of Warrants representing at least two-thirds of the Warrant Shares issuable upon exercise of the Warrants then outstanding; provided that, except for Section 8(d), no such action may increase the Warrant Exercise Price or decrease the number of shares or class of stock obtainable upon exercise of any Warrant without the written consent of the holder of such Warrant.

Section 14.  Descriptive Headings; Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New Jersey. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Hudson County and the United States District Court for the District of New Jersey, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

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Section 15.  Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS WARRANT, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS WARRANT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of the date first set forth above.

NEOMEDIA TECHNOLOGIES, INC.

By:	/s/ Charles T. Jensen
Name: Charles T. Jensen
Title: President & Chief Executive Officer

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EXHIBIT A TO WARRANT

EXERCISE NOTICE

TO BE EXECUTED
BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

NEOMEDIA TECHNOLOGIES, INC.

The undersigned holder hereby exercises the right to purchase ______________ of the shares of Common Stock (“Warrant Shares”) of Neomedia Technologies, Inc. (the “Company”), evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

Specify Method of exercise by check mark:

1.	☐	Cash Exercise
	(a)	Payment of Warrant Exercise Price. The holder shall pay the Aggregate Exercise Price of $______________ to the Company in accordance with the terms of the Warrant.
	(b)	Delivery of Warrant Shares. The Company shall deliver to the holder _____ Warrant Shares in accordance with the terms of the Warrant.
2.	☐	Cashless Exercise
(a)
Payment of Warrant Exercise Price. In lieu of making payment of the Aggregate Exercise Price, the holder elects to receive upon such exercise the Net Number of shares of Common Stock determined in accordance with the terms of the Warrant.

	(b)	Delivery of Warrant Shares. The Company shall deliver to the holder _____ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By: __________________________________
Name: ________________________________
Title: _________________________________

A-1

EXHIBIT B TO WARRANT

FORM OF WARRANT POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase ____________ shares of the capital stock of Neomedia Technologies, Inc. represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated: __________________________________	_____________________________________

By: __________________________________
Name: ________________________________
Title: _________________________________

B-1

DOCUMENT BASICALLY CLEANED
IMPORTED E-MAIL DOCUMENT
DOCUMENT BASICALLY CLEANED BY DOCX

“D” WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.

NEOMEDIA TECHNOLOGIES, INC.

Warrant To Purchase Common Stock

Warrant No.:	CCP-001	Number of Shares: 50,000,000

Date of Issuance:	August 24, 2006

Neomedia Technologies, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cornell Capital Partners, LP (“Cornell”), the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M. Eastern Time on the Expiration Date (as defined herein) Fifty Million (50,000,000) fully paid and nonassessable shares of Common Stock (as defined herein) of the Company (the “Warrant Shares”) at the exercise price per share provided in Section 1(b) below or as subsequently adjusted; provided, however, that in no event shall the holder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise, except within sixty (60) days of the Expiration Date (however, such restriction may be waived by Cornell (but only as to itself and not to any other holder) upon not less than sixty-five (65) days prior notice to the Company). For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such proviso is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the holder and its affiliates (including, without limitation, any convertible notes or preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any holder, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such notice, confirm in writing to any such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the exercise of Warrants (as defined below) by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

Section 1.

(a)  This Warrant is the common stock purchase warrant (the “Warrant”) issued pursuant to the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated the date hereof between the Company and the Buyers listed on Schedule I thereto.

(b)  Definitions. The following words and terms as used in this Warrant shall have the following meanings:

(i)  “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.

(ii)  “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(iii)  “Closing Bid Price” means the closing bid price of Common Stock as quoted on the Principal Market (as reported by Bloomberg Financial Markets (“Bloomberg”) through its “Volume at Price” function).

(iv)  “Common Stock” means (i) the Company’s common stock, par value $0.01 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(v)  “Event of Default” means an event of default under the Securities Purchase Agreement or the Convertible Debentures issued in connection therewith.

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(vi)  “Excluded Securities” means, provided such security is issued at a price which is greater than or equal to the arithmetic average of the Closing Bid Prices of the Common Stock for the ten (10) consecutive trading days immediately preceding the date of issuance, any of the following: (a) any issuance by the Company of securities in connection with a strategic partnership or a joint venture (the primary purpose of which is not to raise equity capital), (b) any issuance by the Company of securities as consideration for a merger or consolidation or the acquisition of a business, product, license, or other assets of another person or entity and (c) options to purchase shares of Common Stock, provided (I) such options are issued after the date of this Warrant to employees or directors of the Company and (II) the exercise price of such options is not less than the Closing Bid Price of the Common Stock on the date of issuance of such option.

(vii)  “Expiration Date” means the date five (5) years from the Issuance Date of this Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of New York or the State of New York or on which trading does not take place on the Principal Exchange or automated quotation system on which the Common Stock is traded (a “Holiday”), the next date that is not a Holiday.

(viii)  “Issuance Date” means the date hereof.

(ix)  “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(x)  “Other Securities” means (i) those options and warrants of the Company issued prior to, and outstanding on, the Issuance Date of this Warrant, (ii) the shares of Common Stock issuable on exercise of such options and warrants, provided such options and warrants are not amended after the Issuance Date of this Warrant, (iii) the shares of Common Stock issuable upon exercise of this Warrant, (iv) shares of Common Stock paid upon conversion of the convertible preferred stock paid pursuant to the Amended and Restated Investment Agreement and (v) any shares of Common Stock issued in connection with any acquisition of the stock or assets of another entity which have been approved by the Board of Directors of the Company.

(xi)  “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(xii)  “Principal Market” means the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, whichever is at the time the principal trading exchange or market for such security, or the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg or, if no bid or sale information is reported for such security by Bloomberg, then the average of the bid prices of each of the market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc.

(xiii)  “Securities Act” means the Securities Act of 1933, as amended.

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(xiv)  “Warrant” means this Warrant and all Warrants issued in exchange, transfer or replacement thereof.

(xv)  “Warrant Exercise Price” shall be $0.05 or as subsequently adjusted as provided in Section 8 hereof.

(xvi)  “Warrant Shares” means the shares of Common Stock issuable at any time upon exercise of this Warrant.

(c)  Other Definitional Provisions.

(i)  Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company’s successors and (B) to any applicable law defined or referred to herein shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

(ii)  When used in this Warrant, the words “herein”, “hereof”, and “hereunder” and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words “Section”, “Schedule”, and “Exhibit” shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

(iii)  Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

Section 2.  Exercise of Warrant.

(a)  Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, pro rata as hereinafter provided, at any time on any Business Day on or after the opening of business on such Business Day, commencing with the first day after the date hereof, and prior to 11:59 P.M. Eastern Time on the Expiration Date (i) by delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the “Exercise Notice”), of such holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, payment to the Company of an amount equal to the Warrant Exercise Price(s) applicable to the Warrant Shares being purchased, multiplied by the number of Warrant Shares (at the applicable Warrant Exercise Price) as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds and the surrender of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) to a common carrier for overnight delivery to the Company as soon as practicable following such date (“Cash Basis”) or (ii) if at the time of exercise, the Warrant Shares are not subject to an effective registration statement or if an Event of Default has occurred, by delivering an Exercise Notice and in lieu of making payment of the Aggregate Exercise Price in cash or wire transfer, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (the “Cashless Exercise”):

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Net Number	=	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A	=	the total number of Warrant Shares with respect to which this Warrant is then being exercised.

B	=	the Closing Bid Price of the Common Stock on the date of exercise of the Warrant.

C	=	the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2, the Company shall on or before the fifth (5th) Business Day following the date of receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) and the receipt of the representations of the holder specified in Section 6 hereof, if requested by the Company (the “Exercise Delivery Documents”), and if the Common Stock is DTC eligible, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder’s or its designee’s balance account with The Depository Trust Company; provided, however, if the holder who submitted the Exercise Notice requested physical delivery of any or all of the Warrant Shares, or, if the Common Stock is not DTC eligible then the Company shall, on or before the fifth (5th) Business Day following receipt of the Exercise Delivery Documents, issue and surrender to a common carrier for overnight delivery to the address specified in the Exercise Notice, a certificate, registered in the name of the holder, for the number of shares of Common Stock to which the holder shall be entitled pursuant to such request. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (i) or (ii) above the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised. In the case of a dispute as to the determination of the Warrant Exercise Price, the Closing Bid Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder the number of Warrant Shares that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) Business Day of receipt of the holder’s Exercise Notice.

(b)  If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price or arithmetic calculation of the Warrant Shares within one (1) day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price or the Closing Bid Price to an independent, reputable investment banking firm or (ii) the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment banking firm’s or accountant’s determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

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(c)  Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five (5) Business Days after any exercise and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised.

(d)  No fractional Warrant Shares are to be issued upon any pro rata exercise of this Warrant, but rather the number of Warrant Shares issued upon such exercise of this Warrant shall be rounded up or down to the nearest whole number.

(e)  If the Company or its Transfer Agent shall fail for any reason or for no reason to issue to the holder within ten (10) days of receipt of the Exercise Delivery Documents, a certificate for the number of Warrant Shares to which the holder is entitled or to credit the holder’s balance account with The Depository Trust Company for such number of Warrant Shares to which the holder is entitled upon the holder’s exercise of this Warrant, the Company shall, in addition to any other remedies under this Warrant or the Placement Agent Agreement or otherwise available to such holder, pay as additional damages in cash to such holder on each day the issuance of such certificate for Warrant Shares is not timely effected an amount equal to 0.025% of the product of (A) the sum of the number of Warrant Shares not issued to the holder on a timely basis and to which the holder is entitled, and (B) the Closing Bid Price of the Common Stock for the trading day immediately preceding the last possible date which the Company could have issued such Common Stock to the holder without violating this Section 2.

(f)  If within ten (10) days after the Company’s receipt of the Exercise Delivery Documents, the Company fails to deliver a new Warrant to the holder for the number of Warrant Shares to which such holder is entitled pursuant to Section 2 hereof, then, in addition to any other available remedies under this Warrant or the Placement Agent Agreement, or otherwise available to such holder, the Company shall pay as additional damages in cash to such holder on each day after such tenth (10th) day that such delivery of such new Warrant is not timely effected in an amount equal to 0.25% of the product of (A) the number of Warrant Shares represented by the portion of this Warrant which is not being exercised and (B) the Closing Bid Price of the Common Stock for the trading day immediately preceding the last possible date which the Company could have issued such Warrant to the holder without violating this Section 2.

(g)  Forced Exercise. Provided that the shares issuable upon exercise this Warrant are registered pursuant to an effective registration statement, the Company at its option shall have the right at any time commencing on the date hereof if the Company’s Closing Bid Price as quoted by Bloomberg, LP is equal to or greater than Fifteen Cents ($0.15) for ten (10) consecutive Trading Days, to on such tenth (10th) day provide written notice to the Holder (the “Forced Exercise Notice”) providing the Holder twenty (20) calendar days from the day following receipt of the Forced Exercise Notice, to exercise this Warrant in whole at the then applicable Exercise Price (“Forced Exercise Period”). Provided however in the event that the Closing Bid Price of the Company’s Common Stock during the Forced Exercise Period is equal to or lower than the applicable Warrant Exercise Price the Holder shall not be forced to exercise this Warrant, in whole or in part, as provided for herein.

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Section 3.  Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

(a)  This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

(b)  All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

(c)  During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least one hundred percent (100%) of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price. If at any time the Company does not have a sufficient number of shares of Common Stock authorized and available, then the Company shall call and hold a special meeting of its stockholders within sixty (60) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

(d)  If at any time after the date hereof the Company shall file a registration statement, the Company shall include the Warrant Shares issuable to the holder, pursuant to the terms of this Warrant and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

(e)  The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. The Company will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

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(f)  This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.

Section 4.  Taxes. The Company shall pay any and all taxes, except any applicable withholding, which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

Section 5.  Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

Section 6.  Representations of Holder. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an “accredited investor” as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an “Accredited Investor”). Upon exercise of this Warrant the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder’s exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.

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Section 7.  Ownership and Transfer.

(a)  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

Section 8.  Adjustment of Warrant Exercise Price and Number of Shares. The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

(a)  Adjustment of Warrant Exercise Price and Number of Shares upon Issuance of Common Stock. If and whenever on or after the Issuance Date of this Warrant, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than (i) Excluded Securities and (ii) shares of Common Stock which are issued or deemed to have been issued by the Company in connection with an Approved Stock Plan or upon exercise or conversion of the Other Securities) for a consideration per share less than a price (the “Applicable Price”) equal to the Warrant Exercise Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale the Warrant Exercise Price then in effect shall be reduced to an amount equal to such consideration per share. Upon each such adjustment of the Warrant Exercise Price hereunder, the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

(b)  Effect on Warrant Exercise Price of Certain Events. Excluding the issuance of Excluded Securities or the exercise or conversion of Other Securities, for purposes of determining the adjusted Warrant Exercise Price under Section 8(a) above, the following shall be applicable:

(i)  Issuance of Options. If after the date hereof, the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any convertible securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(b)(i), the lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option or upon conversion or exchange of any convertible security issuable upon exercise of such Option. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock or of such convertible securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities.

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(ii)  Issuance of Convertible Securities. If the Company in any manner issues or sells any convertible securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such convertible securities for such price per share. For the purposes of this Section 8(b)(ii), the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the convertible security and upon conversion or exchange of such convertible security. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities, and if any such issue or sale of such convertible securities is made upon exercise of any Options for which adjustment of the Warrant Exercise Price had been or are to be made pursuant to other provisions of this Section 8(b), no further adjustment of the Warrant Exercise Price shall be made by reason of such issue or sale.

(iii)  Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any convertible securities, or the rate at which any convertible securities are convertible into or exchangeable for Common Stock changes at any time, the Warrant Exercise Price in effect at the time of such change shall be adjusted to the Warrant Exercise Price which would have been in effect at such time had such Options or convertible securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Warrant Shares issuable upon exercise of this Warrant shall be correspondingly readjusted. For purposes of this Section 8(b)(iii), if the terms of any Option or convertible security that was outstanding as of the Issuance Date of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or convertible security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment pursuant to this Section 8(b) shall be made if such adjustment would result in an increase of the Warrant Exercise Price then in effect.

(c)  Effect on Warrant Exercise Price of Certain Events. Excluding the issuance of Excluded Securities or the exercise or conversion of Other Securities, for purposes of determining the adjusted Warrant Exercise Price under Sections 8(a) and 8(b), the following shall be applicable:

(i)  Calculation of Consideration Received. If any Common Stock, Options or convertible securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefore will be deemed to be the net amount received by the Company therefore. If any Common Stock, Options or convertible securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the market price of such securities on the date of receipt of such securities. If any Common Stock, Options or convertible securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefore will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or convertible securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of Warrants representing at least two-thirds (b) of the Warrant Shares issuable upon exercise of the Warrants then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of Warrants representing at least two-thirds (b) of the Warrant Shares issuable upon exercise of the Warrants then outstanding. The determination of such appraiser shall be final and binding upon all parties and the fees and expenses of such appraiser shall be borne jointly by the Company and the holders of Warrants.

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(ii)  Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01.

(iii)  Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

(iv)  Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in convertible securities or (2) to subscribe for or purchase Common Stock, Options or convertible securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d)  Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, any Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, any Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 8(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

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(e)  Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(i)  any Warrant Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Warrant Exercise Price by a fraction of which (A) the numerator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date; and

(ii)  either (A) the number of Warrant Shares obtainable upon exercise of this Warrant shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i), or (B) in the event that the Distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant shall receive an additional warrant to purchase Common Stock, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the amount of the assets that would have been payable to the holder of this Warrant pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i).

(f)  Certain Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided, except as set forth in section 8(d), that no such adjustment pursuant to this Section 8(f) will increase the Warrant Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 8.

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(g)  Notices.

(i)  Immediately upon any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

(ii)  The Company will give written notice to the holder of this Warrant at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

(iii)  The Company will also give written notice to the holder of this Warrant at least ten (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

Section 9.  Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.

(a)  In addition to any adjustments pursuant to Section 8 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction in each case which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance satisfactory to the holders of Warrants representing at least two-thirds (iii) of the Warrant Shares issuable upon exercise of the Warrants then outstanding) to deliver to each holder of Warrants in exchange for such Warrants, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and satisfactory to the holders of the Warrants (including an adjusted warrant exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of the Warrants without regard to any limitations on exercise, if the value so reflected is less than any Applicable Warrant Exercise Price immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the holders of Warrants representing a majority of the Warrant Shares issuable upon exercise of the Warrants then outstanding) to insure that each of the holders of the Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the Warrant Shares immediately theretofore issuable and receivable upon the exercise of such holder’s Warrants (without regard to any limitations on exercise), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of Warrant Shares which would have been issuable and receivable upon the exercise of such holder’s Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exercisability of this Warrant).

13

Section 10.  Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

Section 11.  Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of receipt is received by the sending party transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Cornell:	Cornell Capital Partners, LP
101 Hudson Street - Suite 3700
Jersey City, NJ 07302
Attention: Mark A. Angelo
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

With Copy to:	David Gonzalez, Esq.
101 Hudson Street - Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

14

If to the Company, to:	Neomedia Technologies, Inc.
2201 Second Street, Suite #600
Fort Myers, FL 33901
Attention: Charles T. Jensen
Telephone: (239) 337-3434
Facsimile: (239) 337-3668

With a copy to:	Kirkpatrick & Lockhart Nicholson Graham, LLP
201 South Biscayne Boulevard, Suite 2000
Miami, FL 33131
Attention: Clayton E. Parker, Esquire
Telephone: (305) 539-3306
Facsimile: (305) 358-7095

If to a holder of this Warrant, to it at the address and facsimile number set forth on Exhibit C hereto, with copies to such holder’s representatives as set forth on Exhibit C, or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant. Each party shall provide five days’ prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, facsimile, waiver or other communication, (or (B) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 12.  Date. The date of this Warrant is set forth on page 1 hereof. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 8(b) shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

Section 13.  Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of Warrants representing at least two-thirds of the Warrant Shares issuable upon exercise of the Warrants then outstanding; provided that, except for Section 8(d), no such action may increase the Warrant Exercise Price or decrease the number of shares or class of stock obtainable upon exercise of any Warrant without the written consent of the holder of such Warrant.

Section 14.  Descriptive Headings; Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New Jersey. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Hudson County and the United States District Court for the District of New Jersey, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

15

Section 15.  Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS WARRANT, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS WARRANT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

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16

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of the date first set forth above.

NEOMEDIA TECHNOLOGIES, INC.

Date:	By:	/s/ Charles T. Jensen
Name: Charles T. Jensen
Title: President & Chief Executive Officer

17

EXHIBIT A TO WARRANT

EXERCISE NOTICE

TO BE EXECUTED
BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

NEOMEDIA TECHNOLOGIES, INC.

The undersigned holder hereby exercises the right to purchase ______________ of the shares of Common Stock (“Warrant Shares”) of Neomedia Technologies, Inc. (the “Company”), evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

Specify Method of exercise by check mark:

1.	☐	Cash Exercise
	(a)	Payment of Warrant Exercise Price. The holder shall pay the Aggregate Exercise Price of $______________ to the Company in accordance with the terms of the Warrant.
	(b)	Delivery of Warrant Shares. The Company shall deliver to the holder _____ Warrant Shares in accordance with the terms of the Warrant.
2.	☐	Cashless Exercise
(a)
Payment of Warrant Exercise Price. In lieu of making payment of the Aggregate Exercise Price, the holder elects to receive upon such exercise the Net Number of shares of Common Stock determined in accordance with the terms of the Warrant.

	(b)	Delivery of Warrant Shares. The Company shall deliver to the holder _____ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By: __________________________________
Name: ________________________________
Title: _________________________________

A-1

EXHIBIT B TO WARRANT

FORM OF WARRANT POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase ____________ shares of the capital stock of Neomedia Technologies, Inc. represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated: __________________________________	_____________________________________

By: __________________________________
Name: ________________________________
Title: _________________________________

B-1

AMENDMENT TO WARRANT NO.: CCP-002

THIS AMENDMENT AGREEMENT (the “Amendment”) is entered into as of August 24, 2006, between NEOMEDIA TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and CORNELL CAPITAL PARTNERS, LP a Delaware limited partnership (the “Holder”).

WHEREAS, the Company issued to the Holder on March 30, 2005 a certain warrant No.: CCP-002 to purchase 50,000,000 shares of the Company’s Common Stock at an exercise price of $0.20 (the “Warrant”); and

WHEREAS, the parties wish to amend the Warrant as set forth below.

NOW, THEREFORE, it is agreed:

I.	Amendments.

A.	Section 1(b)(xv) “Warrant Exercise Price”: Section 1(b)(xv) of the Warrant is hereby deleted in its entirety and the following language shall replace said Section 1(b)(xv):

Section 1(b)(xv) “Warrant Exercise Price” shall be Ten Cents ($0.10) or as subsequently adjusted as provided in Section 8 hereof.

B.	Section 2(a) “Forced Exercise”: Section 2(g) of the Warrant is hereby deleted in its entirety and the following language shall replace said Section 2(g):

Section 2(g) “Forced Exercise”. Provided that the shares issuable upon exercise this Warrant are registered pursuant to an effective registration statement, the Company at its option shall have the right at any time commencing on the date hereof if the Company’s Closing Bid Price as quoted by Bloomberg, LP is equal to or greater than Twenty Cents ($0.20) for ten (10) consecutive Trading Days, to on such tenth (10th) day provide written notice to the Holder (the “Forced Exercise Notice”) providing the Holder twenty (20) calendar days from the day following receipt of the Forced Exercise Notice, to exercise this Warrant in whole at the then applicable Exercise Price (“Forced Exercise Period”). Provided however in the event that the Closing Bid Price of the Company’s Common Stock during the Forced Exercise Period is equal to or lower than the applicable Warrant Exercise Price the Holder shall not be forced to exercise this Warrant, in whole or in part, as provided for herein.

II.	Miscellaneous.

A.	Except as provided hereinabove, all of the terms and conditions contained in the Warrant shall remain unchanged and in full force and effect.

B.	This Amendment is made pursuant to and in accordance with the terms and conditions of the Warrant.

C.	All capitalized but not defined terms used herein shall have those meanings ascribed to them in the Warrant.

D.	All provisions in the Warrant and any amendments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.

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2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
NEOMEDIA TECHNOLOGIES, INC.

By:	/s/ Charles T. Jensen
Name Charles T. Jensen
Title: President & Chief Executive Officer

CORNELL CAPITAL PARTNERS, LP
By: Yorkville Advisors LLC
Its: General Partner

By:	/s/ Mark Angelo
Name Mark Angelo
Title: President & Portfolio Manager

3

AMENDMENT TO “A” WARRANT NO.: CCP-001

THIS AMENDMENT AGREEMENT (the “Amendment”) is entered into as of August 24, 2006, between NEOMEDIA TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and CORNELL CAPITAL PARTNERS, LP a Delaware limited partnership (the “Holder”).

WHEREAS, the Company issued to the Holder on February 17, 2006 a certain “A” warrant No.: CCP-001 to purchase 20,000,000 shares of the Company’s Common Stock at an exercise price of $0.50 (the “Warrant”); and

WHEREAS, the parties wish to amend the Warrant as set forth below.

NOW, THEREFORE, it is agreed:

I.	Amendments.

A.	Section 1(b)(xv) “Warrant Exercise Price”: Section 1(b)(xv) of the Warrant is hereby deleted in its entirety and the following language shall replace said Section 1(b)(xv):

Section 1(b)(xv) “Warrant Exercise Price” shall be Ten Cents ($0.10) or as subsequently adjusted as provided in Section 8 hereof.

B.	Section 2(g) “Forced Exercise”: Section 2(g) of the Warrant is hereby deleted in its entirety and the following language shall replace said Section 2(g):

Section 2(g) “Forced Exercise”. Provided that the shares issuable upon exercise this Warrant are registered pursuant to an effective registration statement, the Company at its option shall have the right at any time commencing on the date hereof if the Company’s Closing Bid Price as quoted by Bloomberg, LP is equal to or greater than Twenty Cents ($0.20) for ten (10) consecutive Trading Days, to on such tenth (10th) day provide written notice to the Holder (the “Forced Exercise Notice”) providing the Holder twenty (20) calendar days from the day following receipt of the Forced Exercise Notice, to exercise this Warrant in whole at the then applicable Exercise Price (“Forced Exercise Period”). Provided however in the event that the Closing Bid Price of the Company’s Common Stock during the Forced Exercise Period is equal to or lower than the applicable Warrant Exercise Price the Holder shall not be forced to exercise this Warrant, in whole or in part, as provided for herein.

II.	Miscellaneous.

A.	Except as provided hereinabove, all of the terms and conditions contained in the Warrant shall remain unchanged and in full force and effect.

B.	This Amendment is made pursuant to and in accordance with the terms and conditions of the Warrant.

C.	All capitalized but not defined terms used herein shall have those meanings ascribed to them in the Warrant.

D.	All provisions in the Warrant and any amendments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.

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2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
NEOMEDIA TECHNOLOGIES, INC.

By:	/s/ Charles T. Jensen
Name Charles T. Jensen
Title: President & Chief Executive Officer

CORNELL CAPITAL PARTNERS, LP
By: Yorkville Advisors LLC
Its: General Partner

By:	/s/ Mark Angelo
Name Mark Angelo
Title: President & Portfolio Manager

3

AMENDMENT TO “B” WARRANT NO.: CCP-002

THIS AMENDMENT AGREEMENT (the “Amendment”) is entered into as of August 24, 2006, between NEOMEDIA TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and CORNELL CAPITAL PARTNERS, LP a Delaware limited partnership (the “Holder”).

WHEREAS, the Company issued to the Holder on February 17, 2006 a certain “B” warrant No.: CCP-002 to purchase 25,000,000 shares of the Company’s Common Stock at an exercise price of $0.40 (the “Warrant”); and

WHEREAS, the parties wish to amend the Warrant as set forth below.

NOW, THEREFORE, it is agreed:

I.	Amendments.

A.	Section 1(b)(xv) “Warrant Exercise Price”: Section 1(b)(xv) of the Warrant is hereby deleted in its entirety and the following language shall replace said Section 1(b)(xv):

Section 1(b)(xv) “Warrant Exercise Price” shall be Fifteen Cents ($0.15) or as subsequently adjusted as provided in Section 8 hereof.

B.	Section 2(g) “Forced Exercise”: Section 2(g) of the Warrant is hereby deleted in its entirety and the following language shall replace said Section 2(g):

Section 2(g) “Forced Exercise”. Provided that the shares issuable upon exercise this Warrant are registered pursuant to an effective registration statement, the Company at its option shall have the right at any time commencing on the date hereof if the Company’s Closing Bid Price as quoted by Bloomberg, LP is equal to or greater than Twenty-Five Cents ($0.25) for ten (10) consecutive Trading Days, to on such tenth (10th) day provide written notice to the Holder (the “Forced Exercise Notice”) providing the Holder twenty (20) calendar days from the day following receipt of the Forced Exercise Notice, to exercise this Warrant in whole at the then applicable Exercise Price (“Forced Exercise Period”). Provided however in the event that the Closing Bid Price of the Company’s Common Stock during the Forced Exercise Period is equal to or lower than the applicable Warrant Exercise Price the Holder shall not be forced to exercise this Warrant, in whole or in part, as provided for herein.

II.	Miscellaneous.

A.	Except as provided hereinabove, all of the terms and conditions contained in the Warrant shall remain unchanged and in full force and effect.

B.	This Amendment is made pursuant to and in accordance with the terms and conditions of the Warrant.

C.	All capitalized but not defined terms used herein shall have those meanings ascribed to them in the Warrant.

D.	All provisions in the Warrant and any amendments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.

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2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
NEOMEDIA TECHNOLOGIES, INC.

By:	/s/ Charles T. Jensen
Name Charles T. Jensen
Title: President & Chief Executive Officer

CORNELL CAPITAL PARTNERS, LP
By: Yorkville Advisors LLC
Its: General Partner

By:	/s/ Mark Angelo
Name Mark Angelo
Title: President & Portfolio Manager

3

AMENDMENT TO “C” WARRANT NO.: CCP-003

THIS AMENDMENT AGREEMENT (the “Amendment”) is entered into as of August 24, 2006, between NEOMEDIA TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and CORNELL CAPITAL PARTNERS, LP a Delaware limited partnership (the “Holder”).

WHEREAS, the Company issued to the Holder on February 17, 2006 a certain “C” warrant No.: CCP-003 to purchase 30,000,000 shares of the Company’s Common Stock at an exercise price of $0.35 (the “Warrant”); and

WHEREAS, the parties wish to amend the Warrant as set forth below.

NOW, THEREFORE, it is agreed:

I.	Amendments.

A.	Section 1(b)(xv) “Warrant Exercise Price”: Section 1(b)(xv) of the Warrant is hereby deleted in its entirety and the following language shall replace said Section 1(b)(xv):

Section 1(b)(xv) “Warrant Exercise Price” shall be Ten Cents ($0.10) or as subsequently adjusted as provided in Section 8 hereof.

B.	Section 2(g) “Forced Exercise”: Section 2(g) of the Warrant is hereby deleted in its entirety and the following language shall replace said Section 2(g):

Section 2(g) “Forced Exercise”. Provided that the shares issuable upon exercise this Warrant are registered pursuant to an effective registration statement, the Company at its option shall have the right at any time commencing on the date hereof if the Company’s Closing Bid Price as quoted by Bloomberg, LP is equal to or greater than Twenty Cents ($0.20) for ten (10) consecutive Trading Days, to on such tenth (10th) day provide written notice to the Holder (the “Forced Exercise Notice”) providing the Holder twenty (20) calendar days from the day following receipt of the Forced Exercise Notice, to exercise this Warrant in whole at the then applicable Exercise Price (“Forced Exercise Period”). Provided however in the event that the Closing Bid Price of the Company’s Common Stock during the Forced Exercise Period is equal to or lower than the applicable Warrant Exercise Price the Holder shall not be forced to exercise this Warrant, in whole or in part, as provided for herein.

II.	Miscellaneous.

A.	Except as provided hereinabove, all of the terms and conditions contained in the Warrant shall remain unchanged and in full force and effect.

B.	This Amendment is made pursuant to and in accordance with the terms and conditions of the Warrant.

C.	All capitalized but not defined terms used herein shall have those meanings ascribed to them in the Warrant.

D.	All provisions in the Warrant and any amendments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.

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2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
NEOMEDIA TECHNOLOGIES, INC.

By:	/s/ Charles T. Jensen
Name Charles T. Jensen
Title: President & Chief Executive Officer

CORNELL CAPITAL PARTNERS, LP
By: Yorkville Advisors LLC
Its: General Partner

By:	/s/ Mark Angelo
Name Mark Angelo
Title: President & Portfolio Manager

3

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report: December 29, 2006

NeoMedia Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Second Street, Suite #600, Fort Myers, Florida	33901
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(239) 337-3434

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 29, 2006, NeoMedia Technologies, Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with Cornell Capital Partners, LP, a Delaware limited partnership (the “Buyer” and together with the Company, the “Parties”). Pursuant to the terms and subject to the conditions contained in the SPA, the Company issued and sold to the Buyer, and the Buyer purchased from the Company, $2,500,000 of secured convertible debentures (the “Debentures”), which shall be convertible into shares of the Company’s common stock, par value $0.01 (the “Common Stock”), and which was funded on December 29, 2006 for a purchase price equal to $2,230,000, net of $270,000 fees paid to the Buyer. The funds are expected to be used to repay certain of the Company’s obligations to silent partners assumed by the Company with its acquisition of 12Snap AG in February 2006.

Contemporaneously with the execution and delivery of the SPA and the issuance by the Company to the Buyer of the Debentures, the Parties executed and delivered an Investor Registration Rights Agreement, pursuant to which the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended and the rules and regulations promulgated there under and applicable state securities laws.

The Debentures are secured according to the terms of a Pledge and Security Agreement (the “Security Agreement”) dated August 23, 2006 and entered into in connection with a previous $5 million secured convertible debenture between the parties, pursuant to which the Company agreed to provide to Buyer a security interest in certain Pledged Collateral (as this term is defined in the Security Agreement) to secure the Company’s obligations under the SPA, the Transaction Documents (as such term is defined in the SPA), or any other obligations of the Company to the Buyer.

In connection with the SPA, the Company also issued to the Buyer a warrant to purchase forty-two million (42,000,000) shares of the Company’s Common Stock, exercisable for a period of five (5) years at an exercise price of $0.06 per share (the “Warrant”). The Common Stock issuable under the Warrant shall have “piggy-back” and demand registration rights.

Furthermore, on December 29, 2006, the Company entered into seven (7) amendment agreements to reprice certain warrants which had been previously issued by the Company to the Buyer, as follows:

(i)
Pursuant to a second Amendment to Warrant No. CCP-002, the Parties amended a certain warrant, dated March 30, 2005, to purchase 50,000,000 shares (40,000,000 of which had been previously exercised) at an exercise price of $0.10, to modify the warrant exercise price therein to $0.04 per share.

(ii)
Pursuant to a second Amendment to “A” Warrant No. CCP-001, the Parties amended a certain “A” warrant, dated February 17, 2006, to purchase 20,000,000 shares at an exercise price of $0.10 to modify the warrant exercise price therein to $0.04 per share.

(iii)
Pursuant to a second Amendment to “B” Warrant No. CCP-002, the Parties amended a certain “B” warrant, dated February 17, 2006, to purchase 25,000,000 shares at an exercise price of $0.15 to modify the warrant exercise price therein to $0.04 per share.

(iv)
Pursuant to a second Amendment to “C” Warrant No. CCP-003, the Parties amended a certain “C” warrant, dated February 17, 2006, to purchase 30,000,000 shares at an exercise price of $0.10 to modify the warrant exercise price therein to $0.04 per share.

(v)
Pursuant to Amendment to “A” Warrant No. CCP-001, the Parties amended a certain “C” warrant, dated August 24, 2006, to purchase 25,000,000 shares at an exercise price of $0.15 to modify the warrant exercise price therein to $0.04 per share.

(vi)
Pursuant to Amendment to “B” Warrant No. CCP-001, the Parties amended a certain “C” warrant, dated August 24, 2006, to purchase 50,000,000 shares at an exercise price of $0.25 to modify the warrant exercise price therein to $0.04 per share.

(vii)
Pursuant to Amendment to “C” Warrant No. CCP-001, the Parties amended a certain “C” warrant, dated August 24, 2006, to purchase 50,000,000 shares at an exercise price of $0.20 to modify the warrant exercise price therein to $0.04 per share.

In addition, the warrant amendments each contain a stipulation whereby, for a period of six (6) months, the Company shall have the right to redeem the warrants on a cashless basis at an effective price of twelve cents ($0.12) per share.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits No. Description:

Exhibit No.	Item

Exhibit 10.1	Securities Purchase Agreement, dated December 29, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith
Exhibit 10.2	Investor Registration Rights Agreement, dated December 29, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith
Exhibit 10.3	Secured Convertible Debenture, dated December 29, 2006, issued by the Company to Cornell Capital Partners, LP	Provided herewith
Exhibit 10.4	Irrevocable Transfer Agent Instructions, dated December 29, 2006, by and among the Company, Cornell Capital Partners, LP and American Stock Transfer & Trust Co.	Provided herewith
Exhibit 10.5	A Warrant, dated December 29, 2006	Provided herewith
Exhibit 10.6	Amendment to Warrant No. CCP-002, dated December 29, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith
Exhibit 10.7	Amendment to “A” Warrant No. CCP-001, dated December 29, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith
Exhibit 10.8	Amendment to “B” Warrant No. CCP-002, dated December 29, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith
Exhibit 10.9	Amendment to “C” Warrant No. CCP-003, dated December 29, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith
Exhibit 10.10	Amendment to “A” Warrant No. CCP-001, dated December 29, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith
Exhibit 10.11	Amendment to “B” Warrant No. CCP-001, dated December 29, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith
Exhibit 10.12	Amendment to “C” Warrant No. CCP-001, dated December 29, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith
Exhibit 10.13	Press release dated January 8, 2006	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2006	NEOMEDIA TECHNOLGIES, INC.

	By:	/s/ Charles W. Fritz
Name: Charles W. Fritz
Its: Acting Chief Executive Officer

Execution Copy

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of December 29, 2006, by and among NEOMEDIA TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and the Buyers listed on Schedule I attached hereto (individually, a “Buyer” or collectively “Buyers”).

WITNESSETH

WHEREAS, the Company and the Buyer(s) are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer(s), as provided herein, and the Buyer(s) shall purchase up to Two Million Five Hundred Thousand Dollars ($2,500,000) of secured convertible debentures (the “Convertible Debentures”), which shall be convertible into shares of the Company’s common stock, par value $0.01 (the “Common Stock”) (as converted, the “Conversion Shares”) which shall be funded within two (2) business days from the date hereof, with the United States Securities and Exchange Commission (the “SEC”) (the “Closing”) (referred to as a “Closing” collectively referred to as the “Closings”), for a total purchase price of up to Two Million Five Hundred Thousand Dollars ($2,500,000), (the “Purchase Price”) in the respective amounts set forth opposite each Buyer(s) name on Schedule I (the “Subscription Amount”); and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement (the “Investor Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated there under, and applicable state securities laws; and

WHEREAS, the Company has agreed to provide the Buyers a security interest, pursuant to the Security Agreement executed August 23, 2006 (the “Security Agreement”), in the Pledged Collateral, as defined in the Security Agreement, and perfected pursuant to the UCC-1 initially filed with the Delaware Department of State the UCC Filing Section on August 25, 06 Filing No. 62970861 later amended on November 14, 2006 Amendment No. 63963113 and the Florida Secured Transaction Registry on August 25, 2006 Filing No. 200603546313 later amended on November 14, 2006 Filing No. 200604142828 to secure the Company’s obligations under this Agreement, the Transaction Documents, or any other obligations of the Company to the Buyer; and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering Irrevocable Transfer Agent Instructions (the “Irrevocable Transfer Agent Instructions”)

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer(s) hereby agree as follows:

1.  PURCHASE AND SALE OF CONVERTIBLE DEBENTURES.

(a)  Purchase of Convertible Debentures. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, each Buyer agrees, severally and not jointly, to purchase at each Closing and the Company agrees to sell and issue to each Buyer, severally and not jointly, at each Closing, Convertible Debentures in amounts corresponding with the Subscription Amount set forth opposite each Buyer’s name on Schedule I hereto.

(b)  Closing Date. The Closing of the purchase and sale of the Convertible Debentures shall take place at 10:00 a.m. Eastern Standard Time two (2) business days from the date hereof, subject to notification of satisfaction of the conditions to the Closing set forth herein and in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyer(s)) (“Closing Date”). The Closing shall occur on the Closing Date at the offices of Yorkville Advisors, LLC, 3700 Hudson Street, Suite 3700, Jersey City, New Jersey 07302 (or such other place as is mutually agreed to by the Company and the Buyer(s)).

(c)  Form of Payment. Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date, (i) the Buyers shall deliver to the Company such aggregate proceeds for the Convertible Debentures to be issued and sold to such Buyer(s), minus the fees to be paid directly from the proceeds of the Closing as set forth herein, and (ii) the Company shall deliver to each Buyer, Convertible Debentures which such Buyer(s) is purchasing in amounts indicated opposite such Buyer’s name on Schedule I, duly executed on behalf of the Company.

2.  BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants, severally and not jointly, that:

(a)  Investment Purpose. Each Buyer is acquiring the Convertible Debentures and, upon conversion of Convertible Debentures, the Buyer will acquire the Conversion Shares then issuable, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Buyer reserves the right to dispose of the Conversion Shares at any time in accordance with or pursuant to an effective registration statement covering such Conversion Shares or an available exemption under the Securities Act.

(b)  Accredited Investor Status. Each Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

(c)  Reliance on Exemptions. Each Buyer understands that the Convertible Debentures are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities.

(d)  Information. Each Buyer and its advisors (and his or, its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision regarding his purchase of the Convertible Debentures and the Conversion Shares, which have been requested by such Buyer. Each Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. Each Buyer understands that its investment in the Convertible Debentures and the Conversion Shares involves a high degree of risk. Each Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. Each Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Convertible Debentures and the Conversion Shares.

(e)  No Governmental Review. Each Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Convertible Debentures or the Conversion Shares, or the fairness or suitability of the investment in the Convertible Debentures or the Conversion Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Convertible Debentures or the Conversion Shares.

(f)  Transfer or Resale. Each Buyer understands that except as provided in the Investor Registration Rights Agreement: (i) the Convertible Debentures have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g)  Legends. Each Buyer understands that the certificates or other instruments representing the Convertible Debentures and or the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company within two (2) business days shall issue a certificate without such legend to the holder of the Conversion Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) in connection with a sale transaction, provided the Conversion Shares are registered under the Securities Act or (ii) in connection with a sale transaction, after such holder provides the Company with an opinion of counsel, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Conversion Shares may be made without registration under the Securities Act.

(h)  Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)  Receipt of Documents. Each Buyer and his or its counsel has received and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein and the Transaction Documents (as defined herein); (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) the Company’s Form 10-KSB for the fiscal year ended December 31, 2005; (iv) the Company’s Form 10-Q for the fiscal quarter ended March 31, 2006, June 30, 2006 and September 30, 2006 (v) answers to all questions each Buyer submitted to the Company regarding an investment in the Company; and each Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

(j)  Due Formation of Corporate and Other Buyers. If the Buyer(s) is a corporation, trust, partnership or other entity that is not an individual person, it has been formed and validly exists and has not been organized for the specific purpose of purchasing the Convertible Debentures and is not prohibited from doing so.

(k)  No Legal Advice From the Company. Each Buyer acknowledges, that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. Each Buyer is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants as of the date hereof to each of the Buyers that, except as set forth in the SEC Documents (as defined herein) or in the Disclosure Schedule attached hereto (the “Disclosure Schedule”):

(a)  Organization and Qualification. The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(b)  Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Security Agreement, the Investor Registration Rights Agreement, the Irrevocable Transfer Agent Agreement, the Warrants, and any related agreements (collectively the “Transaction Documents”) and to issue the Convertible Debentures and the Conversion Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Convertible Debentures the Conversion Shares and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The authorized officer of the Company executing the Transaction Documents knows of no reason why the Company cannot file the registration statement as required under the Investor Registration Rights Agreement or perform any of the Company’s other obligations under such documents.

(c)  Capitalization. The authorized capital stock of the Company consists of 5,000,000,000 shares of Common Stock and 25,000,000,000 shares of Preferred Stock, par value $0.01 (“Preferred Stock”) of which _________ shares of Common Stock and 22,000 shares of Preferred Stock are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. As of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement) and (iv) there are no outstanding registration statements and there are no outstanding comment letters from the SEC or any other regulatory agency. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Convertible Debentures as described in this Agreement. The Company has furnished to the Buyer true and correct copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to employees and consultants.

(d)  Issuance of Securities. The Convertible Debentures are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof. The Conversion Shares issuable upon conversion of the Convertible Debentures have been duly authorized and reserved for issuance. Upon conversion or exercise in accordance with the Convertible Debentures the Conversion Shares will be duly issued, fully paid and nonassessable.

(e)  No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Articles of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The National Association of Securities Dealers Inc.’s OTC Bulletin Board on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

(f)  SEC Documents: Financial Statements. Since January 1, 2005, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Buyers or their representatives, or made available through the SEC’s website at http://www.sec.gov., true and complete copies of the SEC Documents. As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents, including, without limitation, information referred to in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)  10(b)-5. Neither the Transaction Documents nor the SEC Documents include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

(h)  Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) have a material adverse effect on the business, operations, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

(i)  Acknowledgment Regarding Buyer’s Purchase of the Convertible Debentures. The Company acknowledges and agrees that the Buyer(s) is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer(s) is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Buyer(s) or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer’s purchase of the Convertible Debentures or the Conversion Shares. The Company further represents to the Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(j)  No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Convertible Debentures or the Conversion Shares.

(k)  No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Convertible Debentures or the Conversion Shares under the Securities Act or cause this offering of the Convertible Debentures or the Conversion Shares to be integrated with prior offerings by the Company for purposes of the Securities Act.

(l)  Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company’s or its subsidiaries’ employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

(m)  Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(n)  Environmental Laws. The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

(o)  Title. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(p)  Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

(q)  Regulatory Permits. The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(r)  Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s)  No Material Adverse Breaches, etc. Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

(t)  Tax Status. The Company and each of its subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(u)  Certain Transactions. Except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(v)  Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

4.  COVENANTS.

(a)  Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)  Form D. The Company agrees to file a Form D with respect to the Conversion Shares as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Conversion Shares, or obtain an exemption for the Conversion Shares for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

(c)  Reporting Status. Until the earlier of (i) the date as of which the Buyer(s) may sell all of the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto), or (ii) the date on which (A) the Buyer(s) shall have sold all the Conversion Shares and (B) none of the Convertible Debentures are outstanding (the “Registration Period”), the Company shall file in a timely manner all reports required to be filed with the SEC pursuant to the Exchange Act and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(d)  Use of Proceeds. The Company will use the proceeds from the sale of the Convertible Debentures for general corporate and working capital purposes.

(e)  Reservation of Shares. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the issuance of the Conversion Shares. If at any time the Company does not have available such shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Conversion Shares, the Company shall call and hold a special meeting of the shareholders within thirty (30) days of such occurrence, for the sole purpose of increasing the number of shares authorized. The Company’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized. Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

(f)  Listings or Quotation. The Company shall promptly secure the listing or quotation of the Conversion Shares upon each national securities exchange, automated quotation system or The National Association of Securities Dealers Inc.’s Over-The-Counter Bulletin Board (“OTCBB”) or other market, if any, upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance) and shall use its best efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable under the terms of this Agreement. The Company shall maintain the Common Stock’s authorization for quotation on the OTCBB.

(g)  Fees and Expenses.

(i)  Each of the Company and the Buyer(s) shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of the Transaction Documents. The Company shall pay Yorkville Advisors LLC a fee equal to ten percent (10%) of the Purchase Price.

(ii)  The Company shall pay a structuring fee to Yorkville Advisors LLC of Twenty Thousand Dollars ($20,000), which shall be paid from the gross proceeds of the Closing.

(iii)  On the date hereof the Company shall issue to the Buyer a warrant to purchase forty two million (42,000,000) shares of the Company’s Common Stock which shall be exercisable for a period of five (5) years at an exercise price of Six Cents ($0.06) per share (collectively referred to as the “Warrants”). The shares of Common Stock issuable under the Warrants shall collectively be referred to as the “Warrant Shares”.

(iv)  The Warrant Shares shall have “piggy-back” and demand registration rights.

(h)  Corporate Existence. So long as any of the Convertible Debentures remain outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company’s assets or any similar transaction or related transactions (each such transaction, an “Organizational Change”) unless, prior to the consummation an Organizational Change, the Company obtains the written consent of each Buyer. In any such case, the Company will make appropriate provision with respect to such holders’ rights and interests to insure that the provisions of this Section 4(h) will thereafter be applicable to the Convertible Debentures.

(i)  Transactions With Affiliates. So long as any Convertible Debentures are outstanding, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary’s officers, directors, person who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own five percent (5%) or more of the Common Stock, or Affiliates (as defined below) or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a “Related Party”), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any investment in an Affiliate of the Company, (c) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (d) any agreement, transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company; for purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment, or arrangement. “Affiliate” for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. “Control” or “controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

(j)  Transfer Agent. The Company covenants and agrees that, in the event that the Company’s agency relationship with the transfer agent should be terminated for any reason prior to a date which is two (2) years after the Closing Date, the Company shall immediately appoint a new transfer agent and shall require that the new transfer agent execute and agree to be bound by the terms of the Irrevocable Transfer Agent Instructions (as defined herein).

(k)  Restriction on Issuance of the Capital Stock. So long as any Convertible Debentures are outstanding, the Company shall not, and with respect to subsection (iii) herein shall cause its subsidiaries now existing or later created or acquired not to, without the prior written consent of the Buyer(s), (i) issue or sell shares of Common Stock or Preferred Stock without consideration or for a consideration per share less than the bid price of the Common Stock determined immediately prior to its issuance, (ii) issue any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration less than such Common Stock’s Bid Price determined immediately prior to it’s issuance, (iii) enter into any security instrument granting the holder a security interest in any and all assets of the Company or any of its subsidiaries now existing or later created or acquired or (iv) file any registration statement on Form S-8.

(l)  Neither the Buyer(s) nor any of its affiliates have an open short position in the Common Stock of the Company, and the Buyer(s) agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock as long as any Convertible Debentures shall remain outstanding.

(m)  Rights of First Refusal. So long as any portion of Convertible Debentures are outstanding, if the Company intends to raise additional capital by the issuance or sale of capital stock of the Company, including without limitation shares of any class of common stock, any class of preferred stock, options, warrants or any other securities convertible or exercisable into shares of common stock (whether the offering is conducted by the Company, underwriter, placement agent or any third party) the Company shall be obligated to offer to the Buyers such issuance or sale of capital stock, by providing in writing the principal amount of capital it intends to raise and outline of the material terms of such capital raise, prior to the offering such issuance or sale of capital stock  to any third parties including, but not limited to, current or former officers or directors, current or former shareholders and/or investors of the obligor, underwriters, brokers, agents or other third parties.  The Buyers shall have ten (10) business days from receipt of such notice of the sale or issuance of capital stock to accept or reject all or a portion of such capital raising offer.

(n)  Lock Up Agreements. On the date hereof, the Company shall obtain from each officer and director a lock up agreement in the form attached hereto as Exhibit A.

(o)  So long as no Event of Default exists, solely with regard cash payments made by the Company to pay any and all amounts due and outstanding to the Holder, unless otherwise specified by the Holder, any cash payments made by the Company to the Holder shall first apply all amounts of principal and interest outstanding pursuant the Series C Preferred shares on February 17, 2006 (“Series C Preferred”).

5.  TRANSFER AGENT INSTRUCTIONS.

(a)  The Company shall issue the Irrevocable Transfer Agent Instructions to its transfer agent irrevocably appointing David Gonzalez, Esq. as the Company’s agent for purpose of having certificates issued, registered in the name of the Buyer(s) or its respective nominee(s), for the Conversion Shares representing such amounts of Convertible Debentures as specified from time to time by the Buyer(s) to the Company upon conversion of the Convertible Debentures, for interest owed pursuant to the Convertible Debenture, and for any and all Liquidated Damages (as this term is defined in the Investor Registration Rights Agreement). David Gonzalez, Esq. shall be paid a cash fee of Fifty Dollars ($50) for every occasion they act pursuant to the Irrevocable Transfer Agent Instructions. The Company shall not change its transfer agent without the express written consent of the Buyer(s), which may be withheld by the Buyer(s) in its sole discretion. Prior to registration of the Conversion Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(g) hereof (in the case of the Conversion Shares prior to registration of such shares under the Securities Act) will be given by the Company to its transfer agent and as long as the registration statement relating to the Conversion Shares is effective, that the Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Investor Registration Rights Agreement. Nothing in this Section 5 shall affect in any way the Buyer’s obligations and agreement to comply with all applicable securities laws upon resale of Conversion Shares. If the Buyer(s) provides the Company with an opinion of counsel, in form, scope and substance customary for opinions of counsel in comparable transactions to the effect that registration of a resale by the Buyer(s) of any of the Conversion Shares is not required under the Securities Act, the Company shall within two (2) business days instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyer(s) shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.  CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Convertible Debentures to the Buyer(s) at the Closings is subject to the satisfaction, at or before the Closing Dates, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a)  Each Buyer shall have executed the Transaction Documents and delivered them to the Company.

(b)  The Buyer(s) shall have delivered to the Company the Purchase Price for Convertible Debentures in respective amounts as set forth next to each Buyer as outlined on Schedule I attached hereto, minus any fees to be paid directly from the proceeds the Closings as set forth herein, by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

(c)  The representations and warranties of the Buyer(s) shall be true and correct in all material respects as of the date when made and as of the Closing Dates as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer(s) shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer(s) at or prior to the Closing Dates.

7.  CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

(a)  The obligation of the Buyer(s) hereunder to purchase the Convertible Debentures at the Closing is subject to the satisfaction, at or before the First Closing Date unless otherewise noted, of each of the following conditions:

(i)  The Company shall have executed the Transaction Documents and delivered the same to the Buyer(s).

(ii)  The Common Stock shall be authorized for quotation on the OTCBB, trading in the Common Stock shall not have been suspended for any reason, and all the Conversion Shares issuable upon the conversion of the Convertible Debentures shall be approved by the OTCBB.

(iii)  The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(iv)  The Company shall have executed and delivered to the Buyer(s) the Convertible Debentures in the respective amounts set forth opposite each Buyer(s) name on Schedule I attached hereto.

(v)  The Buyer(s) shall receive an opinion of counsel from Kirkpatrick & Lockhart Nicholson Graham, LLP in a form satisfactory to the Buyer(s) within five (5) business days of the First Closing, and in no event later than the close of business on Tuesday, January 9, 2007.

(vi)  The Company shall provide to the Buyer(s) a certificate of good standing from the secretary of state from the state in which the Company is incorporated no later than the close of business on Wednesday, January 3, 2006.

(vii)  The Company shall provide to the Buyer within five (5) business days of the First Closing, and in no event later than the close of business on Tuesday, January 9, 2007, an acknowledgement, to the satisfaction of the Buyer, from the Company’s independent certified public accountants as to its ability to provide all consents required in order to file a registration statement in connection with this transaction.

(viii)  The Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Convertible Debentures, shares of Common Stock to effect the conversion of all of the Conversion Shares then outstanding.

(ix)  The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

8.  INDEMNIFICATION.

(a)  In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Convertible Debentures and the Conversion Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer(s) and each other holder of the Convertible Debentures and the Conversion Shares, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Convertible Debentures or the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, or the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the parties hereto, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Convertible Debentures or the status of the Buyer or holder of the Convertible Debentures the Conversion Shares, as a Buyer of Convertible Debentures in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b)  In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Buyer’s other obligations under this Agreement, the Buyer shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Buyer(s) in this Agreement, instrument or document contemplated hereby or thereby executed by the Buyer, (b) any breach of any covenant, agreement or obligation of the Buyer(s) contained in this Agreement, the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Buyer, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations or due to a material breach and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Investor Registration Rights Agreement or any other instrument, document or agreement executed pursuant hereto by any of the parties hereto. To the extent that the foregoing undertaking by each Buyer may be unenforceable for any reason, each Buyer shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

9.  GOVERNING LAW: MISCELLANEOUS.

(a)  Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph.

(b)  Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

(c)  Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)  Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)  Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer(s), the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(f)  Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Neomedia Technologies, Inc.
2201 Second Street, Suite #600
Fort Myers, FL 33901
Attention: Charles T. Jensen, President
Telephone: (239) 337-3434
Facsimile: (239) 337-3668

With a copy to:	Kirkpatrick & Lockhart Nicholson Graham LLP
201 South Biscayne Boulevard - Suite 2000
Miami, FL 33131-2399
Attention: Clayton E. Parker, Esq.
Telephone: (305) 539-3300
Facsimile: (305) 358-7095

If to the Buyer(s), to its address and facsimile number on Schedule I, with copies to the Buyer’s counsel as set forth on Schedule I. Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

(g)  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(h)  No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)  Survival. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Buyer(s) contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing for a period of two (2) years following the date on which the Convertible Debentures are converted in full. The Buyer(s) shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)  Publicity. The Company and the Buyer(s) shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Buyer(s), to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult the Buyer(s) in connection with any such press release or other public disclosure prior to its release and Buyer(s) shall be provided with a copy thereof upon release thereof).

(k)  Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)  Termination. In the event that the First Closing shall not have occurred with respect to the Buyers on or before five (5) business days from the date hereof due to the Company’s or the Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated by the Company pursuant to this Section 9(l), the Company shall remain obligated to reimburse the Buyer(s) for the fees and expenses of Yorkville Advisors LLC described in Section 4(g) above.

(m)  Brokerage. The Company represents that no broker, agent, finder or other party has been retained by it in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Company to be paid for or on account of the transactions contemplated hereby.

(n)  No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
NEOMEDIA TECHNOLOGIES, INC.

By:	/s/ David Dodge
Name: David Dodge
Title: CFO

Execution Copy

SCHEDULE I

SCHEDULE OF BUYERS

Name	Signature	Address/Facsimile Number of Buyer	Amount of Subscription

Cornell Capital Partners, LP	By: Yorkville Advisors, LLC	101 Hudson Street - Suite 3700	$2,000,000
	Its: General Partner	Jersey City, NJ 07303
Facsimile: (201) 985-8266

By: _______________________
Name: Mark Angelo
Its: Portfolio Manager

With a copy to:	David Gonzalez, Esq.	101 Hudson Street - Suite 3700
Jersey City, NJ 07302
Facsimile: (201) 985-8266

DISCLOSURE SCHEDULE

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EXHIBIT A

LOCK UP AGREEMENT

The undersigned hereby agrees that for a period commencing on December ___, 2006 and expiring on the date thirty (30) days after the date that all amounts owed to Cornell Capital Partners, LP (the “Investor”), under the Secured Convertible Debentures issued to the Investor pursuant to the Securities Purchase Agreement between Neomedia Technologies, Inc. (the “Company”) and the Investor dated December ___, 2006 have been paid (the “Lock-up Period”), he, she or it will not, directly or indirectly, without the prior written consent of the Investor, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of any securities of the Company, including common stock or options, rights, warrants or other securities underlying, convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for any common stock (whether or not beneficially owned by the undersigned), or any beneficial interest therein (collectively, the “Securities”) except in accordance with the volume limitations set forth in Rule 144(e) of the General Rules and Regulations under the Securities Act of 1933, as amended.

In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Company’s securities with respect to any of the Securities registered in the name of the undersigned or beneficially owned by the undersigned, and the undersigned hereby confirms the undersigned’s investment in the Company.

Dated: _______________, 2006

Signature

____________________________________
Name: ____________________________________
Address: __________________________________
City, State, Zip Code: _________________________

____________________________________
Print Social Security Number or Taxpayer I.D. Number

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Execution Copy

INVESTOR REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 29, 2006, by and among NEOMEDIA TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and the undersigned investors listed on Schedule I attached hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS:

A.  In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to the Investors secured convertible debentures (the “Convertible Debentures”) which shall be convertible into that number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the terms of the Securities Purchase Agreement for an aggregate purchase price of up to Two Million Five Hundred Thousand Dollars ($2,500,000). Capitalized terms not defined herein shall have the meaning ascribed to them in the Securities Purchase Agreement.

B.  To induce the Investors to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1.  DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

(a)  “Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

(b)  “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the “SEC”).

(c)  “Registrable Securities” means the shares of Common Stock issuable to the Investors upon conversion of the Convertible Debentures pursuant to the Securities Purchase Agreement and the Warrant Shares, as this term is defined in the Securities Purchase Agreement.

(d)  “Registration Statement” means a registration statement under the Securities Act which covers the Registrable Securities.

2.  REGISTRATION.

(a)  Subject to the terms and conditions of this Agreement, the Company shall prepare and file, no later than one hundred fifty (150) days from the date hereof (the “Scheduled Filing Deadline”), with the SEC a registration statement on Form S-1 or SB-2 (or, if the Company is then eligible, on Form S-3) under the Securities Act (the “Initial Registration Statement”) for the resale by the Investors of the Registrable Securities, which includes at least 180,000,000 shares of Common Stock to be issued upon conversion of the Convertible Debentures as well as the Warrant Shares. The Company shall cause the Registration Statement to remain effective until all of the Registrable Securities have been sold. Prior to the filing of the Registration Statement with the SEC, the Company shall furnish a copy of the Initial Registration Statement to the Investors for their review and comment. The Investors shall furnish comments on the Initial Registration Statement to the Company within twenty-four (24) hours of the receipt thereof from the Company.

(b)  Effectiveness of the Initial Registration Statement. The Company shall use its best efforts (i) to have the Initial Registration Statement declared effective by the SEC no later than ninety (90) days from the date hereof (the “Scheduled Effective Deadline”) and (ii) to insure that the Initial Registration Statement and any subsequent Registration Statement remains in effect until all of the Registrable Securities have been sold, subject to the terms and conditions of this Agreement.

(c)  Failure to File or Obtain Effectiveness of the Registration Statement. In the event the Registration Statement is not filed by the Scheduled Filing Deadline or is not declared effective by the SEC on or before the Scheduled Effective Date, or if after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement (whether because of a failure to keep the Registration Statement effective, failure to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, failure to register sufficient shares of Common Stock or otherwise) then as partial relief for the damages to any holder of Registrable Securities by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies at law or in equity), the Company will pay as liquidated damages (the “Liquidated Damages”) to the holder, at the holder’s option, either a cash amount or shares of the Company’s Common Stock within three (3) business days, after demand therefore, equal to two percent (2%) of the liquidated value of the Convertible Debentures outstanding as Liquidated Damages for each thirty (30) day period after the Scheduled Filing Deadline or the Scheduled Effective Date as the case may be. Notwithstanding anything herein to the contrary, in no event shall Liquidated Damages exceed twenty percent (20%) of the aggregate Purchase Price for all Investors.

(d)  Liquidated Damages. The Company and the Investor hereto acknowledge and agree that the sums payable under subsection 2(c) above shall constitute liquidated damages and not penalties and are in addition to all other rights of the Investor, including the right to call a default. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsections bear a reasonable relationship to, and are not plainly or grossly disproportionate to, the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of a Registration Statement, (iii) one of the reasons for the Company and the Investor reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and (iv) the Company and the Investor are sophisticated business parties and have been represented by sophisticated and able legal counsel and negotiated this Agreement at arm’s length.

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3.  RELATED OBLIGATIONS.

(a)  The Company shall keep the Registration Statement effective pursuant to Rule 415 at all times until the date on which the Investor shall have sold all the Registrable Securities covered by such Registration Statement (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b)  The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company’s filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall incorporate such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

(c)  The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) at least one (1) copy of such Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) ten (10) copies of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

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(d)  The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its articles of incorporation or by-laws, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(e)  As promptly as practicable after becoming aware of such event or development, the Company shall notify each Investor in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Investor. The Company shall also promptly notify each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Investor by facsimile on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(f)  The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction within the United States of America and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(g)  At the reasonable request of any Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.

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(h)  The Company shall make available for inspection by (i) any Investor and (ii) one (1) firm of accountants or other agents retained by the Investors (collectively, the “Inspectors”) all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree, and each Investor hereby agrees, to hold in strict confidence and shall not make any disclosure (except to an Investor) or use any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector and the Investor has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

(i)  The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(j)  The Company shall use its best efforts either to cause all the Registrable Securities covered by a Registration Statement (i) to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) the inclusion for quotation on the National Association of Securities Dealers, Inc. OTC Bulletin Board for such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(j).

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(k)  The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

(l)  The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(m)  The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve (12) month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement.

(n)  The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(o)  Within two (2) business days after a Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

(p)  The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.

4.  OBLIGATIONS OF THE INVESTORS.

Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended certificates for shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e) and for which the Investor has not yet settled.

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5.  EXPENSES OF REGISTRATION.

All expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers, legal and accounting fees shall be paid by the Company.

6.  INDEMNIFICATION.

With respect to Registrable Securities which are included in a Registration Statement under this Agreement:

(a)  To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation there under relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse the Investors and each such controlling person promptly as such expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (x) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c); and (z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 hereof.

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(b)  In connection with a Registration Statement, each Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers, employees, representatives, or agents and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or is based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(d), such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected and such new prospectus was delivered to each Investor prior to such Investor’s use of the prospectus to which the Claim relates.

(c)  Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one (1) counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

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(d)  The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e)  The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.  CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.  REPORTS UNDER THE EXCHANGE ACT.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”) the Company agrees to:

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(a)  make and keep public information available, as those terms are understood and defined in Rule 144;

(b)  file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company’s obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents as are required by the applicable provisions of Rule 144; and

(c)  furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9.  AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who then hold at least two-thirds (2/3) of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to fewer than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

10.  MISCELLANEOUS.

(a)  A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities or owns the right to receive the Registrable Securities. If the Company receives conflicting instructions, notices or elections from two (2) or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(b)  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

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If to the Company, to:	Neomedia Technologies, Inc.
2201 Second Street, Suite #600
Fort Myers, FL 33901
Attention: Charles T. Jensen, President
Telephone: (239) 337-3434
Facsimile: (239) 337-3668

With Copy to:	Kirkpatrick & Lockhart Nicholson Graham LLP
201 South Biscayne Boulevard - Suite 2000
Miami, FL 33131-2399
Attention: Clayton E. Parker, Esq.
Telephone: (305) 539-3300
Facsimile: (305) 358-7095

If to an Investor, to its address and facsimile number on the Schedule of Investors attached hereto, with copies to such Investor’s representatives as set forth on the Schedule of Investors or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(c)  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d)  The laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and the Investors as its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Jersey. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the Superior Courts of the State of New Jersey, sitting in Hudson County, New Jersey and federal courts for the District of New Jersey sitting Newark, New Jersey, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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(e)  This Agreement, the Irrevocable Transfer Agent Instructions, the Securities Purchase Agreement and related documents including the Convertible Debenture and the Pledge and Security Agreement dated August 23, 2006 (the “Security Agreement”) and the Warrants constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Irrevocable Transfer Agent Instructions, the Securities Purchase Agreement and related documents including the Convertible Debenture, and the Security Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(f)  This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(g)  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)  This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(i)  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(j)  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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IN WITNESS WHEREOF, the parties have caused this Investor Registration Rights Agreement to be duly executed as of day and year first above written.

COMPANY:
NEOMEDIA TECHNOLOGIES, INC.

By:	/s/ David Dodge
Name: David Dodge
Title: CFO

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Execution Copy

SCHEDULE I

SCHEDULE OF INVESTORS

Name	Signature	Address/Facsimile Number of Investors

Cornell Capital Partners, LP	By: Yorkville Advisors, LLC	101 Hudson Street - Suite 3700
	Its: General Partner	Jersey City, NJ 07303
Facsimile: (201) 985-8266

By: __________________________
Name: Mark Angelo
Its: Portfolio Manager

With a copy to:	David Gonzalez, Esq.	101 Hudson Street - Suite 3700
Jersey City, NJ 07302
Facsimile: (201) 985-8266

Execution Copy

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

Attention:

Re:	NEOMEDIA TECHNOLOGIES, INC.

Ladies and Gentlemen:

We are counsel to Neomedia Technologies, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) entered into by and among the Company and the investors named therein (collectively, the “Investors”) pursuant to which the Company issued to the Investors shares of its Common Stock, par value $0.01 per share (the “Common Stock”). Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Investors (the “Investor Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on ____________ ____, the Company filed a Registration Statement on Form ________ (File No. 333-_____________) (the “Registration Statement”) with the Securities and Exchange SEC (the “SEC”) relating to the Registrable Securities which names each of the Investors as a selling stockholder there under.

In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement.

Very truly yours,

[Law Firm]

By:

cc:	[LIST NAMES OF INVESTORS]

Execution Copy

Dated: December 29, 2006

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. CCP-2	$2,500,000

NEOMEDIA TECHNOLOGIES, INC.

Secured Convertible Debenture

Due December 29, 2008

This Secured Convertible Debenture (the “Debenture”) is issued by NEOMEDIA TECHNOLOGIES, INC., a Delaware corporation (the “Obligor”), to CORNELL CAPITAL PARTNERS, LP (the “Holder”), pursuant to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) of even date herewith.

FOR VALUE RECEIVED, the Obligor hereby promises to pay to the Holder or its successors and assigns the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000) together with accrued but unpaid interest on or before December ___, 2008 (the “Maturity Date”) in accordance with the following terms:

Interest. Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to ten percent (10%). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law. Interest hereunder will be paid to the Holder or its assignee (as defined in Section 5) in whose name this Debenture is registered on the records of the Obligor regarding registration and transfers of Debentures (the “Debenture Register”).

Right of Redemption. The Obligor at its option shall have the right, with three (3) business days advance written notice (the “Redemption Notice”), to redeem a portion or all amounts outstanding under this Debenture prior to the Maturity Date provided that the Closing Bid Price of the of the Obligor’s Common Stock, as reported by Bloomberg, LP, is less than the Fixed Conversion Price at the time of the Redemption Notice. The Obligor shall pay an amount equal to the principal amount being redeemed plus a redemption premium (“Redemption Premium”) equal to twenty percent (20%) of the principal amount being redeemed, and accrued interest, (collectively referred to as the “Redemption Amount”). The Obligor shall deliver to the Holder the Redemption Amount on the third (3rd) business day after the Redemption Notice.

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Notwithstanding the foregoing in the event that the Obligor has elected to redeem a portion of the outstanding principal amount and accrued interest under this Debenture the Holder shall be permitted to convert all or any portion of this Debenture during such three business day period.

Security Agreements. This Debenture is secured by a security interest, pursuant to the Security Agreement executed August 23, 2006 (the “Security Agreement”), in the Pledged Collateral, as defined in the Security Agreement, and perfected pursuant to the UCC-1 initially filed with the Delaware Department of State the UCC Filing Section on August 25, 06 Filing No. 62970861 later amended on November 14, 2006 Amendment No. 63963113 and the Florida Secured Transaction Registry on August 25, 2006 Filing No. 200603546313 later amended on November 14, 2006 Filing No. 200604142828.

Consent of Holder to Sell Capital Stock or Grant Security Interests. So long as any of the principal amount or interest on this Debenture remains unpaid and unconverted, the Obligor shall not, and with respect to subsection (iii) herein shall cause its subsidiaries now existing or later created or acquired not to, without the prior consent of the Holder, (i) issue or sell any shares of Common Stock or preferred stock without consideration or for consideration per share less than the Closing Bid Price of the Common Stock determined immediately prior to its issuance, (ii) issue or sell any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for consideration per share less than the Closing Bid Price of the Common Stock determined immediately prior to its issuance, (iii) enter into any security instrument granting the holder a security interest in any of the assets of the Obligor or any of its subsidiaries now existing or later created or acquired or (iv) file any registration statements on Form S-8.

Rights of First Refusal.  So long as any portion of this Debenture is outstanding (including principal or accrued interest), if the Obligor intends to raise additional capital by the issuance or sale of capital stock of the Obligor, including without limitation shares of any class of Common Stock, any class of preferred stock, options, warrants or any other securities convertible or exercisable into shares of Common Stock (whether the offering is conducted by the Obligor, underwriter, placement agent or any third party) the Obligor shall be obligated to offer to the Holder such issuance or sale of capital stock, by providing in writing the principal amount of capital it intends to raise and outline of the material terms of such capital raise, prior to the offering such issuance or sale of capital stock  to any third parties including, but not limited to, current or former officers or directors, current or former shareholders and/or investors of the obligor, underwriters, brokers, agents or other third parties.  The Holder shall have ten (10) Business Days from receipt of such notice of the sale or issuance of capital stock to accept or reject all or a portion of such capital raising offer.

This Debenture is subject to the following additional provisions:

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Section 1. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

Section 2. Events of Default.

(a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) Any default in the payment of the principal of, interest on or other charges in respect of this Debenture, free of any claim of subordination, as and when the same shall become due and payable (whether on a due date, a Conversion Date or the Maturity Date or by acceleration or otherwise);

(ii) The Obligor shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Debenture (except as may be covered by Section 2(a)(i) hereof) or any Transaction Document (as defined in Section 5) which is not cured with in the time prescribed;

(iii) The Obligor or any subsidiary of the Obligor shall commence, or there shall be commenced against the Obligor or any subsidiary of the Obligor under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Obligor or any subsidiary of the Obligor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Obligor or any subsidiary of the Obligor or there is commenced against the Obligor or any subsidiary of the Obligor any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Obligor or any subsidiary of the Obligor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Obligor or any subsidiary of the Obligor suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Obligor or any subsidiary of the Obligor makes a general assignment for the benefit of creditors; or the Obligor or any subsidiary of the Obligor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Obligor or any subsidiary of the Obligor shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Obligor or any subsidiary of the Obligor shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Obligor or any subsidiary of the Obligor for the purpose of effecting any of the foregoing;

(iv) The Obligor or any subsidiary of the Obligor shall default in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Obligor or any subsidiary of the Obligor in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

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(v) The Common Stock shall cease to be quoted for trading or listing for trading on either the Nasdaq OTC Bulletin Board (“OTC”), or if then listed on Nasdaq Capital Market, New York Stock Exchange, American Stock Exchange or the Nasdaq National Market (each, a “Subsequent Market”) shall cease to be quoted for trading or listing on such Subsequent Market and shall not again be quoted or listed for trading thereon within five (5) Trading Days of such delisting;

(vi) The Obligor or any subsidiary of the Obligor shall be a party to any Change of Control Transaction (as defined in Section 5);

(vii) The Obligor shall fail to file the Underlying Shares Registration Statement (as defined in Section 5) with the Commission (as defined in Section 5), or the Underlying Shares Registration Statement shall not have been declared effective by the Commission, in each case within the time periods set forth in the Investor Registration Rights Agreement (“Registration Rights Agreement”) of even date herewith between the Obligor and the Holder;

(viii) If the effectiveness of the Underlying Shares Registration Statement lapses for any reason or the Holder shall not be permitted to resell the shares of Common Stock underlying this Debenture under the Underlying Shares Registration Statement, in either case, for more than five (5) consecutive Trading Days or an aggregate of eight Trading Days (which need not be consecutive Trading Days);

(ix) The Obligor shall fail for any reason to deliver Common Stock certificates to a Holder prior to the fifth (5th) Trading Day after a Conversion Date or the Obligor shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of this Debenture in accordance with the terms hereof;

(x)  The Obligor shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within three (3) days after notice is claimed delivered hereunder;

(b) During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder's election, immediately due and payable in cash, provided however, the Holder may request (but shall have no obligation to request) payment of such amounts in Common Stock of the Obligor. In addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Debenture at any time after (x) an Event of Default or (y) the Maturity Date at the Conversion Price then in-effect. The Holder need not provide and the Obligor hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Upon an Event of Default, notwithstanding any other provision of this Debenture or any Transaction Document, the Holder shall have no obligation to comply with or adhere to any limitations, if any, on the conversion of this Debenture or the sale of the Underlying Shares.

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Section 3. Conversion.

(a) Conversion at Option of Holder.

(i) This Debenture shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time, after the Original Issue Date (as defined in Section 5) (subject to the limitations on conversion set forth in Section 3(b) hereof). The number of shares of Common Stock issuable upon a conversion hereunder equals the quotient obtained by dividing (x) the outstanding amount of this Debenture to be converted by (y) the Conversion Price (as defined in Section 3(c)(i)). The Obligor shall deliver Common Stock certificates to the Holder prior to the Fifth (5th) Trading Day after a Conversion Date.

(ii) Notwithstanding anything to the contrary contained herein, if on any Conversion Date: (1) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay principal and interest hereunder in shares of Common Stock; (2) the Common Stock is not listed or quoted for trading on the OTC or on a Subsequent Market; (3) the Obligor has failed to timely satisfy its conversion; or (4) the issuance of such shares of Common Stock would result in a violation of Section 3(b), then, at the option of the Holder, the Obligor, in lieu of delivering shares of Common Stock pursuant to Section 3(a)(i), shall deliver, within three (3) Trading Days of each applicable Conversion Date, an amount in cash equal to the product of the outstanding principal amount to be converted plus any interest due therein divided by the Conversion Price, chosen by the Holder, and multiplied by the highest closing price of the stock from date of the conversion notice till the date that such cash payment is made.

Further, if the Obligor shall not have delivered any cash due in respect of conversion of this Debenture or as payment of interest thereon by the fifth (5th) Trading Day after the Conversion Date, the Holder may, by notice to the Obligor, require the Obligor to issue shares of Common Stock pursuant to Section 3(c), except that for such purpose the Conversion Price applicable thereto shall be the lesser of the Conversion Price on the Conversion Date and the Conversion Price on the date of such Holder demand. Any such shares will be subject to the provisions of this Section.

(iii) The Holder shall effect conversions by delivering to the Obligor a completed notice in the form attached hereto as Exhibit A (a “Conversion Notice”). The date on which a Conversion Notice is delivered is the “Conversion Date.” Unless the Holder is converting the entire principal amount outstanding under this Debenture, the Holder is not required to physically surrender this Debenture to the Obligor in order to effect conversions. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture plus all accrued and unpaid interest thereon in an amount equal to the applicable conversion. The Holder and the Obligor shall maintain records showing the principal amount converted and the date of such conversions. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error.

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(b) Certain Conversion Restrictions.

(i) A Holder may not convert this Debenture or receive shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, this Debenture held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Obligor the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Obligor shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with the periods described in Section 3(a)(i) and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Obligor. Other Holders shall be unaffected by any such waiver.

(c) Conversion Price and Adjustments to Conversion Price.

(i) The conversion price in effect on any Conversion Date shall be, at the sole option of the Holder, equal to either (a) Six Cents ($0.06) (the “Fixed Conversion Price”) or (b) ninety percent (90%) of the lowest the closing Bid Price of the Common Stock during the thirty (30) trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP (the “Market Conversion Price”). The Fixed Conversion Price and the Market Conversion Price are collectively referred to as the “Conversion Price.” The Conversion Price may be adjusted pursuant to the other terms of this Debenture. Notwithstanding the restriction set for the in Section 2(b)(ii) the Holder shall have the absolute right to convert any or all of this Debenture at the Fixed Conversion Price free of such restriction.

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(ii) If the Obligor, at any time while this Debenture is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Obligor, then the Fixed Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(iii) If the Obligor, at any time while this Debenture is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to the Holder) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Fixed Conversion Price, then the Fixed Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants (plus the number of additional shares of Common Stock offered for subscription or purchase), and of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants, plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Fixed Conversion Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. However, upon the expiration of any such right, option or warrant to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Fixed Conversion Price pursuant to this Section, if any such right, option or warrant shall expire and shall not have been exercised, the Fixed Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Fixed Conversion Price made pursuant to the provisions of this Section after the issuance of such rights or warrants) had the adjustment of the Fixed Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such rights, options or warrants actually exercised.

(iv) If the Obligor or any subsidiary thereof, as applicable, at any time while this Debenture is outstanding, shall issue shares of Common Stock or rights, warrants, options or other securities or debt that are convertible into or exchangeable for shares of Common Stock (“Common Stock Equivalents”) entitling any Person to acquire shares of Common Stock, at a price per share less than the Fixed Conversion Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at a price per share which is less than the Fixed Conversion Price, such issuance shall be deemed to have occurred for less than the Fixed Conversion Price), then, at the sole option of the Holder, the Fixed Conversion Price shall be adjusted to mirror the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Obligor shall notify the Holder in writing, no later than one (1) business day following the issuance of any Common Stock or Common Stock Equivalent subject to this Section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms. No adjustment under this Section shall be made as a result of issuances and exercises of options to purchase shares of Common Stock issued for compensatory purposes pursuant to any of the Obligor's stock option or stock purchase plans.

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(v) If the Obligor, at any time while this Debenture is outstanding, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Fixed Conversion Price at which this Debenture shall thereafter be convertible shall be determined by multiplying the Fixed Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Closing Bid Price determined as of the record date mentioned above, and of which the numerator shall be such Closing Bid Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(vi) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holder shall have the right thereafter to, at its option, (A) convert the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holder of this Debenture shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Obligor into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture could have been converted immediately prior to such reclassification or share exchange would have been entitled, or (B) require the Obligor to prepay the outstanding principal amount of this Debenture, plus all interest and other amounts due and payable thereon. The entire prepayment price shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges.

(vii) The Obligor shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Debenture; and within three (3) Business Days following the receipt by the Obligor of a Holder's notice that such minimum number of Underlying Shares is not so reserved, the Obligor shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.

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(viii) All calculations under this Section 3 shall be rounded to the nearest $0.0001 or whole share.

(ix) Whenever the Conversion Price is adjusted pursuant to Section 3 hereof, the Obligor shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(x) If (A) the Obligor shall declare a dividend (or any other distribution) on the Common Stock; (B) the Obligor shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Obligor shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Obligor shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Obligor is a party, any sale or transfer of all or substantially all of the assets of the Obligor, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (E) the Obligor shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Obligor; then, in each case, the Obligor shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be mailed to the Holder at its last address as it shall appear upon the stock books of the Obligor, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Debenture during the 20-day calendar period commencing the date of such notice to the effective date of the event triggering such notice.

(xi) In case of any (1) merger or consolidation of the Obligor or any subsidiary of the Obligor with or into another Person, or (2) sale by the Obligor or any subsidiary of the Obligor of more than one-half of the assets of the Obligor in one or a series of related transactions, a Holder shall have the right to (A) exercise any rights under Section 2(b), (B) convert the aggregate amount of this Debenture then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of this Debenture could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible Debenture with a principal amount equal to the aggregate principal amount of this Debenture then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible Debenture shall have terms identical (including with respect to conversion) to the terms of this Debenture, and shall be entitled to all of the rights and privileges of the Holder of this Debenture set forth herein and the agreements pursuant to which this Debentures were issued. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible Debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

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(d) Other Provisions.

(i) The Obligor covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Obligor as to reservation of such shares set forth in this Debenture) be issuable (taking into account the adjustments and restrictions of Sections 2(b) and 3(c)) upon the conversion of the outstanding principal amount of this Debenture and payment of interest hereunder. The Obligor covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Shares Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Underlying Shares Registration Statement.

(ii) Upon a conversion hereunder the Obligor shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Closing Bid Price at such time. If the Obligor elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(iii) The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Obligor shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debenture so converted and the Obligor shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Obligor the amount of such tax or shall have established to the satisfaction of the Obligor that such tax has been paid.

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(iv) Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for the Obligor 's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(v) In addition to any other rights available to the Holder, if the Obligor fails to deliver to the Holder such certificate or certificates pursuant to Section 3(a)(i) by the fifth (5th) Trading Day after the Conversion Date, and if after such fifth (5th) Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Obligor shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the market price of the Common Stock at the time of the sale giving rise to such purchase obligation and (B) at the option of the Holder, either reissue a Debenture in the principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Obligor timely complied with its delivery requirements under Section 3(a)(i). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Debentures with respect to which the market price of the Underlying Shares on the date of conversion was a total of $10,000 under clause (A) of the immediately preceding sentence, the Obligor shall be required to pay the Holder $1,000. The Holder shall provide the Obligor written notice indicating the amounts payable to the Holder in respect of the Buy-In.

Section 4. Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Neomedia Technologies, Inc.
2201 Second Street, Suite #600
Fort Myers, FL 33901
Attention: Charles T. Jensen, President
Telephone: (239) 337-3434
Facsimile: (239) 337-3668

With a copy to:	Kirkpatrick & Lockhart Nicholson Graham LLP
201 South Biscayne Boulevard - Suite 2000
Miami, FL 33131-2399
Attention: Clayton E. Parker, Esq.
Telephone: (305) 539-3300
Facsimile: (305) 358-7095

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If to the Holder:	Cornell Capital Partners, LP
101 Hudson Street, Suite 3700
Jersey City, NJ 07303
Attention: Mark Angelo
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

With a copy to:	David Gonzalez, Esq.
101 Hudson Street - Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 5. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

“Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Obligor, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Obligor (except that the acquisition of voting securities by the Holder shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Obligor which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Obligor or any subsidiary of the Obligor in one or a series of related transactions with or into another entity, or (d) the execution by the Obligor of an agreement to which the Obligor is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c).

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“Closing Bid Price” means the price per share in the last reported trade of the Common Stock on the OTC or on the exchange which the Common Stock is then listed as quoted by Bloomberg, LP.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.01, of the Obligor and stock of any other class into which such shares may hereafter be changed or reclassified.

“Conversion Date” shall mean the date upon which the Holder gives the Obligor notice of their intention to effectuate a conversion of this Debenture into shares of the Company’s Common Stock as outlined herein.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Original Issue Date” shall mean the date of the first issuance of this Debenture regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Debenture.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the shares of Common Stock are quoted on the OTC or quoted or traded on such Subsequent Market on which the shares of Common Stock are then quoted or listed; provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.

“Transaction Documents” means the Securities Purchase Agreement or any other agreement delivered in connection with the Securities Purchase Agreement, including, without limitation, the Security Agreement, the Irrevocable Transfer Agent Instructions, the Registration Rights Agreement, and the Warrants.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of this Debenture or as payment of interest in accordance with the terms hereof.

“Underlying Shares Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder.

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Section 6. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Obligor, which are absolute and unconditional, to pay the principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Obligor. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. As long as this Debenture is outstanding, the Obligor shall not and shall cause their subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Transaction Documents; or (iii) enter into any agreement with respect to any of the foregoing.

Section 7. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Obligor, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Obligor, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

Section 8. If this Debenture is mutilated, lost, stolen or destroyed, the Obligor shall execute and deliver, in exchange and substitution for and upon cancellation of the mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Obligor.

Section 9. No indebtedness of the Obligor is senior to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Without the Holder’s consent, the Obligor will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior in any respect to the obligations of the Obligor under this Debenture.

Section 10. This Debenture shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to conflicts of laws thereof. Each of the parties consents to the jurisdiction of the Superior Courts of the State of New Jersey sitting in Hudson County, New Jersey and the U.S. District Court for the District of New Jersey sitting in Newark, New Jersey in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Section 11. If the Obligor fails to strictly comply with the terms of this Debenture, then the Obligor shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

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Section 12. Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

Section 13. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Obligor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Obligor from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Obligor (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

Section 14. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

Section 16.  So long as no Event of Default exists, solely with regard cash payments made by the Company to pay any and all amounts due and outstanding to the Holder, unless otherwise specified by the Holder, any cash payments made by the Company to the Holder shall first apply all amounts of principal and interest outstanding pursuant the Series C Preferred shares on February 17, 2006 (“Series C Preferred”).

Section 15. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

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IN WITNESS WHEREOF, the Obligor has caused this Secured Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

NEOMEDIA TECHNOLOGIES, INC.

By:	/s/ David Dodge
Name: David Dodge
Title: CFO

16

EXHIBIT “A”

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Debenture)

TO:

The undersigned hereby irrevocably elects to convert $___________________________ of the principal amount of the above Debenture into Shares of Common Stock of Neomedia Technologies, Inc., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Applicable Conversion Price:
Signature:
Name:
Address:
Amount to be converted:	$
Amount of Debenture unconverted:	$
Conversion Price per share:	$
Number of shares of Common Stock to be issued:
Please issue the shares of Common Stock in the following name and to the following address:
Issue to:
Authorized Signature:
Name:
Title:
Phone Number:
Broker DTC Participant Code:
Account Number:

Execution Copy

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

December 29, 2006

American Stock Transfer & Trust Company
6201 15th Avenue, 3rd Floor
Brooklyn, NY 11219

RE:	NEOMEDIA TECHNOLOGIES, INC.

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) of even date herewith by and between Neomedia Technologies, Inc, a Delaware corporation (the “Company”), and the Buyers set forth on Schedule I attached thereto (collectively the “Buyers”). Pursuant to the Securities Purchase Agreement, the Company shall sell to the Buyers, and the Buyers shall purchase from the Company, convertible debentures (collectively, the “Debentures”) in the aggregate principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000), plus accrued interest, which are convertible into shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), at the Buyers’ discretion. The Company has also issued to the Buyers warrants to purchase up to 42,000,000 shares of Common Stock, at the Buyers’ discretion (the “Warrant”). These instructions relate to the following stock or proposed stock issuances or transfers:

1.
Shares of Common Stock to be issued to the Buyers upon conversion of the Debentures (“Conversion Shares”) plus the shares of Common Stock to be issued to the Buyers upon conversion of accrued interest and liquidated damages into Common Stock (the “Interest Shares”).

2.	Up to 42,000,000 shares of Common Stock to be issued to the Buyers upon exercise of the Warrant (the “Warrant Shares”).

This letter shall serve as our irrevocable authorization and direction to American Stock Transfer & Trust Company (the “Transfer Agent”) to do the following:

1.	Conversion Shares, Warrant Shares and Interest Shares.

a.
Instructions Applicable to Transfer Agent. With respect to the Conversion Shares, Warrant Shares and the Interest Shares, the Transfer Agent shall issue the Conversion Shares, Warrant Shares and the Interest Shares to the Buyers from time to time upon delivery to the Transfer Agent of a properly completed and duly executed Conversion Notice (the “Conversion Notice”) in the form attached hereto as Exhibit A to the Debentures, or a properly completed and duly executed Exercise Notice (the “Exercise Notice”) in the form attached as Exhibit A to the Warrant, delivered to the Transfer Agent by the Company or on behalf of the Company by David Gonzalez, Esq. as escrow agent (the “Escrow Agent”). Upon receipt of a Conversion Notice or an Exercise Notice, the Transfer Agent shall, as soon as reasonably practical thereafter, (i) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice or the Exercise Notice, a certificate, registered in the name of the Buyer or its designees, for the number of shares of Common Stock to which the Buyer shall be entitled as set forth in the Conversion Notice or Exercise Notice, or (ii) provided the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Buyers, credit such aggregate number of shares of Common Stock to which the Buyers shall be entitled to the Buyer’s or their designees’ balance account with DTC through its Deposit Withdrawal At Custodian (“DWAC”) system, provided that the Buyer causes its bank or broker to initiate the DWAC transaction, and further provided that a certificate representing such shares of Common Stock would not be required to bear a legend restricting transfer.

b.
The Company hereby confirms to the Transfer Agent and the Buyers that certificates representing the Conversion Shares, Warrant Shares and Interest Shares shall not bear any legend restricting transfer and should not be subject to any stop-transfer restrictions and shall otherwise be freely transferable on the books and records of the Company; provided that Buyers confirm to the Transfer Agent and the Company that the Conversion Shares, Warrant Shares and Interest Shares have been or will be sold only pursuant to an effective registration statement for such securities under the Securities Act of 1933, as amended (the “Act”), and that the Buyers have complied, or will comply, with all applicable prospectus delivery requirements; and further provided that counsel to the Company delivers (i) the Notice of Effectiveness set forth in Exhibit I attached hereto and (ii) an opinion of counsel in the form set forth in Exhibit II attached hereto, and that if the Conversion Shares, Warrant Shares and the Interest Shares are not registered for sale under the Act, then the certificates for the Conversion Shares, Warrant Shares and Interest Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

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c.
In the event that counsel to the Company fails or refuses to render an opinion as required to issue the Conversion Shares, the Warrant Shares or the Interest Shares in accordance with the preceding paragraph (either with or without restrictive legends, as applicable), then the Company irrevocably and expressly authorizes counsel to the Buyer to render such opinion. The Transfer Agent shall accept and be entitled to rely on such opinion for the purposes of issuing the Conversion Shares, the Warrant Shares or the Interest Shares.

d.
Upon the Company’s or the Escrow Agent’s receipt of a properly completed Conversion Notice or Exercise Notice (along with evidence that the Aggregate Exercise Price (as defined in the Warrant) has been delivered to the Company), the Company or the Escrow Agent, as the case may be, shall, within one (1) Trading Day thereafter, send to the Transfer Agent the Conversion Notice or Exercise Notice, as the case may be, which shall constitute an irrevocable instruction to the Transfer Agent to process such Conversion Notice or Exercise Notice in accordance with the terms of these instructions. For purposes hereof “Trading Day” shall mean any day on which the Nasdaq Market is open for customary trading.

2.	All Shares.

a.
The Company hereby irrevocably appoints the Escrow Agent as a duly authorized agent of the Company for the purposes of authorizing the Transfer Agent to process issuances and transfers specifically contemplated herein.

b.
The Transfer Agent shall rely exclusively on the Conversion Notice or the Exercise Notice, and shall have no liability for relying on such instructions. Any Conversion Notice or Exercise Notice delivered hereunder shall constitute an irrevocable instruction to the Transfer Agent to process such notice or notices in accordance with the terms thereof. Such notice or notices may be transmitted to the Transfer Agent by facsimile or any commercially reasonable method.

c.
The Company hereby confirms to the Transfer Agent and the Buyers that no instructions other than as contemplated herein will be given to Transfer Agent by the Company with respect to the matters referenced herein. The Company hereby authorizes the Transfer Agent, and the Transfer Agent shall be obligated, to disregard any contrary instructions received by or on behalf of the Company.

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Certain Notice Regarding the Escrow Agent. The Company and the Transfer Agent hereby acknowledge that the Escrow Agent is general counsel to the Buyers, a partner of the general partner of the Buyers and counsel to the Buyers in connection with the transactions contemplated and referred herein. The Company and the Transfer Agent agree that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Buyers and neither the Company nor the Transfer Agent will seek to disqualify such counsel.

The Company hereby agrees that it shall not replace the Transfer Agent as the Company’s transfer agent without the prior written consent of the Buyers.

The Company agrees that in the event that the Transfer Agent resigns as the Company’s transfer agent the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent and to be bound by the terms and conditions of these Irrevocable Transfer Agent Instructions within 5 business days from the effectiveness of such resignation.

The Company acknowledges that the Buyers are relying on the representations and covenants made by the Company hereunder and are a material inducement to the Buyers purchasing convertible debentures under the Securities Purchase Agreement. The Company further acknowledges that without such representations and covenants of the Company made hereunder, the Buyers would not purchase the Debentures.

The Company specifically acknowledges and agrees that in the event of a breach or threatened breach by a party hereto of any provision hereof, the Buyers will be irreparably damaged and that damages at law would be an inadequate remedy if these Irrevocable Transfer Agent Instructions were not specifically enforced. Therefore, in the event of a breach or threatened breach by the Company, including, without limitation, the attempted termination of the agency relationship created by this instrument, the Buyers shall be entitled, in addition to all other rights or remedies, to an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of these Irrevocable Transfer Agent Instructions.

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IN WITNESS WHEREOF, the parties have caused this letter agreement regarding Irrevocable Transfer Agent Instructions to be duly executed and delivered as of the date first written above.

COMPANY:

NEOMEDIA TECHNOLOGIES, INC.

By:	/s/ David Dodge
Name: David Dodge
Title: CFO

/s/ David Gonzalez
David Gonzalez, Esq.

American Stock Transfer & Trust Company

By:	/s/ Herbert J. Lemmer
Name:	Herbert J. Lemmer
Title:	Vice President

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Execution Copy

SCHEDULE I

SCHEDULE OF BUYERS

Name	Signature	Address/Facsimile Number of Buyers

Cornell Capital Partners, LP	By: Yorkville Advisors, LLC	101 Hudson Street - Suite 3700
	Its: General Partner	Jersey City, NJ 07303
Facsimile: (201) 985-8266

By: ______________________________
Name: Mark Angelo
Its: Portfolio Manager

SCHEDULE I-1

Execution Copy

EXHIBIT I

TO IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

_________, 200_

____________

Attention:

RE:	NEOMEDIA TECHNOLOGIES, INC.

Ladies and Gentlemen:

We are counsel to Neomedia Technologies, Inc., (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement, dated as of ________________ ____, 200_ (the “Securities Purchase Agreement”), entered into by and among the Company and the Buyers set forth on Schedule I attached thereto (collectively the “Buyers”) pursuant to which the Company has agreed to sell to the Buyers up to $5,000,000 of secured convertible debentures, which shall be convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”), in accordance with the terms of the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement, dated as of ______________ ___, 200_, with the Buyers (the “Investor Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Conversion Shares under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Securities Purchase Agreement and the Registration Rights Agreement, on _______, 200_, the Company filed a Registration Statement (File No. ___-_________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the sale of the Conversion Shares.

In connection with the foregoing, we advise the Transfer Agent that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at ____ P.M. on __________, 200_ and we have no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Conversion Shares are available for sale under the 1933 Act pursuant to the Registration Statement.

EXHIBIT I-1

The statement made herein that “we have no knowledge” is based solely on information actually known to those attorneys currently practicing with this firm and engaged in the representation of the Company in connection with the transactions contem-plated by the Securities Purchase Agreement.

Very truly yours,

EXHIBIT I-2

Execution Copy

EXHIBIT II

TO IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

FORM OF OPINION

________________ 200_

VIA FACSIMILE AND REGULAR MAIL

American Stock Transfer and Trust
6201 15th Avenue, 3rd Floor
Brooklyn, NY 11212

RE:	NEOMEDIA TECHNOLOGIES, INC.

Ladies and Gentlemen:

We have acted as counsel to Neomedia Technologies, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of an offering of up to ____________ shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issued or to be issued to the selling stockholders (the “Selling Stockholders”) listed in the selling stockholders table at page __ of the final prospectus, a copy of which is attached hereto as Exhibit A. We understand that the certificates representing the Common Stock currently contain a legend (the “Securities Act Legend”) stating that the Common Stock represented by such certificates may not be sold or transferred without registration under the Act.

The sale of the Common Stock by the Selling Stockholders has been registered under the Act pursuant to a Registration Statement on Form S-1 (SEC File No. 333-______), filed with the Securities and Exchange Commission (the “Commission”) on ________ __, 200_ (the “Registration Statement”). The Registration Statement was declared effective under the Act by the Commission on ________ __, 200_. Therefore, the Common Stock identified in the Registration Statement, including those shares issued upon exercise of the Convertible Debentures and Warrants referenced in Exhibit A, may, upon receipt of confirmation from the Selling Stockholder that the Common Stock has been or will be sold only pursuant to the Registration Statement and that the Selling Stockholder has complied, or will comply, with all applicable prospectus delivery requirements, be issued or reissued, as applicable, without bearing the Securities Act Legend.

Very truly yours,

EXHIBIT II-1

Execution Copy

EXHIBIT A

Prospectus

EXHIBIT A-1

Execution Copy

“A” WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.

NEOMEDIA TECHNOLOGIES, INC.

Warrant To Purchase Common Stock

Warrant No.:	CCP-001	Number of Shares: 42,000,000

Date of Reissuance:	December 29, 2006

Neomedia Technologies, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration paid, the receipt and sufficiency of which are hereby acknowledged, Cornell Capital Partners, LP (“Cornell”), the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M. Eastern Time on the Expiration Date (as defined herein) Forty Two Million (42,000,000) fully paid and nonassessable shares of Common Stock (as defined herein) of the Company (the “Warrant Shares”) at the exercise price per share provided in Section 1(b) below or as subsequently adjusted; provided, however, that in no event shall the holder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise, except within sixty (60) days of the Expiration Date (however, such restriction may be waived by Cornell (but only as to itself and not to any other holder) upon not less than sixty-five (65) days prior notice to the Company). For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such proviso is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the holder and its affiliates (including, without limitation, any convertible notes or preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-QSB or Form 10-KSB, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any holder, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such notice, confirm in writing to any such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the exercise of Warrants (as defined below) by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

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Section 1.

(a)  This Warrant is the common stock purchase warrant (the “Warrant”) issued pursuant to the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated the date hereof between the Company and the Buyers listed on Schedule I thereto.

(b)  Definitions. The following words and terms as used in this Warrant shall have the following meanings:

(i)  “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.

(ii)  “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(iii)  “Closing Bid Price” means the closing bid price of Common Stock as quoted on the Principal Market (as reported by Bloomberg Financial Markets (“Bloomberg”) through its “Volume at Price” function).

(iv)  “Common Stock” means (i) the Company’s common stock, par value $0.01 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(v)  “Event of Default” means an event of default under the Securities Purchase Agreement or the Convertible Debentures issued in connection therewith.

(vi)  “Excluded Securities” means, provided such security is issued at a price which is greater than or equal to the arithmetic average of the Closing Bid Prices of the Common Stock for the ten (10) consecutive trading days immediately preceding the date of issuance, any of the following: (a) any issuance by the Company of securities in connection with a strategic partnership or a joint venture (the primary purpose of which is not to raise equity capital), (b) any issuance by the Company of securities as consideration for a merger or consolidation or the acquisition of a business, product, license, or other assets of another person or entity and (c) options to purchase shares of Common Stock, provided (I) such options are issued after the date of this Warrant to employees or directors of the Company and (II) the exercise price of such options is not less than the Closing Bid Price of the Common Stock on the date of issuance of such option.

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(vii)  “Expiration Date” means the date five (5) years from the Issuance Date of this Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of New York or the State of New York or on which trading does not take place on the Principal Exchange or automated quotation system on which the Common Stock is traded (a “Holiday”), the next date that is not a Holiday.

(viii)  “Issuance Date” means the date hereof.

(ix)  “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(x)  “Other Securities” means (i) those options and warrants of the Company issued prior to, and outstanding on, the Issuance Date of this Warrant, (ii) the shares of Common Stock issuable on exercise of such options and warrants, provided such options and warrants are not amended after the Issuance Date of this Warrant, (iii) the shares of Common Stock issuable upon exercise of this Warrant, (iv) shares of Common Stock paid upon conversion of the convertible preferred stock paid pursuant to the Amended and Restated Investment Agreement and (v) any shares of Common Stock issued in connection with any acquisition of the stock or assets of another entity which have been approved by the Board of Directors of the Company.

(xi)  “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(xii)  “Principal Market” means the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, whichever is at the time the principal trading exchange or market for such security, or the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg or, if no bid or sale information is reported for such security by Bloomberg, then the average of the bid prices of each of the market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc.

(xiii)  “Securities Act” means the Securities Act of 1933, as amended.

(xiv)  “Warrant” means this Warrant and all Warrants issued in exchange, transfer or replacement thereof.

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(xv)  “Warrant Exercise Price” shall be $0.06 or as subsequently adjusted as provided in Section 8 hereof.

(xvi)  “Warrant Shares” means the shares of Common Stock issuable at any time upon exercise of this Warrant.

(c)  Other Definitional Provisions.

(i)  Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company’s successors and (B) to any applicable law defined or referred to herein shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

(ii)  When used in this Warrant, the words “herein”, “hereof”, and “hereunder” and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words “Section”, “Schedule”, and “Exhibit” shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

(iii)  Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

Section 2.  Exercise of Warrant.

(a)  Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, pro rata as hereinafter provided, at any time on any Business Day on or after the opening of business on such Business Day, commencing with the first day after the date hereof, and prior to 11:59 P.M. Eastern Time on the Expiration Date (i) by delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the “Exercise Notice”), of such holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, payment to the Company of an amount equal to the Warrant Exercise Price(s) applicable to the Warrant Shares being purchased, multiplied by the number of Warrant Shares (at the applicable Warrant Exercise Price) as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds and the surrender of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) to a common carrier for overnight delivery to the Company as soon as practicable following such date (“Cash Basis”) or (ii) if at the time of exercise, the Warrant Shares are not subject to an effective registration statement or if an Event of Default has occurred, by delivering an Exercise Notice and in lieu of making payment of the Aggregate Exercise Price in cash or wire transfer, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (the “Cashless Exercise”):

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Net Number	=	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A	=	the total number of Warrant Shares with respect to which this Warrant is then being exercised.

B	=	the Closing Bid Price of the Common Stock on the date of exercise of the Warrant.

C	=	the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2, the Company shall on or before the fifth (5th) Business Day following the date of receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) and the receipt of the representations of the holder specified in Section 6 hereof, if requested by the Company (the “Exercise Delivery Documents”), and if the Common Stock is DTC eligible, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder’s or its designee’s balance account with The Depository Trust Company; provided, however, if the holder who submitted the Exercise Notice requested physical delivery of any or all of the Warrant Shares, or, if the Common Stock is not DTC eligible then the Company shall, on or before the fifth (5th) Business Day following receipt of the Exercise Delivery Documents, issue and surrender to a common carrier for overnight delivery to the address specified in the Exercise Notice, a certificate, registered in the name of the holder, for the number of shares of Common Stock to which the holder shall be entitled pursuant to such request. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (i) or (ii) above the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised. In the case of a dispute as to the determination of the Warrant Exercise Price, the Closing Bid Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder the number of Warrant Shares that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) Business Day of receipt of the holder’s Exercise Notice.

(b)  If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price or arithmetic calculation of the Warrant Shares within one (1) day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price or the Closing Bid Price to an independent, reputable investment banking firm or (ii) the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment banking firm’s or accountant’s determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

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(c)  Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five (5) Business Days after any exercise and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised.

(d)  No fractional Warrant Shares are to be issued upon any pro rata exercise of this Warrant, but rather the number of Warrant Shares issued upon such exercise of this Warrant shall be rounded up or down to the nearest whole number.

(e)  If the Company or its Transfer Agent shall fail for any reason or for no reason to issue to the holder within ten (10) days of receipt of the Exercise Delivery Documents, a certificate for the number of Warrant Shares to which the holder is entitled or to credit the holder’s balance account with The Depository Trust Company for such number of Warrant Shares to which the holder is entitled upon the holder’s exercise of this Warrant, the Company shall, in addition to any other remedies under this Warrant or the Placement Agent Agreement or otherwise available to such holder, pay as additional damages in cash to such holder on each day the issuance of such certificate for Warrant Shares is not timely effected an amount equal to 0.025% of the product of (A) the sum of the number of Warrant Shares not issued to the holder on a timely basis and to which the holder is entitled, and (B) the Closing Bid Price of the Common Stock for the trading day immediately preceding the last possible date which the Company could have issued such Common Stock to the holder without violating this Section 2.

(f)  If within ten (10) days after the Company’s receipt of the Exercise Delivery Documents, the Company fails to deliver a new Warrant to the holder for the number of Warrant Shares to which such holder is entitled pursuant to Section 2 hereof, then, in addition to any other available remedies under this Warrant or the Placement Agent Agreement, or otherwise available to such holder, the Company shall pay as additional damages in cash to such holder on each day after such tenth (10th) day that such delivery of such new Warrant is not timely effected in an amount equal to 0.25% of the product of (A) the number of Warrant Shares represented by the portion of this Warrant which is not being exercised and (B) the Closing Bid Price of the Common Stock for the trading day immediately preceding the last possible date which the Company could have issued such Warrant to the holder without violating this Section 2.

(g)  Forced Exercise. Provided that the shares issuable upon exercise this Warrant are registered pursuant to an effective registration statement, the Company at its option shall have the right at any time commencing on the date hereof if the Company’s Closing Bid Price as quoted by Bloomberg, LP is equal to or greater than Sixteen Cents ($0.16) for ten (10) consecutive Trading Days, to on such tenth (10th) day provide written notice to the Holder (the “Forced Exercise Notice”) providing the Holder twenty (20) calendar days from the day following receipt of the Forced Exercise Notice, to exercise this Warrant in whole at the then applicable Exercise Price (“Forced Exercise Period”). Provided however in the event that the Closing Bid Price of the Company’s Common Stock during the Forced Exercise Period is equal to or lower than the applicable Warrant Exercise Price the Holder shall not be forced to exercise this Warrant, in whole or in part, as provided for herein.

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Section 3.  Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

(a)  This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

(b)  All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

(c)  During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least one hundred percent (100%) of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price. If at any time the Company does not have a sufficient number of shares of Common Stock authorized and available, then the Company shall call and hold a special meeting of its stockholders within sixty (60) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

(d)  If at any time after the date hereof the Company shall file a registration statement, the Company shall include the Warrant Shares issuable to the holder, pursuant to the terms of this Warrant and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

(e)  The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. The Company will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

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(f)  This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.

Section 4.  Taxes. The Company shall pay any and all taxes, except any applicable withholding, which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

Section 5.  Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

Section 6.  Representations of Holder. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an “accredited investor” as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an “Accredited Investor”). Upon exercise of this Warrant the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder’s exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.

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Section 7.  Ownership and Transfer.

(a)  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

Section 8.  Adjustment of Warrant Exercise Price and Number of Shares. The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

(a)  Adjustment of Warrant Exercise Price and Number of Shares upon Issuance of Common Stock. If and whenever on or after the Issuance Date of this Warrant, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than (i) Excluded Securities and (ii) shares of Common Stock which are issued or deemed to have been issued by the Company in connection with an Approved Stock Plan or upon exercise or conversion of the Other Securities) for a consideration per share less than a price (the “Applicable Price”) equal to the Warrant Exercise Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale the Warrant Exercise Price then in effect shall be reduced to an amount equal to such consideration per share. Upon each such adjustment of the Warrant Exercise Price hereunder, the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

(b)  Effect on Warrant Exercise Price of Certain Events. Excluding the issuance of Excluded Securities or the exercise or conversion of Other Securities, for purposes of determining the adjusted Warrant Exercise Price under Section 8(a) above, the following shall be applicable:

(i)  Issuance of Options. If after the date hereof, the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any convertible securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(b)(i), the lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option or upon conversion or exchange of any convertible security issuable upon exercise of such Option. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock or of such convertible securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities.

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(ii)  Issuance of Convertible Securities. If the Company in any manner issues or sells any convertible securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such convertible securities for such price per share. For the purposes of this Section 8(b)(ii), the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the convertible security and upon conversion or exchange of such convertible security. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities, and if any such issue or sale of such convertible securities is made upon exercise of any Options for which adjustment of the Warrant Exercise Price had been or are to be made pursuant to other provisions of this Section 8(b), no further adjustment of the Warrant Exercise Price shall be made by reason of such issue or sale.

(iii)  Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any convertible securities, or the rate at which any convertible securities are convertible into or exchangeable for Common Stock changes at any time, the Warrant Exercise Price in effect at the time of such change shall be adjusted to the Warrant Exercise Price which would have been in effect at such time had such Options or convertible securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Warrant Shares issuable upon exercise of this Warrant shall be correspondingly readjusted. For purposes of this Section 8(b)(iii), if the terms of any Option or convertible security that was outstanding as of the Issuance Date of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or convertible security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment pursuant to this Section 8(b) shall be made if such adjustment would result in an increase of the Warrant Exercise Price then in effect.

(c)  Effect on Warrant Exercise Price of Certain Events. Excluding the issuance of Excluded Securities or the exercise or conversion of Other Securities, for purposes of determining the adjusted Warrant Exercise Price under Sections 8(a) and 8(b), the following shall be applicable:

(i)  Calculation of Consideration Received. If any Common Stock, Options or convertible securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefore will be deemed to be the net amount received by the Company therefore. If any Common Stock, Options or convertible securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the market price of such securities on the date of receipt of such securities. If any Common Stock, Options or convertible securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefore will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or convertible securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of Warrants representing at least two-thirds (b) of the Warrant Shares issuable upon exercise of the Warrants then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of Warrants representing at least two-thirds (b) of the Warrant Shares issuable upon exercise of the Warrants then outstanding. The determination of such appraiser shall be final and binding upon all parties and the fees and expenses of such appraiser shall be borne jointly by the Company and the holders of Warrants.

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(ii)  Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01.

(iii)  Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

(iv)  Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in convertible securities or (2) to subscribe for or purchase Common Stock, Options or convertible securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d)  Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, any Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, any Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 8(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

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(e)  Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(i)  any Warrant Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Warrant Exercise Price by a fraction of which (A) the numerator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date; and

(ii)  either (A) the number of Warrant Shares obtainable upon exercise of this Warrant shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i), or (B) in the event that the Distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant shall receive an additional warrant to purchase Common Stock, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the amount of the assets that would have been payable to the holder of this Warrant pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i).

(f)  Certain Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided, except as set forth in section 8(d), that no such adjustment pursuant to this Section 8(f) will increase the Warrant Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 8.

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(g)  Notices.

(i)  Immediately upon any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

(ii)  The Company will give written notice to the holder of this Warrant at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

(iii)  The Company will also give written notice to the holder of this Warrant at least ten (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

Section 9.  Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.

(a)  In addition to any adjustments pursuant to Section 8 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction in each case which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance satisfactory to the holders of Warrants representing at least two-thirds (iii) of the Warrant Shares issuable upon exercise of the Warrants then outstanding) to deliver to each holder of Warrants in exchange for such Warrants, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and satisfactory to the holders of the Warrants (including an adjusted warrant exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of the Warrants without regard to any limitations on exercise, if the value so reflected is less than any Applicable Warrant Exercise Price immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the holders of Warrants representing a majority of the Warrant Shares issuable upon exercise of the Warrants then outstanding) to insure that each of the holders of the Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the Warrant Shares immediately theretofore issuable and receivable upon the exercise of such holder’s Warrants (without regard to any limitations on exercise), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of Warrant Shares which would have been issuable and receivable upon the exercise of such holder’s Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exercisability of this Warrant).

13

Section 10.  Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

Section 11.  Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of receipt is received by the sending party transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Cornell:	Cornell Capital Partners, LP
101 Hudson Street - Suite 3700
Jersey City, NJ 07302
Attention: Mark A. Angelo
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

With Copy to:	David Gonzalez, Esq.
101 Hudson Street - Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

14

If to the Company, to:	Neomedia Technologies, Inc.
2201 Second Street, Suite #600
Fort Myers, FL 33901
Attention: Charles T. Jensen
Telephone: (239) 337-3434
Facsimile: (239) 337-3668

With a copy to:	Kirkpatrick & Lockhart Nicholson Graham, LLP
201 South Biscayne Boulevard, Suite 2000
Miami, FL 33131
Attention: Clayton E. Parker, Esquire
Telephone: (305) 539-3306
Facsimile: (305) 358-7095

If to a holder of this Warrant, to it at the address and facsimile number set forth on Exhibit C hereto, with copies to such holder’s representatives as set forth on Exhibit C, or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant. Each party shall provide five days’ prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, facsimile, waiver or other communication, (or (B) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 12.  Date. The date of this Warrant is set forth on page 1 hereof. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 8(b) shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

Section 13.  Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of Warrants representing at least two-thirds of the Warrant Shares issuable upon exercise of the Warrants then outstanding; provided that, except for Section 8(d), no such action may increase the Warrant Exercise Price or decrease the number of shares or class of stock obtainable upon exercise of any Warrant without the written consent of the holder of such Warrant.

15

Section 14.  Descriptive Headings; Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New Jersey. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Hudson County and the United States District Court for the District of New Jersey, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 15.  Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS WARRANT, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS WARRANT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of the date first set forth above.

NEOMEDIA TECHNOLOGIES, INC.

By:	/s/ David Dodge
Name: David Dodge
Title: CFO

17

Execution Copy

EXHIBIT A TO WARRANT

EXERCISE NOTICE

TO BE EXECUTED
BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

NEOMEDIA TECHNOLOGIES, INC.

The undersigned holder hereby exercises the right to purchase ______________ of the shares of Common Stock (“Warrant Shares”) of Neomedia Technologies, Inc. (the “Company”), evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

Specify Method of exercise by check mark:

1.	___	Cash Exercise
	(a)	Payment of Warrant Exercise Price. The holder shall pay the Aggregate Exercise Price of $______________ to the Company in accordance with the terms of the Warrant.
	(b)	Delivery of Warrant Shares. The Company shall deliver to the holder _____ Warrant Shares in accordance with the terms of the Warrant.
2.	___	Cashless Exercise
(a)
Payment of Warrant Exercise Price. In lieu of making payment of the Aggregate Exercise Price, the holder elects to receive upon such exercise the Net Number of shares of Common Stock determined in accordance with the terms of the Warrant.

	(b)	Delivery of Warrant Shares. The Company shall deliver to the holder _____ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By: _____________________________
Name: ___________________________
Title: ____________________________

A-1

Execution Copy

EXHIBIT B TO WARRANT

FORM OF WARRANT POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase ____________ shares of the capital stock of Neomedia Technologies, Inc. represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated: _____________________	_________________________________________

By: ____________________________________________
Name: __________________________________________
Title: ___________________________________________

B-1

AMENDMENT TO WARRANT NO.: CCP-002

  THIS AMENDMENT AGREEMENT (the “Amendment”) is entered into as of December 29, 2006, between NEOMEDIA TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and CORNELL CAPITAL PARTNERS, LP a Delaware limited partnership (the “Holder”).

  WHEREAS, the Company issued to the Holder on March 30, 2005 a certain warrant No.: CCP-002 to purchase 50,000,000 shares of the Company’s Common Stock at an exercise price of $0.20 (the “Warrant”); and

  WHEREAS, on August 24, 2006, the Company and the Holder entered into an amendment agreement whereby the exercise price of the Warrant was lowered from $0.20 to $0.10; and

  WHEREAS, the parties wish to further amend the Warrant as set forth below.

  NOW, THEREFORE, it is agreed:

I.	Amendments.

A.	Section 1(b)(xv) “Warrant Exercise Price”: Section 1(b)(xv) of the Warrant is hereby deleted in its entirety and the following language shall replace said Section 1(b)(xv):

Section 1(b)(xv) “Warrant Exercise Price” shall be Four Cents ($0.04) or as subsequently adjusted as provided in Section 8 hereof.

B.	Section 2(a) of the Warrant is hereby deleted in its entirety and the following language shall replace said Section 2(a):

Section 2(a). If shares of the Company’s Common Stock underlying the Warrant are covered by an effective registration statement and if the Closing Bid Price of the Company’s Common Stock is above Fourteen Cents ($0.14) for five (5) consecutive Trading Days, the Company may force conversion of this Warrant at an exercise price as described in Section 1(b) (xv).

C.	The following language shall be inserted as Section 2(f):

Section 2(f) “Redemption”. For a period of six (6) months from the date hereof, and provided that the shares underlying the Warrant are subject to an effective registration statement, the Company shall have the right to redeem the Warrant on a cashless basis at an effective price of Twelve Cents ($0.12).

II.	Miscellaneous.

A.	Except as provided hereinabove, all of the terms and conditions contained in the Warrant shall remain unchanged and in full force and effect.

B.	This Amendment is made pursuant to and in accordance with the terms and conditions of the Warrant.

C.	All capitalized but not defined terms used herein shall have those meanings ascribed to them in the Warrant.

D.	All provisions in the Warrant and any amendments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this mendment.

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  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
NEOMEDIA TECHNOLOGIES, INC.

By:	/s/ David A. Dodge
Name David A. Dodge
Title: Chief Financial Officer

CORNELL CAPITAL PARTNERS, LP
By:	Yorkville Advisors LLC
Its:	General Partner

By:	/s/ Mark Angelo
Name Mark Angelo
Title: President & Portfolio Manager

3

AMENDMENT TO “A” WARRANT NO.: CCP-001

  THIS AMENDMENT AGREEMENT (the “Amendment”) is entered into as of December 29, 2006, between NEOMEDIA TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and CORNELL CAPITAL PARTNERS, LP a Delaware limited partnership (the “Holder”).

  WHEREAS, the Company issued to the Holder on February 17, 2006 a certain “A” warrant No.: CCP-001 to purchase 20,000,000 shares of the Company’s Common Stock at an exercise price of $0.50 (the “Warrant”); and

      WHEREAS, on August 24, 2006, the Company and the Holder entered into an amendment agreement whereby the exercise price of the Warrant was lowered from $0.50 to $0.10; and

   WHEREAS, the parties wish to amend the Warrant as set forth below.

  NOW, THEREFORE, it is agreed:

I.	Amendments.

A.	Section 1(b)(xv) “Warrant Exercise Price”: Section 1(b)(xv) of the Warrant is hereby deleted in its entirety and the following language shall replace said Section 1(b)(xv):

Section 1(b)(xv) “Warrant Exercise Price” shall be Four Cents ($0.04) or as subsequently adjusted as provided in Section 8 hereof.

B.	Section 2(g) “Forced Exercise”: Section 2(g) of the Warrant is hereby deleted in its entirety and the following language shall replace said Section 2(g):

Section 2(g) “Forced Exercise”. Provided that the shares issuable upon exercise this Warrant are registered pursuant to an effective registration statement, the Company at its option shall have the right at any time commencing on the date hereof if the Company’s Closing Bid Price as quoted by Bloomberg, LP is equal to or greater than Fourteen Cents ($0.14) for ten (10) consecutive Trading Days, to on such tenth (10th) day provide written notice to the Holder (the “Forced Exercise Notice”) providing the Holder twenty (20) calendar days from the day following receipt of the Forced Exercise Notice, to exercise this Warrant in whole at the then applicable Exercise Price (“Forced Exercise Period”). Provided however in the event that the Closing Bid Price of the Company’s Common Stock during the Forced Exercise Period is equal to or lower than the applicable Warrant Exercise Price the Holder shall not be forced to exercise this Warrant, in whole or in part, as provided for herein.

C.	The following language shall be inserted as Section 2(h):

Section 2(h) “Redemption”. For a period of six (6) months from the date hereof, and provided that the shares underlying the Warrant are subject to an effective registration statement, the Company shall have the right to redeem the Warrant on a cashless basis at an effective price of Twelve Cents ($0.12).

II.	Miscellaneous.

A.	Except as provided hereinabove, all of the terms and conditions contained in the Warrant shall remain unchanged and in full force and effect.

B.	This Amendment is made pursuant to and in accordance with the terms and conditions of the Warrant.

C.	All capitalized but not defined terms used herein shall have those meanings ascribed to them in the Warrant.

D.	All provisions in the Warrant and any amendments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.

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  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
NEOMEDIA TECHNOLOGIES, INC.

By:	/s/ David A. Dodge
Name David A. Dodge
Title: Chief Financial Officer

CORNELL CAPITAL PARTNERS, LP
By:	Yorkville Advisors LLC
Its:	General Partner

By:	/s/ Mark Angelo
Name Mark Angelo
Title: President & Portfolio Manager

3

AMENDMENT TO “B” WARRANT NO.: CCP-002

      THIS AMENDMENT AGREEMENT (the “Amendment”) is entered into as of December 29, 2006, between NEOMEDIA TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and CORNELL CAPITAL PARTNERS, LP a Delaware limited partnership (the “Holder”).

      WHEREAS, the Company issued to the Holder on February 17, 2006 a certain “B” warrant No.: CCP-002 to purchase 25,000,000 shares of the Company’s Common Stock at an exercise price of $0.40 (the “Warrant”); and

 WHEREAS, on August 24, 2006, the Company and the Holder entered into an amendment agreement whereby the exercise price of the Warrant was lowered from $0.40 to $0.15; and

      WHEREAS, the parties wish to amend the Warrant as set forth below.

      NOW, THEREFORE, it is agreed:

I.        Amendments.

A.	Section 1(b)(xv) “Warrant Exercise Price”: Section 1(b)(xv) of the Warrant is hereby deleted in its entirety and the following language shall replace said Section 1(b)(xv):

Section 1(b)(xv) “Warrant Exercise Price” shall be Four Cents ($0.04) or as subsequently adjusted as provided in Section 8 hereof.

B.	Section 2(g) “Forced Exercise”: Section 2(g) of the Warrant is hereby deleted in its entirety and the following language shall replace said Section 2(g):

Section 2(g) “Forced Exercise”. Provided that the shares issuable upon exercise this Warrant are registered pursuant to an effective registration statement, the Company at its option shall have the right at any time commencing on the date hereof if the Company’s Closing Bid Price as quoted by Bloomberg, LP is equal to or greater than Fourteen Cents ($0.14) for ten (10) consecutive Trading Days, to on such tenth (10th) day provide written notice to the Holder (the “Forced Exercise Notice”) providing the Holder twenty (20) calendar days from the day following receipt of the Forced Exercise Notice, to exercise this Warrant in whole at the then applicable Exercise Price (“Forced Exercise Period”). Provided however in the event that the Closing Bid Price of the Company’s Common Stock during the Forced Exercise Period is equal to or lower than the applicable Warrant Exercise Price the Holder shall not be forced to exercise this Warrant, in whole or in part, as provided for herein.

C.	The following language shall be inserted as Section 2(h):

Section 2(h) “Redemption”. For a period of six (6) months from the date hereof, and provided that the shares underlying the Warrant are subject to an effective registration statement, the Company shall have the right to redeem the Warrant on a cashless basis at an effective price of Twelve Cents ($0.12).

II.      Miscellaneous.

A.	Except as provided hereinabove, all of the terms and conditions contained in the Warrant shall remain unchanged and in full force and effect.

B.	This Amendment is made pursuant to and in accordance with the terms and conditions of the Warrant.

C.	All capitalized but not defined terms used herein shall have those meanings ascribed to them in the Warrant.

D.	All provisions in the Warrant and any amendments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.

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2

  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
NEOMEDIA TECHNOLOGIES, INC.

By:	/s/ David A. Dodge
Name David A. Dodge
Title: Chief Financial Officer

CORNELL CAPITAL PARTNERS, LP
By:	Yorkville Advisors LLC
Its:	General Partner

By:	/s/ Mark Angelo
Name Mark Angelo
Title: President & Portfolio Manager

3

AMENDMENT TO “C” WARRANT NO.: CCP-003

        THIS AMENDMENT AGREEMENT (the “Amendment”) is entered into as of December 29, 2006, between NEOMEDIA TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and CORNELL CAPITAL PARTNERS, LP a Delaware limited partnership (the “Holder”).

         WHEREAS, the Company issued to the Holder on February 17, 2006 a certain “C” warrant No.: CCP-003 to purchase 30,000,000 shares of the Company’s Common Stock at an exercise price of $0.35 (the “Warrant”); and

 WHEREAS, on August 24, 2006, the Company and the Holder entered into an amendment agreement whereby the exercise price of the Warrant was lowered from $0.35 to $0.10; and

 WHEREAS, the parties wish to amend the Warrant as set forth below.

 NOW, THEREFORE, it is agreed:

I.       Amendments.

A.	Section 1(b)(xv) “Warrant Exercise Price”: Section 1(b)(xv) of the Warrant is hereby deleted in its entirety and the following language shall replace said Section 1(b)(xv):

Section 1(b)(xv) “Warrant Exercise Price” shall be Four Cents ($0.04) or as subsequently adjusted as provided in Section 8 hereof.

B.	Section 2(g) “Forced Exercise”: Section 2(g) of the Warrant is hereby deleted in its entirety and the following language shall replace said Section 2(g):

Section 2(g) “Forced Exercise”. Provided that the shares issuable upon exercise this Warrant are registered pursuant to an effective registration statement, the Company at its option shall have the right at any time commencing on the date hereof if the Company’s Closing Bid Price as quoted by Bloomberg, LP is equal to or greater than Fourteen Cents ($0.14) for ten (10) consecutive Trading Days, to on such tenth (10th) day provide written notice to the Holder (the “Forced Exercise Notice”) providing the Holder twenty (20) calendar days from the day following receipt of the Forced Exercise Notice, to exercise this Warrant in whole at the then applicable Exercise Price (“Forced Exercise Period”). Provided however in the event that the Closing Bid Price of the Company’s Common Stock during the Forced Exercise Period is equal to or lower than the applicable Warrant Exercise Price the Holder shall not be forced to exercise this Warrant, in whole or in part, as provided for herein.

C.	The following language shall be inserted as Section 2(h):

Section 2(h) “Redemption”. For a period of six (6) months from the date hereof, and provided that the shares underlying the Warrant are subject to an effective registration statement, the Company shall have the right to redeem the Warrant on a cashless basis at an effective price of Twelve Cents ($0.12).

II.      Miscellaneous.

A.	Except as provided hereinabove, all of the terms and conditions contained in the Warrant shall remain unchanged and in full force and effect.

B.	This Amendment is made pursuant to and in accordance with the terms and conditions of the Warrant.

C.	All capitalized but not defined terms used herein shall have those meanings ascribed to them in the Warrant.

D.	All provisions in the Warrant and any amendments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.

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  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY NAME CORPORATION
NEOMEDIA TECHNOLOGIES, INC.

By:	/s/ David A. Dodge
Name: David A. Dodge
Title: Chief Financial Officer

CORNELL CAPITAL PARTNERS, LP
By:	Yorkville Advisors LLC
Its:	General Partner

By:	/s/ Mark Angelo
Name Mark Angelo
Title: President & Portfolio Manager

3

AMENDMENT TO “A” WARRANT NO.: CCP-001

  THIS AMENDMENT AGREEMENT (the “Amendment”) is entered into as of December 29, 2006, between NEOMEDIA TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and CORNELL CAPITAL PARTNERS, LP a Delaware limited partnership (the “Holder”).

  WHEREAS, the Company issued to the Holder on August 24, 2006, 2006 a certain “A” warrant No.: CCP-001 to purchase 25,000,000 shares of the Company’s Common Stock at an exercise price of $0.15 (the “Warrant”); and

  WHEREAS, the parties wish to amend the Warrant as set forth below.

  NOW, THEREFORE, it is agreed:

I.        Amendments.

A.	Section 1(b)(xv) “Warrant Exercise Price”: Section 1(b)(xv) of the Warrant is hereby deleted in its entirety and the following language shall replace said Section 1(b)(xv):

Section 1(b)(xv) “Warrant Exercise Price” shall be Four Cents ($0.04) or as subsequently adjusted as provided in Section 8 hereof.

B.	Section 2(g) “Forced Exercise”: Section 2(g) of the Warrant is hereby deleted in its entirety and the following language shall replace said Section 2(g):

Section 2(g) “Forced Exercise”. Provided that the shares issuable upon exercise this Warrant are registered pursuant to an effective registration statement, the Company at its option shall have the right at any time commencing on the date hereof if the Company’s Closing Bid Price as quoted by Bloomberg, LP is equal to or greater than Fourteen Cents ($0.14) for ten (10) consecutive Trading Days, to on such tenth (10th) day provide written notice to the Holder (the “Forced Exercise Notice”) providing the Holder twenty (20) calendar days from the day following receipt of the Forced Exercise Notice, to exercise this Warrant in whole at the then applicable Exercise Price (“Forced Exercise Period”). Provided however in the event that the Closing Bid Price of the Company’s Common Stock during the Forced Exercise Period is equal to or lower than the applicable Warrant Exercise Price the Holder shall not be forced to exercise this Warrant, in whole or in part, as provided for herein.

C.	The following language shall be inserted as Section 2(h):

Section 2(h) “Redemption”. For a period of six (6) months from the date hereof, and provided that the shares underlying the Warrant are subject to an effective registration statement, the Company shall have the right to redeem the Warrant on a cashless basis at an effective price of Twelve Cents ($0.12).

II.       Miscellaneous.

A.	Except as provided hereinabove, all of the terms and conditions contained in the Warrant shall remain unchanged and in full force and effect.

B.	This Amendment is made pursuant to and in accordance with the terms and conditions of the Warrant.

C.	All capitalized but not defined terms used herein shall have those meanings ascribed to them in the Warrant.

D.	All provisions in the Warrant and any amendments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.

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  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
NEOMEDIA TECHNOLOGIES, INC.

By:	/s/ David A. Dodge
Name: David A. Dodge
Title: Chief Financial Officer

CORNELL CAPITAL PARTNERS, LP
By:	Yorkville Advisors LLC
Its:	General Partner

By:	/s/ Mark Angelo
Name Mark Angelo
Title: President & Portfolio Manager

3

AMENDMENT TO “B” WARRANT NO.: CCP-001

  THIS AMENDMENT AGREEMENT (the “Amendment”) is entered into as of December 29, 2006, between NEOMEDIA TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and CORNELL CAPITAL PARTNERS, LP a Delaware limited partnership (the “Holder”).

  WHEREAS, the Company issued to the Holder on August 24, 2006, 2006 a certain “B” warrant No.: CCP-001 to purchase 50,000,000 shares of the Company’s Common Stock at an exercise price of $0.25 (the “Warrant”); and

  WHEREAS, the parties wish to amend the Warrant as set forth below.

  NOW, THEREFORE, it is agreed:

I.        Amendments.

A.	Section 1(b)(xv) “Warrant Exercise Price”: Section 1(b)(xv) of the Warrant is hereby deleted in its entirety and the following language shall replace said Section 1(b)(xv):

Section 1(b)(xv) “Warrant Exercise Price” shall be Four Cents ($0.04) or as subsequently adjusted as provided in Section 8 hereof.

B.	Section 2(g) “Forced Exercise”: Section 2(g) of the Warrant is hereby deleted in its entirety and the following language shall replace said Section 2(g):

Section 2(g) “Forced Exercise”. Provided that the shares issuable upon exercise this Warrant are registered pursuant to an effective registration statement, the Company at its option shall have the right at any time commencing on the date hereof if the Company’s Closing Bid Price as quoted by Bloomberg, LP is equal to or greater than Fourteen Cents ($0.14) for ten (10) consecutive Trading Days, to on such tenth (10th) day provide written notice to the Holder (the “Forced Exercise Notice”) providing the Holder twenty (20) calendar days from the day following receipt of the Forced Exercise Notice, to exercise this Warrant in whole at the then applicable Exercise Price (“Forced Exercise Period”). Provided however in the event that the Closing Bid Price of the Company’s Common Stock during the Forced Exercise Period is equal to or lower than the applicable Warrant Exercise Price the Holder shall not be forced to exercise this Warrant, in whole or in part, as provided for herein.

C.	The following language shall be inserted as Section 2(h):

Section 2(h) “Redemption”. For a period of six (6) months from the date hereof, and provided that the shares underlying the Warrant are subject to an effective registration statement, the Company shall have the right to redeem the Warrant on a cashless basis at an effective price of Twelve Cents ($0.12).

II.      Miscellaneous.

A.	Except as provided hereinabove, all of the terms and conditions contained in the Warrant shall remain unchanged and in full force and effect.

B.	This Amendment is made pursuant to and in accordance with the terms and conditions of the Warrant.

C.	All capitalized but not defined terms used herein shall have those meanings ascribed to them in the Warrant.

D.	All provisions in the Warrant and any amendments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.

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  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
NEOMEDIA TECHNOLOGIES, INC.

By:	/s/ David A. Dodge
Name: David A. Dodge
Title: Chief Financial Officer

CORNELL CAPITAL PARTNERS, LP
By:	Yorkville Advisors LLC
Its:	General Partner

By:	/s/ Mark Angelo
Name Mark Angelo
Title: President & Portfolio Manager

3

AMENDMENT TO “C” WARRANT NO.: CCP-001

  THIS AMENDMENT AGREEMENT (the “Amendment”) is entered into as of December 29, 2006, between NEOMEDIA TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and CORNELL CAPITAL PARTNERS, LP a Delaware limited partnership (the “Holder”).

  WHEREAS, the Company issued to the Holder on August 24, 2006, 2006 a certain “C” warrant No.: CCP-001 to purchase 50,000,000 shares of the Company’s Common Stock at an exercise price of $0.20 (the “Warrant”); and

  WHEREAS, the parties wish to amend the Warrant as set forth below.

  NOW, THEREFORE, it is agreed:

I.        Amendments.

A.	Section 1(b)(xv) “Warrant Exercise Price”: Section 1(b)(xv) of the Warrant is hereby deleted in its entirety and the following language shall replace said Section 1(b)(xv):

Section 1(b)(xv) “Warrant Exercise Price” shall be Four Cents ($0.04) or as subsequently adjusted as provided in Section 8 hereof.

B.	Section 2(g) “Forced Exercise”: Section 2(g) of the Warrant is hereby deleted in its entirety and the following language shall replace said Section 2(g):

Section 2(g) “Forced Exercise”. Provided that the shares issuable upon exercise this Warrant are registered pursuant to an effective registration statement, the Company at its option shall have the right at any time commencing on the date hereof if the Company’s Closing Bid Price as quoted by Bloomberg, LP is equal to or greater than Fourteen ($0.14) for ten (10) consecutive Trading Days, to on such tenth (10th) day provide written notice to the Holder (the “Forced Exercise Notice”) providing the Holder twenty (20) calendar days from the day following receipt of the Forced Exercise Notice, to exercise this Warrant in whole at the then applicable Exercise Price (“Forced Exercise Period”). Provided however in the event that the Closing Bid Price of the Company’s Common Stock during the Forced Exercise Period is equal to or lower than the applicable Warrant Exercise Price the Holder shall not be forced to exercise this Warrant, in whole or in part, as provided for herein.

C.	The following language shall be inserted as Section 2(h):

Section 2(h) “Redemption”. For a period of six (6) months from the date hereof, and provided that the shares underlying the Warrant are subject to an effective registration statement, the Company shall have the right to redeem the Warrant on a cashless basis at an effective price of Twelve Cents ($0.12).

II.      Miscellaneous.

A.	Except as provided hereinabove, all of the terms and conditions contained in the Warrant shall remain unchanged and in full force and effect.

B.	This Amendment is made pursuant to and in accordance with the terms and conditions of the Warrant.

C.	All capitalized but not defined terms used herein shall have those meanings ascribed to them in the Warrant.

D.	All provisions in the Warrant and any amendments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.

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  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
NEOMEDIA TECHNOLOGIES, INC.

By:	/s/ David A. Dodge
Name: David A. Dodge
Title: Chief Financial Officer

CORNELL CAPITAL PARTNERS, LP
By:	Yorkville Advisors LLC
Its:	General Partner

By:	/s/ Mark Angelo
Name Mark Angelo
Title: President & Portfolio Manager

3

For Immediate Release

Press Contacts:
Rick Szatkowski	David A. Kaminer
NeoMedia Technologies, Inc.	The Kaminer Group
+1 (239) 571-3104	+1 (914) 584-1934
rszatkowski@neom.com	dkaminer@kamgrp.com

Prentice Hall to Use NeoMedia’s qode to Link to Sales Force via Cell Phones;
NeoMedia Completes $2.5 Million Funding Agreement with Cornell Capital

FORT MYERS, Fla., Jan.8, 2007 - NeoMedia Technologies, Inc. (OTC BB NEOM), announced today that its patented qode® technology, which links users via cell phones to the Mobile Internet, will be used by Prentice Hall, a worldwide leader in text book publishing, to help communicate with its sales force. Prentice Hall is currently introducing qode to its sales force at a national sales meeting in Phoenix.

Eric Frank, director of marketing, Business Publishing for Pearson Prentice Hall said qode will be an “integral component” of the seven-day meeting at the J.W. Marriott. Prentice Hall, he said, will use qode as an “ice-breaker” from the beginning of the meeting, and will have its sales staff enter daily contests through active personal interaction, all powered-by qode. When the national sales meeting is over, he said, the Prentice Hall sales staff will take qode with them, on their cell phones, as they work. Initially, they will use qode to receive sales tips and “talking points” on some 40 titles.

“Our team is very excited about using qode in our internal and external marketing efforts,” Mr. Frank said, noting that sales staff “will also be enabled to demonstrate the interactive features of the “Marketing: Real People, Real Choices 5/e,” text book

The fifth edition of the popular marketing text, ”Marketing: Real People, Real Choices 5/e” will be in distribution in January. The text, used annually by thousands of college students and hundreds of professors and instructors worldwide, includes a detailed description of NeoMedia’s launch of qode, including interviews with top executives. Prentice Hall also made a video about the qode launch, which was filmed at NeoMedia’s Fort Myers headquarters. Dr. Michael R. Solomon, visiting professor of Marketing, St. Joseph's University, Greg W. Marshall, professor of Marketing and Strategy in the Crummer Graduate School of Business, Rollins College, and Elnora W. Stuart, professor of Marketing and BP Egypt Oil professor of Management Studies at The American University in Cairo, wrote the fifth edition of the text. Through a special arrangement with Prentice Hall, the textbook will be made available for purchase through links on both the NeoMedia Technologies (www.neom.com) and qode (www.qode.com) Web sites.

NeoMedia said the contract with Prentice hall is revenue-generating.

NeoMedia - Cornell Capital in Funding Agreement

NeoMedia also said that on December 29, 2006, it entered into a Securities Purchase Agreement with Cornell Capital Partners, LP, selling $2,500,000 of secured convertible debentures to Cornell which can be converted into shares of NeoMedia common stock. In connection with the transaction, NeoMedia also issued 42 million warrants to Cornell with an exercise price of $0.06 per share, and repriced 210 million warrants held by Cornell to $0.04 per share. For a period of six months, NeoMedia has the right to redeem the repriced warrants on a cashless basis at a price of $0.12 per share.

Charles W. Fritz, NeoMedia’s chairman and interim CEO, said that he and the company’s Board “are pleased that Cornell has stepped up to help us meet current and near-term obligations. Mr. Fritz said that a significant portion of the funds is expected to be used to repay some of NeoMedia’s obligations to silent partners assumed by the company in its acquisition of 12Snap AG in February 2006.

About NeoMedia Technologies, Inc.
NeoMedia Technologies, Inc. (www.neom.com), is a diversified global company offering leading edge, technologically advanced products and solutions for companies and consumers, built upon its solid family of patented products and processes, and management experience and expertise. Its NeoMedia Mobile group of companies offers end-to-end mobile enterprise and mobile marketing solutions through its flagship qode direct-to-mobile-web technology and ground-breaking products and services from four of the leading mobile marketing providers in the U.S. and Europe. By linking consumers and companies to the interactive electronic world, NeoMedia delivers one-to-one, permission-based, personalized and profiled dialogue -- anytime and anywhere.

NeoMedia’s patented qode (www.qode.com) suite is an easy-to-use set of applications, including qode®reader and qode®window, which provide One Click to Content™ connectivity for products, print, packaging and other physical objects to link directly to specific desired content on the Mobile Internet. qode®reader works with camera phones, letting users “click” on two-dimensional “smart codes” to access the Mobile Web site to which the code is linked, while qode®window lets users reach the same destination by entering a key word, slogan, or product barcode number.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. With the exception of historical information contained herein, the matters discussed in this press release involve risk and uncertainties. Actual results could differ materially from those expressed in any forward-looking statement.

qode is a registered trademark, and qode®reader, qode®window and One Click to Content are trademarks of NeoMedia Technologies, Inc. Other trademarks are properties of their respective owners.